EXHIBIT 10.1

[EXECUTION VERSION]

AMENDMENT NO. 4 dated as of October 15, 2025 (this “Amendment”), among THE CHEMOURS COMPANY, a Delaware corporation (the “Borrower”), the other LOAN PARTIES party hereto, the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), to the Second Amended and Restated Credit Agreement dated as of August 18, 2023 (as amended, supplemented or otherwise modified from time to time prior to the Amendment Effective Date (as defined below), the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), among the Borrower, the lending institutions from time to time parties thereto as Lenders (as defined therein) and Issuing Banks (as defined therein) and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, except as otherwise expressly set forth herein.

WHEREAS pursuant to the Existing Credit Agreement, the Lenders and the Issuing Banks have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS the Borrower intends to incur a new Class of Term Loans, denominated in dollars, in an aggregate principal amount equal to $1,050,000,000 (the “Tranche B-4 US$ Term Loans”), the proceeds of which will be used to refinance the Tranche B-3 US$ Term Loans outstanding as of the Amendment Effective Date and to pay fees and expenses related to the foregoing;

WHEREAS, in connection with the foregoing, the Borrower has requested, and the undersigned Lenders, together with the Administrative Agent, have agreed, upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, that (a) the Existing Credit Agreement will be amended as provided herein, (b) the Tranche B-3 US$ Term Loans shall be refinanced with the proceeds of the Tranche B-4 US$ Term Loans and (c) the Loan Parties will reaffirm their respective obligations under the Security Agreements;

WHEREAS the Borrower has requested that the financial institutions set forth on Schedule I hereto (collectively with the Converting Term Lenders (as defined below), the “Tranche B-4 US$ Term Lenders”) commit to make the Tranche B-4 US$ Term Loans on the Amendment Effective Date (the commitment of each Tranche B-4 US$ Term Lender to provide its applicable portion of the Tranche B-4 US$ Term Loans, as set forth opposite such Tranche B-4 US$ Term Lender’s name on Schedule I hereto, is such Tranche B-4 US$ Term Lender’s “Tranche B-4 US$ Term Commitment”);

WHEREAS the Tranche B-4 US$ Term Lenders are willing to make the Tranche B-4 US$ Term Loans to the Borrower on the Amendment Effective Date on the terms and subject to the conditions set forth herein; and

WHEREAS the undersigned Lenders are willing to amend such provisions of the Existing Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.01.
Rules of Interpretation. The rules of interpretation set forth in Section 1.03 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 1.02.
Amendment Effective Date. The “Amendment Effective Date” shall be the first date as of which all the conditions precedent set forth in Section 6 hereof shall have been satisfied or waived.
SECTION 1.03.
Concerning the Tranche B-4 US$ Term Loans.
(a)
Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, each Tranche B-4 US$ Term Lender (other than a Converting Term Lender) agrees, severally and not jointly, to make, on the Amendment Effective Date, a Tranche B-4 US$ Term Loan to the Borrower in an aggregate principal amount equal to its Tranche B-4 US$ Term Commitment. The Tranche B-4 US$ Term Commitment of each Tranche B-4 US$ Term Lender shall automatically terminate upon the making of the Tranche B-4 US$ Term Loans on the Amendment Effective Date. Amounts repaid or prepaid in respect of the Tranche B-4 US$ Term Loans may not be reborrowed. The Tranche B-4 US$ Term Loans are being funded with an original issue discount of 1.00% (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Tranche B-4 US$ Term Loans and interest shall accrue on 100% of the principal amount of the Tranche B-4 US$ Term Loans, in each cases as provided in the Amended Credit Agreement).
(b)
Each Tranche B-3 US$ Term Lender holding Tranche B-3 US$ Term Loans, by delivering a signature page hereto and selecting “Cashless Settlement Option”, shall be deemed to have elected for a “cashless conversion” of 100% of its Tranche B-3 US$ Term Loans into Tranche B-4 US$ Term Loans in the same principal amount (each such Tranche B-3 US$ Term Lender, a “Converting Term Lender” and collectively, the “Converting Term Lenders”). It is understood and agreed that (i) simultaneously with the deemed making of Tranche B-4 US$ Term Loans by each Converting Term Lender in accordance with the immediately preceding sentence and the payment to such Converting Term Lender by the Borrower of all accrued but unpaid interest on the Tranche B-3 US$ Term Loans so converted, such elected amount of Tranche B-3 US$ Term Loans held by such Converting Term Lender (such Converting Term Lender’s “Converted Term Loan Amount”) shall be deemed to be extinguished, repaid and no longer outstanding and such Converting Term Lender shall thereafter hold Tranche B-4 US$ Term Loans in an aggregate principal amount equal to such Converting Term

Lender’s Converted Term Loan Amount, (ii) no Converting Term Lender shall receive any repayment being made to the Tranche B-3 US$ Term Lenders in respect of Tranche B-3 US$ Term Loans from the proceeds of the Tranche B-4 US$ Term Loans to the extent of such Converting Term Lender’s Converted Term Loan Amount and (iii) the portion (if any) of the Tranche B-3 US$ Term Loans held by a Converting Term Lender that is not so allocated to such Converting Term Lender as a Converted Term Loan Amount shall be repaid in full on the Amendment Effective Date together with all accrued but unpaid interest owing to such Converting Term Lender (in its capacity as a Tranche B-3 US$ Term Lender) in respect of such amount.
(c)
Subject to paragraph (b) of this Section 1 with respect to any Converted Term Loan Amount, the proceeds of the Tranche B-4 US$ Term Loans shall be used by the Borrower on the Amendment Effective Date to prepay the entire principal amount of the Tranche B-3 US$ Term Loans outstanding as of the Amendment Effective Date, together with accrued but unpaid interest thereon, and the fees and expenses of the Borrower payable in connection with this Amendment, the Tranche B-4 US$ Term Commitment and the Tranche B-4 US$ Term Loans, with any remaining proceeds to be used by the Borrower for working capital and general corporate purposes.
(d)
Immediately upon the consummation of the transactions referenced in paragraphs (a) and (b) of this Section 1, each reference to the terms “Lenders” and “Term Lenders” in the Loan Documents shall be deemed to include the Tranche B-4 US$ Term Lenders, and each reference to the terms “Loans” and “Term Loans” in the Loan Documents shall be deemed to include the Tranche B-4 US$ Term Loans.
(e)
This Amendment shall constitute a Refinancing Facility Agreement and the Tranche B-4 US$ Term Loans shall constitute Refinancing Term Loans, in each case for purposes of the Existing Credit Agreement and the other Loan Documents, and this Amendment shall satisfy the notice requirements set forth in Section 2.23 of the Existing Credit Agreement in respect of Refinancing Term Loan Indebtedness.
(f)
For the avoidance of doubt, each Tranche B-4 US$ Term Lender, by delivery of a signature page hereto, hereby consents to the amendments to the Existing Credit Agreement and the other agreements set forth in Section 4 hereof.
SECTION 1.04.
Amendments; Release of Loan Parties; Replacement of Issuing Banks.
(a)
Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof (but immediately after giving effect to the transactions described in Section 3 hereof), the Existing Credit Agreement will be amended to reflect the changes set forth in Exhibit A hereto (with the text in bold underline reflecting additions to the Existing Credit Agreement and the text in ~~strikethrough~~ reflecting deletions to the Existing Credit Agreement.
(b)
Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof (but immediately after giving effect to the transactions described in

Section 3 hereof), each of FT Chemical, Inc., a Texas corporation, First Chemical Holdings, LLC, a Mississippi limited liability company, and First Chemical Texas, L.P., a Delaware limited partnership (collectively, the “Released Loan Parties”) shall automatically cease to be Subsidiary Loan Parties, Loan Parties, Guarantors and Grantors (and words of like import) under the Amended Credit Agreement and the other Loan Documents, and each of the Released Loan Parties shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Released Loan Party shall automatically be released, in each case effective as of the Amendment Effective Date, on the basis that, as of the Amendment Effective Date, neither of the Released Loan Parties is a Material Subsidiary. The Administrative Agent hereby agrees to execute and deliver to each of the Released Loan Parties, at such Released Loan Party’s expense, all documents that such Released Loan Party shall reasonably request to evidence the foregoing. Any execution and delivery of documents pursuant to this paragraph (b) shall be without recourse to or warranty by the Administrative Agent. Notwithstanding the foregoing, in the event that at any time after the Amendment Effective Date and solely to the extent required by the Credit Agreement then in effect (as the same may be amended, supplemented or otherwise modified from time to time), a Released Loan Party becomes a Designated Subsidiary, then the Borrower shall comply with Section 5.11 of the Amended Credit Agreement with respect to such Released Loan Party.
(c)
Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof (but immediately after giving effect to the transactions described in Section 3 hereof), the Borrower hereby designates, in accordance with Section 2.05(j) of the Amended Credit Agreement, but effective only as of the Non-Extended Revolving Maturity Date, each of BNP Paribas and Morgan Stanley Senior Funding, Inc. as an Issuing Bank (each, in such capacity, a “Replacement Issuing Bank”) for all purposes of the Amended Credit Agreement and the other Loan Documents, and the Administrative Agent hereby consents to such designation. The initial LC Exposure Sublimit of each Replacement Issuing Bank as of the Non-Extended Revolving Maturity Date shall be as specified in the definition of “LC Exposure Sublimit” in Section 1.01 of the Amended Credit Agreement.
SECTION 1.05.
Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent, each of the Replacement Issuing Banks and each of the Lenders (including, without limitation, the Tranche B-4 US$ Term Lenders) that:
(a)
This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)
The representations and warranties of such Loan Party set forth in the Loan Documents (giving effect to the amendments to the Existing Credit Agreement contemplated by Section 4 hereof) are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date).
(c)
At the time of and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.
SECTION 1.06.
Effectiveness. The consummation of the transactions or amendments, as applicable, set forth in Sections 3 and 4 hereof shall be subject to the satisfaction or waiver of the following conditions precedent:
(a)
The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each Loan Party, (ii) each Tranche B-4 US$ Term Lender, (iii) each Replacement Issuing Bank (it being understood that a counterpart of this Amendment from any Revolving Lender that is a Replacement Issuing Bank shall constitute a counterpart of this Amendment from such Replacement Issuing Bank), (iv) the Required Lenders (determined immediately after the transactions set forth in Section 3 hereof but immediately prior to the amendments and other agreements set forth in Section 4 hereof) and (v) a Majority in Interest of the Revolving Lenders (determined immediately after the transactions set forth in Section 3 hereof but immediately prior to the amendments and other agreements set forth in Section 4 hereof).
(b)
The Administrative Agent shall have received (i) with respect to each Loan Party, a secretary’s certificate of the type delivered to the Administrative Agent pursuant to Section 4.01(c) of the Existing Credit Agreement (as such term is defined in the Existing Credit Agreement), dated as of the Amendment Effective Date, (ii) a certificate of a Responsible Officer of the Borrower confirming compliance with the condition set forth in paragraph (c) of this Section 6, (iii) a favorable written opinion (addressed to the Administrative Agent, the Replacement Issuing Banks and the Lenders party hereto (including, without limitation, the Tranche B-4 US$ Term Lenders)), in form and substance reasonably satisfactory to the Administrative Agent, of Goodwin Procter LLP, counsel for the Loan Parties, dated as of the Amendment Effective Date and covering such matters relating to the Loan Parties and this Amendment as the Administrative Agent may reasonably request, and (iv) a certificate from a Financial Officer of the Borrower, substantially in the form attached as Exhibit J to the Existing Credit Agreement, certifying as to the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby (including, for the avoidance of doubt, the incurrence of the Tranche B-4 US$ Term Loans and the application of the proceeds thereof to prepay the Tranche B-3 US$ Term Loans).
(c)
The representations and warranties set forth in Section 5 hereof shall be true and correct as of the Amendment Effective Date.
(d)
The Administrative Agent, the Arrangers (for purposes of this Amendment, as such term is defined in the Amended Credit Agreement) and the Lenders

(including, without limitation, the Tranche B-4 US$ Term Lenders) shall have received payment of all fees and expenses required to be paid or reimbursed by the Borrower or any other Loan Party under or in connection with this Amendment and any other Loan Document, including those fees and expenses set forth in Section 12 hereof.
(e)
The Administrative Agent shall have received from the Borrower, in accordance with Section 2.03 of the Amended Credit Agreement, a Borrowing Request with respect to the funding of the Tranche B-4 US$ Term Loans on the Amendment Effective Date.
(f)
The Administrative Agent shall have received from the Borrower, in accordance with Section 2.11 of the Existing Credit Agreement, a notice of prepayment with respect to the prepayment of all the outstanding principal amount of the Tranche B-3 US$ Term Loans on the Amendment Effective Date.
(g)
Substantially concurrently with the funding of the Tranche B-4 US$ Term Loans, the Tranche B-3 US$ Term Loans, together with all accrued but unpaid interest thereon and other accrued but unpaid amounts owing in respect thereof, shall have been paid in full.
(h)
The Administrative Agent shall have received, at least five Business Days prior to the Amendment Effective Date, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent on behalf of itself or on behalf of any Lender party hereto under or in respect of applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that was requested at least 10 Business Days prior to the Amendment Effective Date (or such shorter period as the Administrative Agent shall have agreed).
(i)
To the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five Business Days prior to the Amendment Effective Date, any Lender party hereto that has requested, in a written notice to the Borrower at least 10 Business Days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.
SECTION 1.07.
Post-Closing Matters. Not later than the date that is 90 days after the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), each applicable Loan Party shall deliver either the items listed in paragraph (a) or the items listed in paragraph (b) as follows:
(a)
(i) an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that:
(A)
the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the Lien created by such Mortgage as security for the Obligations, including the

Obligations evidenced by the Amended Credit Agreement and the other documents executed in connection herewith, for the benefit of the Secured Parties; and
(B)
no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Amended Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and
(b)
a title search to the applicable Mortgaged Property demonstrating that such Mortgaged Property is free and clear of all Liens other than Liens permitted under the Amended Credit Agreement (“Permitted Liens”); or
(ii)
with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:
(a)
with respect to each Mortgage encumbering a Mortgaged Property, an amendment or amendment and restatement thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;
(b)
with respect to each Mortgage Amendment, a date down and mortgage modification endorsement (each, a “Title Endorsement,” and collectively, the “Title Endorsements”) to the existing title policy relating to the Mortgage encumbering the Mortgaged Property subject to such Mortgage assuring the Administrative Agent that such Mortgage, as amended by such Mortgage Amendment, is a valid and enforceable first priority Lien on such Mortgaged Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all Liens other than Permitted Liens or otherwise consented to by the Administrative Agent of such Mortgaged Property, and such Title Endorsement shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent;
(c)
with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to the Administrative Agent and the Secured Parties, (y) shall cover the enforceability, due authorization, execution and delivery of the respective Mortgage as amended by such Mortgage Amendment and such other matters customarily covered in corporate opinions as the Administrative Agent may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent;

(d)
with respect to each Mortgaged Property, such affidavits, certificates, surveys (including, without limitation, no-change affidavits sufficient to remove all standard survey exceptions from the title policy relating to the applicable Mortgage), information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the title company to induce the title company to issue the Title Endorsements; and
(e)
evidence acceptable to the Administrative Agent of payment by the Borrower of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements.
SECTION 1.08.
Reaffirmation.
(a)
Each of the Loan Parties party hereto hereby consents to this Amendment and the transactions contemplated hereby and hereby confirms its guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents to which it is party and agrees that, notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby (including the amendment of the Existing Credit Agreement), such guarantees, pledges, grants of security interests and other agreements of such Loan Parties shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Amended Credit Agreement. Each of the Loan Parties party hereto further agrees to take any action that may be required under any applicable law or that is reasonably requested by the Administrative Agent, and is within the power of such Loan Party, to ensure compliance by the Borrower with the Collateral and Guarantee Requirement and Sections 5.11 and 5.12 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each of the Security Documents to which it is a party.
(b)
Each of the Loan Parties party hereto hereby confirms and agrees that the Tranche B-3 Euro Term Loans, the Tranche B-3 US$ Term Loans (but only prior to the prepayment thereof as contemplated by Section 3 hereof), the Revolving Loans and the Letters of Credit (in each case, if any) have constituted and continue to constitute, and the Tranche B-4 US$ Term Loans shall, upon the funding thereof pursuant to Section 3 hereof, constitute, Obligations (or any word of like import) under each of the Security Documents.
SECTION 1.09.
Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders (including, without limitation, the Tranche B-4 US$ Term Lenders), the Issuing Banks, the Administrative Agent, the Borrower or any other Loan Party under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the Loan Documents to the “Credit Agreement” shall mean the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
SECTION 1.10.
Applicable Law; Jurisdiction; Waiver of Jury Trial. (a)THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.09(b), 9.09(c), 9.09(d) AND 9.10 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.
SECTION 1.11.
Counterparts; Amendment. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Amendment may not be amended nor may any provision hereof be waived except in accordance with the terms of the Existing Credit Agreement or the Amended Credit Agreement, as applicable.
SECTION 1.12.
Fees and Expenses.
(a)
The Borrower confirms that pursuant to a fee letter between the Borrower and the Arrangers dated as of September 24, 2025, the Borrower has agreed to pay to the Arrangers the fees set forth in such fee letter. The Borrower confirms that the fees payable pursuant to such fee letter are due and payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date.

(b)
The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03(a) of the Existing Credit Agreement.
(c)
The Administrative Agent hereby waives, during the period commencing on the Amendment Effective Date and ending on the date that is 30 days thereafter, the payment of the processing and recordation fee required pursuant to clause (C) of Section 9.04(b)(ii) of the Amended Credit Agreement with respect to any assignment by Citibank, N.A. of the Tranche B-4 US$ Term Loans in connection with the initial syndication thereof.
SECTION 1.13.
Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

THE CHEMOURS COMPANY
By
/s/ Shane Hostetter
Name: Shane Hostetter
Title: Chief Financial Officer

THE CHEMOURS COMPANY FC, LLC
By
/s/ Shane Hostetter
Name: Shane Hostetter
Title: Chief Financial Officer

[Amendment No. 4 Signature Page]

jpmoRGAN CHASE BANK, N.A., individually as a Lender and as the Administrative Agent,
By
/s/ Maximo Bauer
Name: Maximo Bauer
Title: Vice President

[Amendment No. 4 Signature Page]

CITIBANK, N.A., individually as a Lender (including, for the avoidance of doubt, a Tranche B-4 US$ Term Lender),
By
/s/ David Jaffe
Name: David Jaffe
Title: Vice President

[Amendment No. 4 Signature Page]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	Bank of America, N.A.

By:	/s/ Bettina Buss
Name: Bettina Buss
Title: Director – EC / GIG

[Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	Goldman Sachs Bank USA

By:	/s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

[Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	Royal Bank of Canada

By:	/s/ Mark Tarnecki
Name: Mark Tarnecki
Title: Authorized Signatory

[Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Victoria Roberts
Name: Victoria Roberts
Title: Authorized Signatory

[Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	TRUIST BANK, as Revolving Lender and Issuing Bank

By:	/s/ Alexander Harrison
Name: Alexander Harrison
Title: Director

[Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	BNP PARIBAS, individually as a Lender and as a Replacement Issuing Bank,

By:	/s/ Nicolas Anberree
Name: Nicolas Anberree
Title: Director

By:	/s/ Miko McGuire
Name: Miko McGuire
Title: Vice President

[Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 4 RELATING TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 18, 2023 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG THE CHEMOURS COMPANY, THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Lender:	MORGAN STANLEY SENIOR FUNDING, INC., individually as a Lender and as a Replacement Issuing Bank

By:	/s/ Aaron McLean
Name: Aaron McLean
Title: Vice President

[Signature Page to Amendment No. 4]

[Signature pages of the Converting Term Lenders

are on file with the Administrative Agent]

[Signature Page to Amendment No. 4]

SCHEDULE I

Tranche B-4 US$ Term Lender	Tranche B-4 US$ Term Commitment
Citibank, N.A.	$663,172,113.27[1]
TOTAL	$663,172,113.27

1 Amount equals $1,050,000,000 less the aggregate Converted Term Loan Amount.

EXHIBIT A

Amended Credit Agreement

[See attachment.]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 18, 2023,

among

THE CHEMOURS COMPANY,
as Borrower,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES INC.,

~~CITIGROUP GLOBAL MARKETS INC~~CITIBANK, N.A.,

~~CREDIT SUISSE LOAN FUNDING LLC,~~

GOLDMAN SACHS BANK USA,

RBC CAPITAL MARKETS[2],

~~DEUTSCHE BANK SECURITIES INC. and~~

TD SECURITIES (USA) LLC,
~~as Joint Bookrunners and Joint Lead Arrangers~~

~~BARCLAYS BANK PLC~~TRUIST SECURITIES, INC.

BNP PARIBAS SECURITIES CORP.~~,~~  and

~~MIZUHO BANK LTD. and~~

~~TRUIST SECURITIES~~MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Bookrunners and Joint Lead Arrangers

~~and~~

~~CITIZENS BANK, NATIONAL ASSOCIATION and~~

~~M&T BANK,~~

~~as Arrangers~~

2 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01. Defined Terms 1

SECTION 1.02. Classification of Loans and Borrowings ~~65~~67

SECTION 1.03. Terms Generally ~~65~~68

SECTION 1.04. Accounting Terms; GAAP ~~66~~68

SECTION 1.05. Pro Forma Calculations ~~66~~69

SECTION 1.06. Exchange Rates; Currency Equivalents ~~67~~69

SECTION 1.07. Limited Condition Transactions ~~68~~70

SECTION 1.08. Interest Rates; Benchmark Notifications ~~69~~71

ARTICLE II

The Credits

SECTION 2.01. Commitments ~~69~~71

SECTION 2.02. Loans and Borrowings ~~70~~72

SECTION 2.03. Requests for Borrowings ~~71~~73

SECTION 2.04. Swingline Loans ~~72~~74

SECTION 2.05. Letters of Credit ~~73~~76

SECTION 2.06. Funding of Borrowings ~~81~~84

SECTION 2.07. Interest Elections ~~82~~85

SECTION 2.08. Termination and Reduction of Commitments ~~83~~86

SECTION 2.09. Repayment of Loans; Evidence of Debt ~~84~~87

SECTION 2.10. Amortization of Term Loans ~~84~~88

SECTION 2.11. Prepayment of Loans ~~86~~89

SECTION 2.12. Fees ~~90~~93

SECTION 2.13. Interest ~~91~~94

SECTION 2.14. Alternate Rate of Interest ~~92~~95

SECTION 2.15. Increased Costs ~~94~~97

SECTION 2.16. Break Funding Payments ~~96~~99

SECTION 2.17. Taxes ~~97~~100

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs ~~101~~104

SECTION 2.19. Mitigation Obligations; Replacement of Lenders ~~103~~106

SECTION 2.20. Defaulting Lenders ~~104~~107

SECTION 2.21. Incremental Extensions of Credit ~~106~~109

SECTION 2.22. Extension of Maturity Date ~~111~~114

SECTION 2.23. Refinancing Facilities ~~114~~117

SECTION 2.24. ERISA Matters ~~115~~119

i

ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers ~~116~~119

SECTION 3.02. Authorization; Due Execution and Delivery; Enforceability ~~116~~120

SECTION 3.03. Governmental Approvals; No Conflicts ~~116~~120

SECTION 3.04. Financial Condition; No Material Adverse Change ~~117~~120

SECTION 3.05. Properties ~~117~~121

SECTION 3.06. Litigation and Environmental Matters ~~118~~121

SECTION 3.07. Compliance with Laws and Agreements ~~118~~122

SECTION 3.08. Anti-Terrorism Laws; Anti-Corruption Laws ~~118~~122

SECTION 3.09. Investment Company Status ~~119~~122

SECTION 3.10. Federal Reserve Regulations ~~119~~123

SECTION 3.11. Taxes ~~119~~123

SECTION 3.12. ERISA ~~119~~123

SECTION 3.13. Disclosure ~~120~~124

SECTION 3.14. Subsidiaries ~~120~~124

SECTION 3.15. Labor Matters ~~121~~125

SECTION 3.16. Solvency ~~121~~125

SECTION 3.17. Collateral Matters ~~121~~125

SECTION 3.18. Affected Financial Institution ~~123~~126

ARTICLE IV

Conditions

SECTION 4.01. Effective Date ~~123~~126

SECTION 4.02. Each Credit Event ~~123~~126

ARTICLE V

Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information ~~123~~127

SECTION 5.02. Notices of Material Events ~~126~~130

SECTION 5.03. Information Regarding Collateral ~~127~~130

SECTION 5.04. Existence; Conduct of Business ~~127~~131

SECTION 5.05. Payment of Taxes ~~127~~131

SECTION 5.06. Maintenance of Properties ~~128~~131

SECTION 5.07. Insurance ~~128~~132

SECTION 5.08. Books and Records; Inspection and Audit Rights ~~128~~132

SECTION 5.09. Compliance with Laws ~~129~~132

SECTION 5.10. Use of Proceeds and Letters of Credit ~~129~~133

SECTION 5.11. Additional Subsidiaries ~~129~~133

SECTION 5.12. Further Assurances ~~130~~133

SECTION 5.13. Designation of Subsidiaries ~~131~~135

SECTION 5.14. [Reserved] ~~131~~135

SECTION 5.15. Rated Credit Facilities ~~131~~135

SECTION 5.16. Post-Closing Matters ~~131~~135

ARTICLE VI

Negative Covenants

SECTION 6.01. Indebtedness; Certain Equity Securities ~~132~~135

SECTION 6.02. Liens ~~138~~142

SECTION 6.03. Fundamental Changes ~~141~~145

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions ~~143~~146

SECTION 6.05. Asset Sales ~~148~~151

SECTION 6.06. [Reserved] ~~150~~154

SECTION 6.07. Hedging Agreements ~~150~~154

SECTION 6.08. Restricted Payments ~~151~~154

SECTION 6.09. Transactions with Affiliates ~~153~~157

SECTION 6.10. Restrictive Agreements ~~153~~157

SECTION 6.11. Amendment of Material Documents ~~154~~158

SECTION 6.12. [Reserved] ~~154~~158

SECTION 6.13. Senior Secured Net Leverage Ratio ~~154~~158

SECTION 6.14. Changes in Fiscal Periods ~~155~~159

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices ~~167~~171

SECTION 9.02. Waivers; Amendments ~~169~~173

SECTION 9.03. Expenses; Limitation of Liability; Indemnity; Etc. ~~173~~177

SECTION 9.04. Successors and Assigns ~~176~~180

SECTION 9.05. Survival ~~183~~187

SECTION 9.06. Counterparts; Integration; Effectiveness ~~184~~188

SECTION 9.07. Severability ~~184~~188

SECTION 9.08. Right of Setoff ~~184~~188

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process ~~185~~189

SECTION 9.10. WAIVER OF JURY TRIAL ~~185~~189

SECTION 9.11. Headings ~~186~~190

SECTION 9.12. Confidentiality ~~186~~190

SECTION 9.13. Interest Rate Limitation ~~187~~191

SECTION 9.14. Release of Liens and Guarantees ~~187~~191

SECTION 9.15. USA PATRIOT Act Notice ~~188~~192

SECTION 9.16. No Fiduciary Relationship ~~188~~192

SECTION 9.17. Non-Public Information ~~189~~193

SECTION 9.18. Authorization to Distribute Certain Materials to Public-Siders; Security Clearances ~~189~~193

SECTION 9.19. Acknowledgment and Consent to Bail-In of Affected Financial Institutions ~~190~~194

SECTION 9.20. Acknowledgement Regarding Any Supported QFCs ~~190~~194

SCHEDULES:

Schedule 1.01 — [Reserved]

Schedule 1.02 — Material Adverse Effect

Schedule 1.03 — Mortgaged Property

Schedule 2.01 — Commitments

Schedule 2.04 — Swingline Commitments

Schedule 3.05 — Real Property

Schedule 3.06 — Litigation and Environmental Matters

Schedule 3.14 — Subsidiaries

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04(c) — Existing Investments

Schedule 6.04(d) — Future Investments

Schedule 6.05 — Asset Sales

Schedule 6.09 — Existing Transactions with Affiliates

Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — [Reserved]

Exhibit C — Form of Perfection Certificate

Exhibit D — Form of Supplemental Perfection Certificate

Exhibit E — [Reserved]

Exhibit F — Auction Procedures

Exhibit G — Form of Affiliated Lender Assignment and Assumption

Exhibit H — Form of Maturity Date Extension Request

Exhibit I-1 — Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-2 — Form of U.S. Tax Compliance Certificate for Non-U.S. Participants

that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-3 — Form of U.S. Tax Compliance Certificate for Non-U.S. Participants

that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-4 — Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit J — Form of Solvency Certificate

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 18, 2023 (this “Agreement”), among The Chemours Company, a Delaware corporation, the LENDERS and ISSUING BANKS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower has requested that the Existing Credit Agreement (such term and each other term used herein but not otherwise defined having the meanings assigned to such terms in Section 1.01) be amended and restated in the form of this Agreement.

In connection with the foregoing, the Borrower has requested that (a) the Tranche B~~-3~~-4 US$ Term Lenders extend credit in the form of Tranche B~~-3~~-4 US$ Term Loans on the Amendment No. 4 Effective Date in an aggregate principal amount not in excess of $~~1,070,000,000~~1,050,000,000, (b) the Tranche B-3 Euro Term Lenders extend credit in the form of Tranche B-3 Euro Term Loans on the Effective Date in an aggregate principal amount not in excess of €415,000,000 and (c) the Revolving Lenders extend credit in the form of Revolving Loans, the Swingline Lender extend credit in the form of Swingline Loans and the Issuing Banks issue Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period such that the Aggregate Revolving Exposure will not exceed $~~900,000,000~~1,000,000,000 at any time. The proceeds of the Tranche B~~-3~~-4 US$ Term ~~Loans and the Tranche B-3 Euro Term~~ Loans will be used (i) to prepay the payment obligations under ~~the Existing Credit~~this Agreement (as in effective immediately prior to the Amendment No. 4 Effective Date) in respect of the Tranche B~~-2~~-3 US$ Term Loans ~~and the Tranche B-2 Euro Term Loans~~ (as ~~each~~ such term is defined in ~~the Existing Credit~~this Agreement (as in effect immediately prior to the Amendment No. 4 Effective Date)), (ii) to pay fees and expenses in connection therewith and with the other Transactions and (iii) for working capital and other general corporate purposes (including Permitted Acquisitions). The proceeds of the Tranche B-3 Euro Term Loans were used on the Effective Date for the purposes set forth in the Amendment and Restatement Agreement. The proceeds of the Revolving Loans after the Effective Date and of the Swingline Loans will be used only for working capital and other general corporate purposes (including Permitted Acquisitions) and other transactions not prohibited by this Agreement. Letters of Credit will be used only by the Borrower and the Restricted Subsidiaries for general corporate purposes.

The Lenders are willing to extend such credit to the Borrower, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein. Furthermore, the Lenders and the Issuing Banks are willing to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE II

Definitions
SECTION 2.01.
Defined Terms. As used in this Agreement (including in the introductory paragraphs hereto), the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning assigned to such term in Section 2.21(c).

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the EURIBO Rate for such Interest Period; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) solely in the case of Revolving Loans, 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and shall also include (a) such Affiliates of JPMorgan Chase Bank, N.A. as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity and (b) its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time.

“Agreed Currency” means dollars and each Permitted Foreign Currency.

“Agreement” has the meaning assigned to such term in the introductory statement to this Second Amended and Restated Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until a replacement rate has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, in no event shall the Alternate Base Rate at any time be less than 1.00% per annum.

“Alternative Incremental Facility Debt” means any Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or term loans, second lien secured notes or term loans or senior unsecured notes or term loans or Permitted Convertible Indebtedness; provided that (a) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (b) the stated final maturity of such Indebtedness shall not be earlier than the Latest Maturity Date (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), (c) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of an event of default, asset sale, event of loss, casualty or condemnation events, excess cash flow (but only if the definitive documentation for such Indebtedness defines

“excess cash flow” in a manner that is substantially the same as the definition of “Excess Cash Flow” herein) or a change in control ~~and~~, (y) in the case of any such Alternative Incremental Facility Debt in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the occurrence of such refinancing or replacement Indebtedness as long as such refinancing or replacement Indebtedness satisfies the requirements set forth in this definition and (z) in the case of any such Alternative Incremental Facility Debt in the form of Permitted Convertible Indebtedness, in connection with the early conversion of such Indebtedness in accordance with the terms thereof) prior to the Latest Maturity Date; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Indebtedness shall be permitted so long as the weighted average life to maturity of such Indebtedness is not shorter than the weighted average life to maturity of the then-remaining Term Loans, (d) such Indebtedness shall have covenants no more materially restrictive, taken as a whole, than those applicable to the Commitments and the Loans (except for covenants or other provisions (i) applicable only to periods after the Latest Maturity Date in effect at the time such Alternative Incremental Facility Debt is issued or (ii) that are also for the benefit of all other Lenders in respect of Loans and Commitments outstanding at the time such Alternative Incremental Facility Debt is incurred), as determined in good faith by the Borrower (it being understood that such Indebtedness may include one or more financial maintenance covenants with which the Borrower shall be required to comply; provided that any such financial maintenance covenant shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that such Alternative Incremental Facility Debt is incurred), (d) if such Indebtedness is secured, a trustee or note agent acting on behalf of the holders of such Indebtedness shall have become party to customary intercreditor arrangements mutually agreed with the Administrative Agent ~~and~~, (e) such Indebtedness shall not be guaranteed by any Subsidiaries other than the Loan Parties and (f) for the avoidance of doubt, the MFN Provision shall apply in connection with such Indebtedness.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of August 18, 2023, among the Borrower, the Subsidiary Loan Parties, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of November 29, 2024.

“Amendment No. 1 Effective Date” means the Amendment Effective Date as defined in Amendment No. 1, which date (for the avoidance of doubt) will be November 29, 2024.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of December 13, 2024.

“Amendment No. 2 Effective Date” means the Amendment Effective Date as defined in Amendment No. 2, which date (for the avoidance of doubt) will be December 13, 2024.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of May 2, 2025, among the Borrower, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the Amendment Effective Date as defined in Amendment No. 3, which date (for the avoidance of doubt) will be May 2, 2025.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of October 15, 2025, among the Borrower, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means the Amendment Effective Date as defined in Amendment No. 4, which date (for the avoidance of doubt) will be October 15, 2025.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.20, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Exposures of the Lenders in effect at the time of such determination.

“Applicable Rate” means, for any day, (a) with respect to any Loan that is a Tranche B~~-3~~-4 US$ Term Loan, (i) ~~prior to the Amendment No. 1 Effective Date, (A)~~ 2.50% per annum, in the case of an ABR Loan, and (~~B~~ii) 3.50% per annum, in the case ~~of a Term Benchmark Loan, and (ii) on and after the Amendment No. 1 Effective Date, (A) 2.00% per annum, in the case of an ABR Loan, and (B) 3.00% per annum, in the case~~ of a Term Benchmark Loan, (b) with respect to any Loan that is a Tranche B-3 Euro Term Loan, (i) prior to the Amendment No. 2 Effective Date, 4.00% per annum, and (ii) on and after the Amendment No. 2 Effective Date, 3.25% per annum, (c) with respect to any Loan that is a Non-Extended Revolving Loan or, prior to the Non-Extended Revolving Maturity Date, a Swingline Loan, or with respect to the commitment fees payable hereunder with respect to Non-Extended Revolving Commitments, or, prior to the Non-Extended Revolving Maturity Date, with respect to LC Disbursements, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark Spread” or “Commitment Fee Rate”, as applicable, under the heading “Non-Extended Revolving Loans and Non-Extended Revolving Commitments”, based upon the Total Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have heretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b) and (d) with respect to any Loan that is an Extended Revolving Loan or, on and after the Non-Extended Revolving Maturity Date, a Swingline Loan, or with respect to the commitment fees payable hereunder with respect to Extended Revolving Commitments, or, on and after the

Non-Extended Revolving Maturity Date, with respect to LC Disbursements, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark Spread” or “Commitment Fee Rate”, as applicable, under the heading “Extended Revolving Loans and Extended Revolving Commitments”, based upon the Total Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have heretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b).

Non-Extended Revolving Loans and Non-Extended Revolving Commitments

Level	Total Net Leverage Ratio	ABR Spread	Term Benchmark Spread	Commitment Fee Rate
I	Greater than 3.75 to 1.00	1.00%	2.00%	0.25%
II	Greater than 2.75 to 1.00 but less than or equal to 3.75 to 1.00	0.75%	1.75%	0.20%
III	Greater than 1.75 to 1.00 but less than or equal to 2.75 to 1.00	0.50%	1.50%	0.15%
IV	Less than or equal to 1.75 to 1.00	0.25%	1.25%	0.10%

Extended Revolving Loans and Extended Revolving Commitments

Level	Total Net Leverage Ratio	ABR Spread	Term Benchmark Spread	Commitment Fee Rate
I	Greater than 4.00 to 1.00	1.00%	2.00%	0.25%
II	Greater than 3.00 to 1.00 but less than or	0.75%	1.75%	0.20%

	equal to 4.00 to 1.00
III	Greater than 2.00 to 1.00 but less than or equal to 3.00 to 1.00	0.50%	1.50%	0.15%
IV	Less than or equal to 2.00 to 1.00	0.25%	1.25%	0.10%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Net Leverage Ratio shall be deemed to be in Level I at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required pursuant to Section 5.01(c) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.

Notwithstanding anything herein to the contrary, in the event that an amendment to this Agreement is effected (including pursuant to Section 2.22 or Section 9.02) that increases the all-in interest rate applicable to any Term Loan other than the Tranche B-4 US$ Term Loan, the MFN Provision (including, for the avoidance of doubt, any limitation set forth therein) shall apply (with each reference in the MFN Provision to “Alternative Incremental Facility Debt” being deemed to be a reference to the applicable Term Loan as so amended) unless the maturity date of such Term Loan is later than the date that is twenty-four months after the Tranche B-4 US$ Term Maturity Date.

“Applicable Total Net Leverage Ratio” means 4.50 to 1.00.

“Approved Fund” means any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, ~~(a)~~ JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citigroup Global Markets Inc., ~~Credit Suisse Loan Funding LLC,~~ Goldman Sachs Bank USA, RBC Capital Markets, ~~Deutsche Bank Securities Inc., and~~ TD Securities

(USA) LLC, Truist Securities, Inc., BNP Paribas Securities Corp. and Morgan Stanley Senior Funding, Inc., each in its capacity as a joint lead arranger and joint bookrunner for the credit facilities provided for herein~~, (b) Barclays Bank PLC, BNP Paribas Securities Corp., Mizuho Bank Ltd. and Truist Securities, Inc., each in its capacity as a joint lead arranger for the term loan facilities provided for herein, and (c) Citizens Bank, National Association and M&T Bank, each in its capacity as an arranger for the term loan facilities provided for herein.~~.

“Arrangement Letter” means that certain Arrangement Letter dated as of July 18, 2023 (as amended, modified or supplemented from time to time), between JPMorgan Chase Bank, N.A. and the Borrower.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP.

~~“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (a) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (b) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.~~

“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans pursuant to the Auction Procedures.

“Auction Manager” means any financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).

“Auction Procedures” means the procedures set forth in Exhibit F.

“Auction Purchase Offer” means an offer by a Purchasing Borrower Party to purchase Term Loans of one or more Classes pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(f).

“Available Amount” means, at any time, (a) the sum of (i) 50% of Consolidated Net Income (to the extent positive) for the period (taken as one period) beginning on April 1, 2015, to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, plus (ii) the Net Proceeds and the fair market value of non-cash assets received from any sale or issuance of Equity

Interests (other than Disqualified Equity Interests) of the Borrower to the extent such Net Proceeds are received by the Borrower, plus (iii) the aggregate amount of prepayments declined by the Term Lenders and retained by the Borrower pursuant to Section 2.11(e) (provided that any increase in the Available Amount pursuant to this clause (iii) shall not be used to make any Restricted Payment) plus (iv) the amount of any Investment made using the Available Amount by the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary; plus (v) to the extent not otherwise included in the Consolidated Net Income, the aggregate amount of cash returns to the Borrower or any Restricted Subsidiary in respect of Investments made pursuant to Section 6.04(u) in reliance on the Available Amount; plus (vi) the aggregate principal amount of debt instruments or Disqualified Equity Interests issued after the Effective Date that are converted into or exchanged for any Qualified Equity Interests after the Effective Date and on or prior to such date; minus (b) the sum at such time of (i) Investments previously or concurrently made under Section 6.04(u) in reliance on the Available Amount, plus (ii) Restricted Payments previously or concurrently made under Section 6.08(h) in reliance on the Available Amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of (1) an Undisclosed Administration or (2) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government

Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all

Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means The Chemours Company, a Delaware corporation.

“Borrowing” means (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $1,000,000, (b) in the case of a Term Benchmark Borrowing denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $1,000,000 and (c) in the case of an ABR Borrowing, $500,000.

“Borrowing Multiple” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $500,000, (b) in the case of a Term Benchmark Borrowing denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $500,000 and (c) in the case of an ABR Borrowing, $100,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of a written Borrowing Request, in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03 or 2.04, as applicable.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day and (b) when used in connection with any EURIBOR Loan, the term “Business Day” shall also exclude any day which is not a TARGET Day or any day on which banks in London are not open for general business.

“Calculation Date” means (a) the last Business Day of each calendar quarter, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Loan or (ii) the issuance, amendment, renewal or extension of a Letter of Credit, (c) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion and (d) any other date requested by the Administrative Agent in its reasonable discretion.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and the Restricted Subsidiaries during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), (ii) made by the Borrower or any Restricted Subsidiary as payment of the consideration for a Permitted Acquisition, (iii) made by the Borrower or any Restricted Subsidiary to effect leasehold improvements to any property leased by the Borrower or such Restricted Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, (iv) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Borrower or any Restricted Subsidiary, (v) accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) constituting any non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries (other than any non-cash costs in respect of a cash cost in a prior period to the extent not otherwise included in Capital Expenditures for such prior period in accordance with this definition); provided that any cash payment made with respect to any such non-cash cost in a subsequent period shall be included in Capital Expenditures for such subsequent period to the extent not already included in accordance with this definition) and (vii) made with the Net Proceeds from the issuance of Qualified Equity Interests.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use other than operating leases) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. Notwithstanding any changes in GAAP after the date hereof, any lease of such Person at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the date hereof (whether such lease is entered into before or after the date hereof) shall not constitute a Capital Lease Obligation of such Person under this Agreement or any other Loan Document as a result of such changes in GAAP.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the European Union, as applicable), in each case maturing up to one year from the date of acquisition thereof;

(b) investments in commercial paper maturing up to 24 months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least (i) A-2 by S&P or (ii) P-2 by Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing up to 24 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank (whether domestic or foreign) that has a combined capital and surplus and undivided profits of not less than an amount the Dollar Equivalent of which is $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) “money market funds” that either (i) are rated AAA by S&P or Aaa by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service) or (ii) have portfolio assets of at least $5,000,000,000;

(f) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (e) above; and

(g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Management Services” means (a) any treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, corporate credit card and other card services, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Restricted Subsidiary or (b) any Outside LC Facility.

“CFC” means (a) a Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such Person.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower (determined on a fully diluted basis); or (b) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of, or otherwise relating to, any Material Indebtedness of the Borrower or any Restricted Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Tranche B~~-3~~-4 US$ Term Loans, Tranche B-3 Euro Term Loans, Incremental Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, a Tranche B~~-3~~-4 US$ Term Commitment, a Tranche B-3 Euro Term Commitment or a Commitment in respect of any Incremental Term Loans or Incremental Revolving Loans and (c) any Lender, refers to whether such Lender has a Loan or a Commitment with respect to a particular Class. Incremental Term Loans and Incremental Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreement” means the Guarantee and Collateral Agreement dated as of April 3, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a

Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with, if reasonably requested by the Administrative Agent, opinions and documents of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Person;

(b) (i) all outstanding Equity Interests of each Restricted Subsidiary that is a wholly owned Material Subsidiary, in each case owned by any Loan Party, shall have been pledged pursuant to the Collateral Agreement; provided that the Loan Parties shall not be required to pledge Equity Interests (A) representing more than 65% of the total combined voting power of all classes of outstanding voting Equity Interests of any CFC or any Foreign Subsidiary Holding Company or (B) which are otherwise classified as “Excluded Equity Interests” (as defined in the Collateral Agreement) and (ii) the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness of the Borrower and each Restricted Subsidiary, and all other Indebtedness of any Person in a principal amount of $10,000,000 or more, in each case that is owing to any Loan Party, shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, in an amount reasonably acceptable to the Administrative Agent (which amount shall not be required by the Administrative Agent to be in excess of the fair market value of the real property covered thereby), free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) a completed standard “life of loan” Federal Emergency Management Agency standard flood hazard determination form with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower), (iv) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to have special flood hazards, evidence of such flood insurance as may be required pursuant to Section 5.07, and (v) such surveys, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(f) [reserved]; and

(g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (i) the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Designated Subsidiary, other than as set forth herein and otherwise if and for so long as the Administrative Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material Taxes on Lenders)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (iii) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts, letter of credit rights or other assets requiring perfection by control (provided, however, that this clause (iii) shall not apply to perfection by control with respect to certificated Equity Interests), (iv) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection or creation of security interests in any jurisdiction outside of the United States (or otherwise enter into any security agreements, mortgages or pledge agreements governed by the laws of any jurisdiction outside of the United States), and (v) in no event shall landlord lien waivers, estoppels and collateral access letters be required. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of Guarantees by any Designated Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such perfection or obtaining of title insurance or legal opinions cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

“Commitment” means (a) with respect to any Lender, such Lender’s Revolving Commitment, Tranche B~~-3~~-4 US$ Term Commitment, Tranche B-3 Euro Term Commitment, commitment in respect of any Incremental Revolving Loans or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, such Swingline Lender’s Swingline Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Common Stock” means the common stock of the Borrower.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Consenting Lender” has the meaning assigned to such term in Section 2.22(a).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, (a) without duplication and, except in the case of subclause (xv), to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) non-cash charges for such period (but excluding any such non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period) ; provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to subclause (iv) (or that would have been added back had this Agreement been in effect during such period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made, (v) non-recurring fees and expenses incurred during such period in connection with the Transactions, any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness (including Permitted Convertible Indebtedness and Permitted Call Spread Transactions) permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), (vi) non-recurring charges incurred during such period in respect of restructurings, plant closings, relocation costs, retention or completion bonuses (other than bonuses paid in the ordinary course of business), headcount reductions or other similar actions, including severance charges in respect of employee terminations, (vii) expenses during such period resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement approved by the board of directors of the Borrower, (viii) exchange, translation or performance losses during such period relating to any foreign currency hedging transactions or currency fluctuations, (ix) any losses during such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, (x) any losses during such period resulting from the sale, disposition or abandonment of any asset of the Borrower or any Restricted Subsidiary outside the ordinary course of business, (xi) the cumulative effect of a change in accounting principles, (xii) ~~[reserved]~~expenses during such period related to settlements or payment of legal claims, (xiii) the amount of loss on sale of receivables and related assets to a Receivables Entity in connection with a Permitted Receivables Financing, ~~and~~ (xiv) extraordinary losses or charges incurred in accordance with GAAP~~; provided that any cash payment made with respect to any noncash items added back in computing~~  and (xv) pro forma “run rate” cost savings, operating expense reductions and cost synergies related to acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably identifiable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative (in the case of this subclause (xv), without duplication of any actual benefits realized from such steps prior to or during the applicable test period); provided that for any period of four fiscal quarters of the Borrower, the aggregate amount added back to Consolidated EBITDA for ~~any prior~~such period pursuant to this subclause (~~iv) (or that would have been added back had this Agreement been in effect during such period) shall be subtracted in computing~~xv) shall not exceed 20% of Consolidated EBITDA for ~~the~~such period ~~in which such cash payment is made~~(determined after giving effect to any such add-backs and adjustments), and minus, (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges), (ii) exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations, (iii) all gains during such period resulting from the sale or disposition of any asset of the Borrower or any Restricted Subsidiary outside the ordinary course of business, (iv) any gains attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement and (v) the cumulative effect of a change in accounting principles, all determined on a consolidated basis in accordance with GAAP. In the event any Restricted Subsidiary shall be a Restricted Subsidiary that is not wholly owned by the Borrower, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer, attributable to such Restricted Subsidiary, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Restricted Subsidiary.

~~Notwithstanding anything in this Agreement to the contrary and solely for the purpose of calculating the financial maintenance covenant set forth in Section 6.13 and for calculating the Total Net Leverage Ratio in each of the definition of “Permitted Acquisition”, Section 2.21(a), Section 5.13 and clauses (g) and (p) of Section 6.01 (but not for any calculation of the Total Net Leverage Ratio in the definition of “Permitted Acquisition” or clause (g) or (p) of Section 6.01 referenced in the parenthetical statement therein following the termination of the Revolving Commitments and the reduction of the Revolving Exposure to zero) (and without duplication of any adjustment to Consolidated EBITDA resulting from the determination of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.05), the determination of Consolidated EBITDA for any period of four fiscal quarters of the Borrower shall give pro forma effect to all expected cost savings (without duplication of actual cost savings) resulting from any Permitted Cost Savings Action (as defined below), to the extent that such cost savings are factually supportable and have been realized or are reasonably expected to be realized within 365 days after the date on which the conditions for such Permitted Cost Savings Action specified in clauses (a) and (b) of the definition thereof have been satisfied; provided that (a) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the~~

~~Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that such cost savings meet the requirements set forth in this sentence, together with reasonably detailed evidence in support thereof, (b) if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days after the date on which the conditions for such Permitted Cost Savings Action specified in clauses (a) and (b) of the definition thereof have been satisfied shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required hereunder shall not reflect such cost savings and (c) the aggregate amount of cost savings included in any calculation based upon this sentence shall not exceed, for any period of four fiscal quarters of the Borrower, 15% of Consolidated EBITDA for such four fiscal quarter period (determined prior to the adjustment contemplated by this clause). For purposes hereof, “Permitted Cost Savings Action” means any action that (a) is authorized by the Borrower and (b) with respect to which a charge to Consolidated Net Income has been taken.~~

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower) that is not a consolidated Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) of this proviso, any consolidated Restricted Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) of this proviso paid to, any Restricted Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Restricted Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, (c) the income or loss of, and any amounts referred to in clause (a) of this proviso paid to, any consolidated Restricted Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary; (d) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP (other than, in any case, the write-off or write-down of inventory), (e) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, asset sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed), any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt and any charges or non- recurring merger costs incurred during such period as a result of any such transaction including any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and (f) all extraordinary, unusual or non-recurring charges, gains and losses (including all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of capital stock or warrants or options to purchase capital stock), and the related tax effects in accordance with GAAP. In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received by the Borrower or any Restricted Subsidiary or due to the Borrower or any Restricted Subsidiary, in each case from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder, but, in the case of any such amount that has not yet been received by the Borrower or any Restricted Subsidiary, only to the extent that the Borrower has made a good faith determination that a reasonable basis exists for indemnification or reimbursement of such amount (and, to the extent that such amount has not been received by the Borrower or the applicable Restricted Subsidiary within 365 days of the date of such determination, Consolidated Net Income for the fiscal quarter in which such 365-day period expires shall be reduced by the portion of such amount that has not been so received).

“Consolidated Total Assets” means, as of any date, the total amount of assets which appear on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Matters” has the meaning assigned to such term in Section 9.03(c).

“Covered Party” has the meaning assigned to such term in Section 9.20(b).

“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender.

“Customer Financing Guarantee” means a Guarantee by the Borrower of any account receivable or similar obligation owing by a customer of the Borrower or any Restricted Subsidiary to a third party financial institution, which third party financial institution purchased such account receivable or similar obligation from the Borrower or a Restricted Subsidiary.

“Debtor Relief Laws” means, collectively, the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization or similar debtor relief laws in the United States, any State thereof or the District of Columbia or in any other applicable jurisdiction from time to time in effect.

“Declining Lender” has the meaning assigned to such term in Section 2.22(a).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event or of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each other Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of an executive officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” means each wholly owned Restricted Subsidiary other than (a) a Restricted Subsidiary that is (i) a CFC, (ii) a Foreign Subsidiary Holding Company or (iii) a Subsidiary of a CFC or a Foreign Subsidiary Holding Company; (b) a Restricted Subsidiary that is not a Material Subsidiary; provided that the term “Designated Subsidiary” shall include any Restricted Subsidiary described in clause (b) of this definition that is designated as a “Designated Subsidiary” in accordance with Section 5.11(b); (c) a Restricted Subsidiary that is a captive insurance subsidiary, a not-for-profit subsidiary or a special purpose entity; (d) a Restricted Subsidiary that is not permitted by law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received, or for which the provision of such Guarantee would result in a material adverse tax consequence to the Borrower and the Restricted Subsidiaries, taken as a whole (as reasonably determined in good faith by the Borrower) or (e) a Receivables Entity.

“Disqualified Equity Interest” means any Equity Interest that (a) requires the scheduled payment of any dividends in cash; (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Loan Document Obligations on terms reasonably satisfactory to the Administrative Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests; (c) requires the maintenance or achievement of any financial performance standards other than as a condition to the taking of specific actions or provide remedies to holders thereof (other than voting and management rights and increases in pay-in-kind dividends); or (d) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (j) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institutions” means (a) those banks, financial institutions and other institutional lenders or investors or any competitors of the Borrower that, in each case, have been specified by name to the Arrangers by the Borrower in writing prior to the date of the Arrangement Letter (collectively, the “Identified Institutions”) and (b) with respect to such

Identified Institutions, Persons (such Persons, “Known Affiliates”) that are Affiliates of such Identified Institutions that are clearly identifiable as Affiliates of such Identified Institutions solely on the basis of the similarity of their respective names, but excluding any Person that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, bonds or similar extensions of credit or securities in the ordinary course; provided, further, that, upon reasonable notice to the Administrative Agent, the Borrower shall be permitted to supplement in writing the DQ List with the name of any bank, financial institution or other institutional lender or investor or any Person that is or becomes competitor of the Borrower or a Known Affiliate of ~~one of the competitors of the~~any such bank, financial institution or other institutional lender or investor or competitor of the Borrower, which supplement shall be in the form of a list of names provided to the Administrative Agent at JPMDQ_Contact@jpmorgan.com. It is understood and agreed by the parties hereto that any modification to the DQ List will not be effective until the date that is three Business Days following the receipt by the Administrative Agent and the Lenders (including by posting to the Platform) of written notice from the Borrower as to such modification, and any modification to the DQ List shall not apply retroactively to disqualify any Persons that have previously acquired an interest in respect of the Loans, Letters of Credit or Commitments.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any Permitted Foreign Currency, the equivalent amount thereof in dollars at such time as determined in accordance with Section 1.06(a) using the Exchange Rate with respect to such Permitted Foreign Currency at the time in effect under the provisions of such Section (except as otherwise expressly provided in Section 2.05(e)).

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DQ List” has the meaning assigned to such term in Section 9.04(g)(iv).

“Early Maturity Date” means, for purposes of the definition of the term “Revolving Maturity Date”, the date that is 91 days prior to the stated maturity date for the applicable Revolver Springing Maturity Instrument.

“ECF Deductions” for any fiscal year means the sum (without duplication) of (a) (i) Capital Expenditures made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources) and (ii) cash consideration paid during such fiscal year to make acquisitions or other long-term investments (other than Cash Equivalents) (except to the extent financed from Excluded Sources), (b) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and the Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Aggregate Revolving Commitment or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans prepaid pursuant to Section 2.11(a), (c) or (d) and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources, (c) the aggregate amount of Restricted Payments made by the Borrower in cash during such fiscal year pursuant to Section 6.08 (other than clauses (a), (f), (g), (h) and (l) of Section 6.08 and except Restricted Payments financed from Excluded Sources), and (d) other cash payments in respect of long-term liabilities and long-term assets (in each case, other than in respect of Indebtedness) by the Borrower and the Restricted Subsidiaries during such period to the extent not deducted in determining consolidated net income (or loss) for such fiscal year (except to the extent financed from Excluded Sources).

“ECF Prepayment Required Amount” has the meaning assigned to such term in Section 2.11(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4 of the Amendment and Restatement Agreement are satisfied (or waived in accordance with Section 9.02). For the avoidance of doubt, the Effective Date is August 18, 2023.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender, a Disqualified Institution (provided that the list of Disqualified Institutions has been provided to the Lenders), the Borrower, any Subsidiary or any other Affiliate of the Borrower.

“Environmental Laws” means all treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) with respect to Hazardous Materials, the protection of human health and safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b)

exposure to any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than~~,~~ (a) prior to the date of such conversion, Indebtedness that is convertible into Equity Interests and (b) Permitted Call Spread Transactions).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code and Section 302 of ERISA, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, a rate per annum equal to the Euro interbank offered rate as administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for a deposit in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page EURIBOR 01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “EURIBO Screen Rate”), at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period. If no EURIBO Screen Rate shall be available for a particular Interest Period but EURIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the EURIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the EURIBO Rate, determined as provided above, would otherwise be less than zero, then the EURIBO Rate shall be deemed to be zero for all purposes.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

“EURIBO Screen Rate” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the sum (without duplication) of:

(a) the consolidated net income (or loss) of the Borrower and the Restricted Subsidiaries for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by the Borrower to the extent such income or loss is attributable to the noncontrolling interest in such consolidated Restricted Subsidiary and (ii) any gains or losses attributable to Prepayment Events; plus

(b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year (excluding any non-cash charge to the extent it represents an accrual or reserve for potential cash charges in any future period or amortization of prepaid cash charges that were paid in a prior period); plus

(c) the sum of the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa); minus

(d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash charge that reduced consolidated net income of the Borrower and the Restricted Subsidiaries in any prior period if Excess Cash Flow was not increased by the amount of the corresponding non-cash charge in such prior period) and (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa); minus

(e) at the election of the Borrower and solely to the extent not applied to reduce, on a dollar-for-dollar basis, the ECF Prepayment Required Amount pursuant to Section 2.11(d), the aggregate amount of ECF Deductions for such fiscal year.

~~(e) the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources) and (ii) cash consideration paid during such fiscal year to make acquisitions or other long-term investments (other than Cash Equivalents) (except to the extent financed from Excluded Sources); minus~~

~~(f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and the Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Aggregate Revolving Commitment or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans prepaid pursuant to Section 2.11(a), (c) or (d) and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources; minus~~

~~(g) the aggregate amount of Restricted Payments made by the Borrower in cash during such fiscal year pursuant to Section 6.08 (other than clauses (a), (f), (g), (h) and (l) of Section 6.08), except Restricted Payments financed from Excluded Sources; minus~~

 ~~(h) other cash payments in respect of long-term liabilities and long-term assets (in each case, other than in respect of Indebtedness) by the Borrower and the Restricted Subsidiaries during such period to the extent not deducted in determining consolidated net income (or loss) for such fiscal year.~~

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, on any day, with respect to the applicable Permitted Foreign Currency, the rate at which such currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page “FX=” for such currency. In the event that such rate does not appear on any Reuters World Currency Page, then the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable and customary method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Information” has the meaning assigned to such term in Section 9.04(f)(vi).
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness or Capital Lease Obligations and (b) proceeds of any issuance or sale of Equity Interests in the Borrower or any Restricted Subsidiary (other than issuances or sales of Equity Interests to the Borrower or any Restricted Subsidiary) or any capital contributions to the Borrower or any Restricted Subsidiary (other than any capital contributions made by the Borrower or any Restricted Subsidiary).

“Excluded Swap Guarantor” means any Subsidiary Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” means, with respect to any Subsidiary Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April 3, 2018, among the Borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified from time to time.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Existing Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Extended Revolving Commitment” means the Revolving Commitment of each Extended Revolving Lender (as defined in Amendment No. 3) and each Additional Revolving Lender (as defined in Amendment No. 3), as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Extended Revolving Commitments as of the Amendment No. 3 Effective Date is $780,000,000.

“Extended Revolving Exposure” means, with respect to any Extended Revolving Lender at any time, the amount of the Revolving Exposure of such Extended Revolving Lender at such time that is attributable to its Extended Revolving Commitment.

“Extended Revolving Lender” means a Revolving Lender with an Extended Revolving Commitment or, if the Extended Revolving Commitments have terminated or expired, a Revolving Lender with Extended Revolving Exposure.

“Extended Revolving Loan” means a Revolving Loan made under an Extended Revolving Commitment.

“Extended Revolving Maturity Date” means the Revolving Maturity Date applicable to the Extended Revolving Commitments and the Extended Revolving Loans.

“Extension Effective Date” has the meaning assigned to such term in Section 2.22(a).

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, however, that if such rate shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, “Financial Officer” means a Financial Officer of the Borrower.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate. For the avoidance of doubt the initial Floor for (a) the Adjusted Term SOFR Rate solely with respect to the Tranche B~~-3~~-4 US$ Term Loans shall be ~~0.50~~0.0%, (b) the Adjusted Term SOFR Rate with respect to any other Loan shall be 0.00% and (c) the Adjusted EURIBO Rate shall be 0.00%.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Borrower or any Subsidiary under any applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Borrower or any Subsidiary, or the imposition on the Borrower or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pension Plan” means any benefit plan sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any Subsidiary, or in respect of which Borrower or any Subsidiary has any actual or contingent liability, that under applicable law of any jurisdiction other than the United States of America is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary Disposition” has the meaning assigned to such term in Section 2.11(h).

“Foreign Subsidiary Holding Company” means any Restricted Subsidiary substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more CFCs.

“Fundamental Change Transaction” has the meaning assigned to such term in Section 6.03.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer)). The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold which are regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Restricted Subsidiary shall be a Hedging Agreement.

“Incremental Extensions of Credit” has the meaning assigned to such term in Section 2.21(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.21(c).

“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all

Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) ~~all Attributable Receivables Indebtedness~~[reserved] and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (1) post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is no longer contingent, (2) accrued expenses (other than expenses of the type described in clause (d) above) and intercompany liabilities (other than liabilities in respect of borrowed money, advances and similar obligations) arising in the ordinary course of business, (3) prepaid or deferred revenue arising in the ordinary course of business and (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Intellectual Property” has the meaning assigned to such term in Section 1.02 of the Collateral Agreement.

“Intercompany Indebtedness Subordination Agreement” means the Intercompany Indebtedness Subordination Agreement dated as of April 3, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the other intercompany lenders and intercompany debtors from time to time party thereto and the Administrative Agent, pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which shall be, in the case of a written Interest Election Request, in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, except as provided in the last sentence of this definition, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the interest rate benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect, or such other period that is requested by the Borrower if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, (x) any Interest Period with respect to any Term Benchmark Borrowing that would otherwise end not more than one month after the relevant Maturity Date but for the operation of this clause (x) shall instead end on such Maturity Date and (y) if, as a result of the application of clause (a) of the proviso in the first sentence of this definition, an Interest Period for any Term Benchmark Borrowing would end on a Business Day that is not the last day of a calendar month, then the Borrower may elect that the immediately subsequent Interest Period for the Term Loans comprising such Term Benchmark Borrowing end on the last day of a calendar month.

“Interpolated Screen Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable EURIBO Screen Rate for the longest maturity for which a EURIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable EURIBO Screen Rate for the shortest maturity for which a EURIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period.

“Investment” has the meaning assigned to such term in Section 6.04.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“Investment Grade Ratings Period” means any period (a) commencing on the date on which (i) the public corporate credit rating for the Borrower established by S&P is at least

BBB- (with a stable or better outlook) and (ii) the public corporate family rating for the Borrower established by Moody’s is at least Baa3 (with a stable or better outlook) and (b) ending on the date on which either of the ratings conditions specified in clause (a) ceases to be satisfied (including as a result of the Borrower ceasing to have such a rating from either rating agency).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., (b) Citibank, N.A., (c) Bank of America, N.A., (d) UBS AG, Stamford Branch (as successor in interest to Credit Suisse AG), (e) Royal Bank of Canada, (f) Goldman Sachs Bank USA, (g) The Toronto-Dominion Bank, New York Branch, (h) Deutsche Bank AG New York Branch, (i) Truist Bank ~~and~~, (j) BNP Paribas, (k) Morgan Stanley Senior Funding, Inc. and (l) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

~~“Latest Original Maturity Date” means, at any time, the latest of the Maturity Dates in effect as of the Effective Date in respect of the Classes of Loans and Commitments that are outstanding at such time.~~

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time.

“LC Exposure Sublimit” means (x) prior to the Non-Extended Revolving Maturity Date, $462,295,080 and (y) on and after the Non-Extended Revolving Maturity Date, $450,000,000; provided that (a) the Letters of Credit for which JPMorgan Chase Bank, N.A. (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time, (b) the Letters of Credit for which Citibank, N.A. (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time, (c) the Letters of Credit for which Bank of America, N.A. (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time, (d) the Letters of Credit for which UBS AG, Stamford Branch (as successor in interest to Credit Suisse AG) (together with its successors and assigns)

acts as Issuing Bank shall not exceed $52,459,016 (or on and after the Non-Extended Revolving Maturity Date, for the avoidance of doubt, $0) at any time, (e) the Letters of Credit for which Goldman Sachs Bank USA (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time, (f) the Letters of Credit for which Royal Bank of Canada (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time, (g) the Letters of Credit for which The Toronto-Dominion Bank, New York Branch (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time, (h) the Letters of Credit for which Deutsche Bank AG New York Branch (together with its successors and assigns) acts as Issuing Bank shall not exceed $42,622,952 (or on and after the Non-Extended Revolving Maturity Date, for the avoidance of doubt, $0) at any time, (i) the Letters of Credit for which Truist Bank (together with its successors and assigns) acts as Issuing Bank shall not exceed $52,459,016 at any time ~~and~~, (j) the Letters of Credit for which BNP Paribas (together with its successors and assigns) acts as Issuing Bank shall not exceed (x) prior to the Non-Extended Revolving Maturity Date, $0 and (y) on and after the Non-Extended Revolving Maturity Date, $41,393,444, (k) the Letters of Credit for which Morgan Stanley Senior Funding, Inc. s (together with its successors and assigns) acts as Issuing Bank shall not exceed (x) prior to the Non-Extended Revolving Maturity Date, $0 and (y) on and after the Non-Extended Revolving Maturity Date, $41,393,444 and (l) the Letters of Credit for which any Revolving Lender (together with its successors and assigns) that becomes an Issuing Bank after the date hereof shall not exceed at any time an amount to be agreed by the Borrower and such Issuing Bank (in each case, as such amount may be increased from time to time in the sole discretion of the applicable Issuing Bank, so long as such amount does not exceed the LC Exposure Sublimit and notice of such increase is provided to the Administrative Agent).

“Lender Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption; provided, however, that Section 9.03 shall continue to apply to each such Person that ceases to be a party hereto pursuant to an Assignment and Assumption as if such Person is a “Lender”. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means any Investment permitted hereunder and any related incurrence of Indebtedness by the Borrower or one or more Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case of clauses (a), (b) and (c), whether now or hereafter owing.

“Loan Documents” means this Agreement, the Amendment and Restatement Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, the Collateral Agreement, the other Security Documents, the Intercompany Indebtedness Subordination Agreement, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Parties” means, collectively, the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“Local Time” means (a) with respect to any Loan or Borrowing denominated in dollars or any Letter of Credit denominated in dollars, New York City time, and (b) with respect to any Loan or Borrowing denominated in a Permitted Foreign Currency or any Letter of Credit denominated in a Permitted Foreign Currency, London time.

“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(d)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of the aggregate principal amount of all Term Loans of such Class outstanding at such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole (excluding any matters specified in Schedule 1.02 or disclosed in the most recent annual report on Form 10-K or any quarterly or periodic report of the Borrower, in each case filed with the SEC at least five Business Days prior to the date hereof), (b) the ability of any Loan Party to perform any of its payment obligations under this Agreement or any other Loan Document or (c) the rights of or remedies available to the Administrative Agent or the Lenders under this Agreement or any other Loan Document.

“Material Asset” means, as of any date of determination, any asset or assets (including Intellectual Property but excluding cash and Cash Equivalents) owned or controlled by the Borrower or any Subsidiary that is or are material to the business, operations, assets or financial condition of the Borrower and the Subsidiaries, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time; provided that a Permitted Call Spread Transaction shall not constitute Material Indebtedness.

“Material Intellectual Property” means, as of any date of determination, any Intellectual Property owned or controlled by the Borrower or any Subsidiary that is material to the business, operations, assets or financial condition of the Borrower and the Subsidiaries, taken as a whole.

“Material Subsidiary” means each Restricted Subsidiary (a) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Borrower and the Restricted Subsidiaries, or (b) the consolidated revenues of which equal 5% or more of the consolidated revenues of the Borrower and the Restricted Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to the date of this Agreement); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries (excluding any Restricted Subsidiary meeting the criteria set forth in the proviso to clause (b) of the definition of the term “Designated Subsidiary”) shall have exceeded 10% of the consolidated total assets of the Borrower and the Restricted Subsidiaries or 10% of the consolidated revenues of the Borrower and the Restricted Subsidiaries, respectively, then the Borrower shall designate one or more of such excluded Restricted Subsidiaries to be Material Subsidiaries for all purposes of this Agreement and the other Loan Documents until such excess shall have been eliminated; provided, further, if no such designation is made by the Borrower, then one or more of such Restricted Subsidiaries that would otherwise be not be a Material Subsidiary shall for all purposes of this Agreement automatically be deemed to be a Material ~~Subsidiaries~~Subsidiary in descending order based on the amounts of their ~~consolidated total assets~~Consolidated Total Assets or consolidated gross revenues, as ~~applicable~~the case may be, until such excess shall have been eliminated.

“Maturity Date” means the Revolving Maturity Date, the Tranche B~~-3~~-4 US$ Term Maturity Date, the Tranche B-3 Euro Term Maturity Date or the maturity date with respect to any Class of Incremental Extensions of Credit, as the context requires.

“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit H hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.22.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MFN Provision” has the meaning assigned to such term in Section 2.21(b).

“MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing or any of their securities that would reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.03, and includes each other parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is required to be granted pursuant to Section 5.11 or 5.12; provided that “Mortgaged Property” shall not include any real property and the improvements thereto (or, in each case, any portion thereof) to the extent that the Liens over such real property and the improvements thereto (or the applicable portion thereof) created under the Loan Documents have been released pursuant to and in accordance with the terms of the Loan Documents.

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, that is or, within the five preceding calendar years, was subject to ERISA and in respect of which the Borrower or any of its ERISA Affiliates is an “employer” as defined in Section 3(5) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any reasonable interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all bona fide fees and out-of-pocket expenses paid in connection with such event by the Borrower and the Restricted Subsidiaries to Persons other than Affiliates of the Borrower or any Restricted Subsidiary, (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments that are permitted hereunder and are made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer), and (iv) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such event. For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and the Restricted Subsidiaries as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Borrower and the Restricted

Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Notwithstanding the foregoing, any foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any gain or loss resulting from Hedging Agreements for currency exchange risk associated with the foregoing or any other currency related risk) will be disregarded for the purposes of calculation of Net Working Capital. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Extended Issuing Bank” means each of Deutsche Bank AG New York Branch and UBS AG, Stamford Branch (as successor in interest to Credit Suisse AG).

“Non-Extended Revolving Commitment” means the Revolving Commitment of each Non-Extended Revolving Lender (as defined in Amendment No. 3), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Non-Extended Revolving Commitments as of the Amendment No. 3 Effective Date (immediately after giving effect to the reduction set forth in Section 3(c) of Amendment No. 3) is $220,000,000.

“Non-Extended Revolving Exposure” means, with respect to any Non-Extended Revolving Lender at any time, the amount of the Revolving Exposure of such Non-Extended Revolving Lender at such time that is attributable to its Non-Extended Revolving Commitment.

“Non-Extended Revolving Lender” means a Revolving Lender with a Non-Extended Revolving Commitment or, if the Non-Extended Revolving Commitments have terminated or expired, a Revolving Lender with Non-Extended Revolving Exposure.

“Non-Extended Revolving Loan” means a Revolving Loan made under a Non-Extended Revolving Commitment.

“Non-Extended Revolving Maturity Date” means the Revolving Maturity Date applicable to the Non-Extended Revolving Commitments and the Non-Extended Revolving Loans.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations, (c) all the Secured Hedging Obligations and (d) the Secured Customer Financing Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document except such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b) or 9.02(c)).

“Outside LC Facility” means one or more agreements (other than this Agreement) providing for the issuance and/or reimbursement of one or more letters of credit (or bank guarantees or other similar instruments) for the account of the Borrower and/or any Restricted Subsidiary, in any case that is designated by a Responsible Officer of the Borrower to the Administrative Agent as an “Outside LC Facility” in writing (which writing shall specify the maximum face amount of letters of credit under such agreement that shall be deemed for purposes of this Agreement to constitute letters of credit under an “Outside LC Facility”) so long as, after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect does not exceed $100,000,000; provided that upon delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent (which certificate shall have been acknowledged in writing by the applicable Outside LC Facility Issuer) revoking such designation, such agreement shall cease to be an “Outside LC Facility” hereunder.

“Outside LC Facility Issuer” means each financial institution providing an Outside LC Facility; provided that if such financial institution is not a Lender, such financial institution shall have entered into a supplement to this Agreement in form reasonably satisfactory to the Administrative Agent agreeing to be bound by the terms hereof applicable to an Outside LC Facility Issuer.

“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment” has the meaning assigned to such term in Article VIII.

“Payment Notice” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit C or any other form approved by the Administrative Agent.

“Permitted Acquisition” means any transaction or series of related transactions for the purpose of or resulting in the acquisition by the Borrower or any other Loan Party that is a wholly owned Subsidiary of all the outstanding Equity Interests (other than directors’ qualifying shares) in, all or substantially all the assets of or all or substantially all the assets constituting a business unit, division, product line or line of business of a Person if, (a) subject to Section 1.07, no Event of Default has occurred and is continuing or would result therefrom, (b) such acquisition and all transactions related thereto are consummated in accordance with applicable laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) subject to Section 1.07, the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such acquisition as of the last day of the most recently ended fiscal quarter of the Borrower, does not exceed the Applicable Total Net Leverage Ratio as of such day ~~(or, if the Revolving Commitments have been terminated and the Revolving Exposure has been reduced to zero, the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such acquisition as of the last day of the most recently ended fiscal quarter of the Borrower, is less than 5.00 to 1.00)~~, (d) the business of such Person or such assets, as applicable, constitutes a business permitted by Section 6.03(b) and (e) with respect to any transaction or series of related transactions involving consideration of more than $100,000,000, the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and setting forth reasonably detailed calculations demonstrating compliance with clause (d) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or (b) and Section 5.01(d), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA for the relevant period).

“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by the Borrower in connection with the issuance of any

Permitted Convertible Indebtedness, or (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Call Spread Transaction described in clause (a); provided that the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) shall be such as are customary for transactions of such type (as determined in good faith by the board of directors of the Borrower (or a committee thereof), senior management of the Borrower or a Financial Officer).

“Permitted Convertible Indebtedness” means unsecured Indebtedness of the Borrower that is either (a) convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that the terms, conditions and covenants of such Permitted Convertible Indebtedness shall be such as are customary for transactions of such type (as determined in good faith by the board of directors of the Borrower (or a committee thereof), senior management of the Borrower or a Financial Officer).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are (i) not yet due and delinquent (or in default) or (ii) being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and in connection with public utility services provided to the Borrower or any Restricted Subsidiary and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, restrictions on the use of real property, rights-of-way and similar encumbrances on title to real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that upon reasonable request by the Borrower, the Administrative Agent shall subordinate its Mortgage on the applicable real property to such easements, restrictions on the use of real property, rights-of-way and similar encumbrances in such form as is satisfactory to the Administrative Agent at the sole cost and expense of the Borrower;

(g) Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”;

(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, consignment of goods (but, with respect to any assets constituting Collateral (except for Collateral having a fair market value, in the aggregate, not exceeding $5,000,000), only if the Borrower or the applicable Restricted Subsidiary, as the case may be, has properly perfected its security interest in the assets subject to such consignment arrangement), conditional sale, title retention or similar arrangements entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement; provided that upon reasonable request by the Borrower, the Administrative Agent shall subordinate its security interest in the related Collateral to the interest or title of such licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee in such form as is reasonably satisfactory to the Administrative Agent and the Borrower;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Borrower or any Restricted Subsidiary, so long as such ground lease does not interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(n) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(o) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p) Liens that are contractual rights of set-off; and

(q) right of set-off relating to purchase orders and other similar arrangements entered into with customers or any Subsidiary in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.

“Permitted Foreign Currency” means (a) with respect to any Revolving Loan or Letter of Credit, Euro and any other foreign currency reasonably requested by the Borrower from time to time and in which each Revolving Lender (in the case of any Revolving Loans to be denominated in such other foreign currency) and each applicable Issuing Bank (in the case of any Letters of Credit to be denominated in such other foreign currency) has reasonably agreed, in accordance with its policies and procedures in effect at such time, to lend Revolving Loans or issue Letters of Credit, as applicable; provided that, in connection with any such other foreign currency, this Agreement shall have been modified to incorporate pricing benchmark and conforming changes for Revolving Loans to be denominated in such other foreign currency as may be agreed by the Administrative Agent and the Borrower and that are reasonably acceptable to each Revolving Lender that give due consideration to then-prevailing market convention for determining the benchmark rate for syndicated credit facilities denominated in such foreign currency at such time, and (b) with respect to any Tranche B-3 Euro Term Loan, Euro.

“Permitted Pari Passu Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (a) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) to the Obligations and is not secured by any property or assets of the

Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (c) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (d) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents providing for the sale or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller) for fair market value (as determined in good faith by the Borrower), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” means (a) Receivables (whether now existing or arising in the future) of the Borrower and the Restricted Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (b) loans to the Borrower and the Restricted Subsidiaries secured by Receivables (whether now existing or arising in the future) of the Borrower and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Indebtedness secured by such notes, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (in the good faith determination of the Borrower) either (a) the terms as so amended, modified, supplemented, refinanced or replaced are reasonably customary for transactions of this type or (b)(x) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Borrower or any of the Restricted Subsidiaries that, taken as a whole, are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement as determined by the Borrower in good faith and (y) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders as determined by the Borrower in good faith.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (c) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (d) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (a) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (b) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties, (c) such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Restricted Subsidiary and (d) if such Indebtedness is contractually subordinated to the Obligations, such subordination terms shall be market terms at the time of incurrence of such Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Prepayment Event” means:

(a) any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of the Borrower or any Restricted Subsidiary, pursuant to Section 6.05(h), other than dispositions resulting in aggregate Net Proceeds not exceeding (i) $50,000,000 in the case of any single disposition or series of related dispositions and (ii) $100,000,000 for all such dispositions during any fiscal year of the Borrower;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any

Restricted Subsidiary with a fair market value immediately prior to such event equal to or greater than $25,000,000; or

(c) the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Basis” means, with respect to the calculation of the financial covenant contained in Section 6.13 or otherwise for purposes of determining the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Consolidated EBITDA or Consolidated Total Assets as of any date, that such calculation shall give pro forma effect to all Permitted Acquisitions, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during (or, if such calculation is being made for the purpose of determining whether any proposed acquisition will constitute a Permitted Acquisition or any Incremental Extension of Credit may be made or whether any other transaction under Article VI hereof may be consummated, since the beginning of) the four consecutive fiscal quarter period of the Borrower most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period ~~(including expected cost savings (without duplication of actual cost savings) to the extent (a) such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S‑X under the Securities Act as interpreted by the Staff of the SEC, and as certified by a Financial Officer or (b) in the case of an acquisition, such cost savings are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such acquisition; provided that (i) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that such cost savings meet the requirements set forth in this clause (b), together with reasonably detailed evidence in support thereof, (ii) if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days following such acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings and (iii) the aggregate amount of cost savings included in any calculation based upon this clause (b) shall not exceed, for any period of four fiscal quarters of the Borrower, 15% of Consolidated EBITDA for such four fiscal quarter period (determined prior to the adjustment contemplated by this clause (b)).~~. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Purchasing Borrower Party” means any of the Borrower or any Restricted Subsidiary.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.20(a).

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

“Quotation Day” means, with respect to any Term Benchmark Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

“Receivables” means all accounts receivable (including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” means a wholly-owned Restricted Subsidiary of the Borrower that engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and that is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower (as determined by the Borrower in good faith), and (c) to which neither the Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate of a Financial Officer of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means the Borrower and those Restricted Subsidiaries (other than Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

~~“Reference Rate” means, for any day, (a) in connection with any determination made with respect to Incremental Term Loans denominated in dollars, the Adjusted Term SOFR Rate as of such day for a Term Benchmark Borrowing denominated in dollars with an Interest Period of three months’ duration (without giving effect to the proviso in the definition of the term “Adjusted Term SOFR Rate” herein) and (b) in connection with any determination made with respect to Incremental Term Loans denominated in Euro, the Adjusted EURIBO Rate as of such day for a Term Benchmark Borrowing denominated in Euro with an Interest Period of three months’ duration (without giving effect to the proviso in the definition of the term “Adjusted EURIBO Rate” herein).~~

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (b) if such Benchmark is the EURIBO Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting or (c) if such Benchmark is none of the Term SOFR Rate or the EURIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Commitments” has the meaning set forth in the definition of “Refinancing Revolving Commitments”.

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.23(a).

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Refinancing Term Lenders or Refinancing Revolving Lenders, as the case may be, establishing commitments in respect of Refinancing Term Loans and/or Refinancing Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness, any unutilized commitments thereunder and any bona fide fees, premium and expenses relating to such extension, renewal or refinancing; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Indebtedness, the Borrower or any Restricted Subsidiary may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (a) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than the earlier of (i) stated final maturity of such Original Indebtedness and (ii) the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition); (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of event of default, asset sale, event of loss, casualty or condemnation events, excess cash flow (but only if the definitive documentation for such Indebtedness defines “excess cash flow” in a manner that is substantially the same as the definition of “Excess Cash Flow” herein) or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness and (y) in the case of any such Refinancing Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Indebtedness if originally incurred to refinance such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Restricted Subsidiary, in each case that shall not have been (or, in the case of after-acquired Restricted Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of the Borrower or such Restricted Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Refinancing Revolving Commitments” means one or more Classes of revolving credit commitments obtained pursuant to a Refinancing Facility Agreement, in each case obtained in exchange for, or to extend, renew, refinance or replace, in whole or in part, existing Revolving Commitments hereunder (including any successive Refinancing Revolving Commitments) (such existing Revolving Commitments and successive Refinancing Revolving Commitments, the “Refinanced Commitments”); provided that (a) the amount of such Refinancing Revolving Commitments shall not exceed the amount of the Refinanced Commitments; (b) the stated final maturity of such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall not be earlier than, and such Refinancing Revolving Commitments shall not be subject to any scheduled reduction prior to, the Latest Maturity Date of such Refinanced Commitments; (c) such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Commitments) an obligor in respect of such Refinanced Commitments (and the Revolving Loans of the same Class), and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt; and (d) such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall contain terms and conditions that are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the investors providing such Refinancing Revolving Commitments than those applicable to the existing Revolving Commitments and Revolving Loans being refinanced (other than (A) with respect to pricing, optional prepayments and redemption, (B) covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to the existing Revolving Commitments and Revolving Loans and (C) any financial maintenance covenants described in subclause (I) of Section 2.23(a)(iv)), as determined in good faith by the Borrower, on the date such Refinancing Revolving Commitments are incurred.

“Refinancing Revolving Lender” means any Person that provides a Refinancing Revolving Commitment.

“Refinancing Revolving Loans” means revolving loans incurred by the Borrower under this Agreement in respect of Refinancing Revolving Commitments.

“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.

“Refinancing Term Loan Indebtedness” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt, any unutilized commitments thereunder and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than the Latest Maturity Date of such Refinanced Debt (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition); (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) on the stated final maturity date as permitted pursuant to the preceding clause (ii), (y) upon the occurrence of an event of default, asset sale, event of loss, casualty or condemnation events, excess cash flow (but only if the definitive documentation for such Indebtedness defines “excess cash flow” in a manner that is substantially the same as the definition of “Excess Cash Flow” herein) or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt and (z) in the case of any such Refinancing Term Loan Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Term Loan Indebtedness if originally incurred to refinance such Refinanced Debt) prior to the date that is the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt; ~~and~~ (v) such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, optional prepayments and redemption, (B) covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to the existing Term Loans and (C) any financial maintenance covenants described in subclause (I) of Section 2.23(a)(iv)), on the date such Refinancing Term Loans are incurred and, in any event, any Refinancing Term Loan will not contain mandatory prepayment provisions that are more favorable to the lenders in respect thereof than the mandatory prepayment provisions applicable to the Tranche B~~-3~~-4 US$ Term Lenders and the Tranche B-3 Euro Term Lenders hereunder~~.~~; and (vi) solely in the case of dollar-denominated Refinancing Term Loan Indebtedness (or, solely in the case of any Refinancing Term Loan Indebtedness the proceeds of which will be used by the Borrower to refinance the Tranche B-3 Euro Term Loans, dollar-denominated or Euro-denominated Refinancing Term Loan Indebtedness) that (1) ranks equal in right of payment with the Tranche B-4 US$ Term Loans and is secured by the Collateral on a pari passu basis with the Obligations (and, for the avoidance of doubt, not any such Indebtedness that is secured by the Collateral on a junior basis to the Obligations or that is unsecured) and (2) matures on or prior to the date that is twenty-four months after the Tranche B-4 US$ Term Maturity Date, the MFN Provision (including, for the avoidance of doubt, any limitation set forth therein) shall apply (with each reference in the MFN Provision to “Alternative Incremental Facility Debt” being deemed to be a reference to such Refinancing Term Loan Indebtedness).

“Refinancing Term Loans” shall mean one or more Classes of term loans incurred by the Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulatory Authority” has the meaning assigned to such term in Section 9.12.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure or facility.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in dollars, the Adjusted Term SOFR Rate and (b) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBO Rate.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate and (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Tranche B~~-3~~-4 US$ Term Borrowings or the Tranche B-3 Euro Term Borrowings concurrently with the incurrence by the Borrower or any Restricted Subsidiary of any long-term bank debt financing or any other financing similar to the Tranche B~~-3~~-4 US$ Term Borrowings or the Tranche B-3 Euro Term Borrowings, as applicable (other than notes or similar instruments), in each case having a lower all-in yield (including, in addition to the applicable coupon, any interest rate “floors”, upfront or similar fees and original issue discount payable to the holders of such Indebtedness (in their capacities as such) with respect to such Indebtedness) than the Applicable Rate in respect of the Tranche B~~-3~~-4 US$ Term Loans or the Tranche B-3 Euro Term Loans, as applicable (based on the definition of the term “Applicable Rate” as in effect on the Amendment No. 4 Effective Date (for the Tranche B-4 US$ Term Loans) or the Effective Date (for the Tranche B-3 Euro Term Loans)). For purposes of this defined term, original issue discount and upfront fees shall be equated to interest based on an assumed four-year life to maturity (or, if less, the remaining life to maturity).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date” has the meaning assigned to such term in Section 1.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief operating officer, general counsel or any Financial Officer of such Person, except that, with respect to financial matters, “Responsible Officer” will be limited to any Financial Officer of such Person.

“Restricted” means, when used in reference to cash or Cash Equivalents of any Person, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) or (b) are controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under the Loan Documents.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary, or any other payment (including any payment under any Hedging Agreement) that has a substantially similar effect to any of the foregoing.

“Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Revolver Springing Maturity Instrument” means (a) the Tranche B-3 ~~US$~~Euro Term Loans, (b) ~~the Tranche B-3 Euro Term Loans, (c)~~ each Class of Incremental Term Loans and Refinancing Term Loans the stated maturity date of which is prior to the date that is 91 days after the Extended Revolving Maturity Date, (~~d~~c) the 5.375% Senior Notes due 2027 of the Borrower, (~~e~~d) the 5.750% Senior Notes due 2028 of the Borrower and (~~f~~e) the 4.625% Senior Notes due 2029 of the Borrower.

“Revolver Springing Maturity Instrument Event” means, with respect to each Revolver Springing Maturity Instrument, any of the following: (a) the redemption, repayment, defeasance or other discharge, in full, of such Revolver Springing Maturity Instrument (including, in each case, all accrued but unpaid interest, fees and other amounts in respect thereof) in accordance with the terms of this Agreement or the applicable Senior Unsecured

Notes Documents, as the case may be (other than with the proceeds of Indebtedness); (b) the amendment to or other modification of such Revolver Springing Maturity Instrument and this Agreement or the applicable Senior Unsecured Notes Documents, as the case may be, causing the maturity date of such Revolver Springing Maturity Instrument to be extended to a date that is at least 91 days after the Extended Revolving Maturity Date; and/or (c) the refinancing of such Revolver Springing Maturity Instrument with Indebtedness permitted under Section 6.01 having a maturity date that is at least 91 days after the Extended Revolving Maturity Date; provided that, in the case of clauses (b) and (c) of this definition, such Revolver Springing Maturity Instrument as so amended, or any refinancing Indebtedness in respect thereof, do not require (i) any mandatory prepayment or redemption at the option of the holders thereof (except for redemptions upon the occurrence of an event of default, asset sale, event of loss or change in control or, in the case of a Revolver Springing Maturity Instrument described in clause (a)~~,~~ or (b) ~~or (c)~~ of the definition thereof, any other mandatory prepayment described in Section 2.11, in each case on terms not less favorable to the Revolving Lenders than the terms of such Revolver Springing Maturity Instrument as in effect on the Amendment No. 3 Effective Date) prior to the date that is 91 days after the Extended Revolving Maturity Date and (ii) the original principal amount of such Indebtedness to be amortized (except, in the case of a Revolver Springing Maturity Instrument described in clause (a)~~,~~ or (b) ~~or (c)~~ of the definition thereof, for amortization at a quarterly rate that is equal to or less than the quarterly rate at which such Revolver Springing Maturity Instrument amortizes as of the date hereof or, in the case of a Revolver Springing Maturity Instrument described in such clause (~~c~~b) of the definition thereof, the quarterly rate at which such Revolver Springing Maturity Instrument would be permitted to amortize in accordance with Section 2.21 or Section 2.23, as applicable) prior to the date that is 91 days after the Extended Revolving Maturity Date.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) with respect to the Non-Extended Revolving Commitments and the Non-Extended Revolving Loans, the Non-Extended Revolving Maturity Date and the date of termination of the Non-Extended Revolving Commitments and (b) with respect to the Extended Revolving Commitments, the Extended Revolving Loans, the Swingline Loans and the Letters of Credit, the Extended Revolving Maturity Date and the date of termination of the Extended Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. 3 Effective Date is $1,000,000,000. For the avoidance of doubt, “Revolving Commitments” shall include the Extended Revolving Commitments and the Non-Extended Revolving Commitments.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.21(a).

“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans, (b) such Lender’s LC Exposure and (c) such Lender’s Swingline Exposure, in each case at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01.

“Revolving Maturity Date” means (a) with respect to the Non-Extended Revolving Commitments and any Non-Extended Revolving Loans (as well as for any Swingline Loans made prior to the Non-Extended Revolving Maturity Date), October 7, 2026, and (b) with respect to the Extended Revolving Commitments and any Extended Revolving Loans (as well as for any Swingline Loans made on or after the Non-Extended Revolving Maturity Date), May 2, 2030, as the same may be extended pursuant to Section 2.22; provided, however, that for purposes of both clauses (a) (except, for the avoidance of doubt, with respect to any Early Maturity Date that occurs after the Non-Extended Revolving Maturity Date) and (b), if, as of the Early Maturity Date with respect to any Revolver Springing Maturity Instrument, a Revolver Springing Maturity Instrument Event has not occurred with respect to such Revolver Springing Maturity Instrument, then the Revolving Maturity Date shall be such Early Maturity Date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., and any successor to its rating agency business.

“Sanctioned Country” means a country or territory which is itself the subject or target of any comprehensive Sanctions (which are, as of the date hereof, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of the Ukraine, Cuba, Iran~~,~~ and North Korea ~~and Syria~~).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including OFAC, the U.S. Department of State, or the U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, for purposes of this definition, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations or orders).

“Sanctions” means economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Restricted Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of (x) Cash Management Services (other than Outside LC Facilities) that (a) are owed to the Administrative Agent, the Arrangers or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, the Arrangers or an Affiliate of any of the foregoing, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (y) Outside LC Facilities that are owed to an Outside LC Facility Issuer.

“Secured Customer Financing Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower under each Customer Financing Guarantee that (a) are owed to the Administrative Agent, any Arranger or an Affiliates of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of the foregoing, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.

“Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a) is with a counterparty that is the Administrative Agent, the Arrangers or an Affiliate of any of the foregoing, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent, the Arrangers or an Affiliate of any of the foregoing, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Parties” means, collectively, (a) each Lender, (b) the Administrative Agent, (c) each Arranger, (d) each Issuing Bank, (e) each provider of Cash Management

Services the obligations under which constitute Secured Cash Management Obligations, (f) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (g) each counterparty to the Customer Financing Guarantee, the obligations under which constitute Secured Customer Financing Obligations, and (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (i) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11 or 5.12 to secure any of the Obligations.

“Senior Secured Debt” means, as of any date, Total Indebtedness as of such date minus the sum of (a) the portion of Indebtedness of the Borrower and the Restricted Subsidiaries included in such Total Indebtedness that is not secured by any Lien on property or assets of the Borrower or the Restricted Subsidiaries and (b) the portion of Indebtedness of the Borrower and the Restricted Subsidiaries included in such Total Indebtedness that is subordinated in right of payment to the Obligations. Solely for the purpose of calculating the financial maintenance covenant set forth in Section 6.13, Indebtedness in respect of any Permitted Receivables Facility not required to be reflected on a balance sheet in accordance with GAAP that would otherwise be included in Senior Secured Debt shall be deemed not to be included in Senior Secured Debt.

“Senior Secured Net Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a)(i) Senior Secured Debt as of such date minus (ii) Unrestricted Cash as of such date ~~(provided, however, that, solely for the purpose of calculating the financial maintenance covenant set forth in Section 6.13, the amount of Unrestricted Cash so deducted pursuant to this clause (ii) shall not exceed $750,000,000)~~ to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on such date.

“Senior Unsecured Notes” means, collectively, (a) (i) the ~~Euro-denominated~~dollar-denominated senior unsecured notes due ~~2026~~2027, (ii) the dollar-denominated senior unsecured notes due ~~2027~~2028, (iii) the dollar-denominated senior unsecured notes due ~~2028,~~2029 and (iv) the dollar-denominated senior unsecured notes due ~~2029~~2033, in each case issued by the Borrower and outstanding as of the Effective Date and (b) any substantially identical senior or senior subordinated notes that are registered under the Securities Act (including, for the avoidance of doubt, notes issued in a Rule 144A or other private placement transaction under the Securities Act) and issued in exchange for any of the senior unsecured notes described in clause (a) of this definition.

“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indentures, all side letters, instruments, agreements and other documents evidencing or governing the Senior Unsecured Notes, providing for any Guarantee or other right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.

“Senior Unsecured Notes Indentures” means, collectively, the Indentures dated as of (a) May 23, 2017 among, inter alia, the Borrower, the Subsidiaries listed therein and U.S. Bank National Association, as trustee, and (b) November 27, 2020 among, inter alia, the Borrower, the Subsidiaries listed therein and Deutsche Bank Trust Company Americas, as trustee, in each case in respect of the Senior Unsecured Notes (each, as amended or supplemented prior to the date hereof).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Specified ECF Percentage” means, with respect to any fiscal year of the Borrower, (a) if the Total Net Leverage Ratio as of the last day of such fiscal year is greater than ~~4.00~~4.50 to 1.00, 50%, (b) if the Total Net Leverage Ratio as of the last day of such fiscal year is greater than ~~3.50~~4.00 to 1.00 but less than or equal to ~~4.00~~4.50 to 1.00, 25%, and (c) if the Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to ~~3.50~~4.00 to 1.00, 0%.

“Specified Swap Obligation” means, with respect to any Subsidiary Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary in connection with the Permitted Receivables Facility that are reasonably customary in an accounts receivable financing transaction.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Restricted Subsidiary that is or, after the date hereof, becomes a party to the Collateral Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a).

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Supported QFC” has the meaning assigned to such term in Section 9.20(a).

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04, expressed as an amount representing the maximum aggregate principal amount of such Swingline Lender’s outstanding Swingline Loans hereunder. The initial amount of each Swingline Lender’s Swingline Commitment is set forth on Schedule 2.04 or in the joinder agreement pursuant to which it became a Swingline Lender hereunder. The aggregate amount of the Swingline Commitments on the date hereof is $75,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Revolving Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means each of JPMorgan Chase Bank, N.A. and any other Extended Revolving Lender designated as a Swingline Lender pursuant to a joinder agreement executed by the Borrower and such Extended Revolving Lender and reasonably satisfactory to the Administrative Agent, in each case in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Commitments” means, collectively, the Tranche B~~-3~~-4 US$ Term Commitments, the Tranche B-3 Euro Term Commitments and any commitments to make Incremental Term Loans.

“Term Lenders” means, collectively, the Tranche B~~-3~~-4 US$ Term Lenders, the Tranche B-3 Euro Term Lenders and any Lenders with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.

“Term Loans” means, collectively, the Tranche B~~-3~~-4 US$ Term Loans, the Tranche B-3 Euro Term Loans and any Incremental Term Loans.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by the Borrower or any Restricted Subsidiary subsequent to the date of such balance sheet, including through mergers or consolidations).

“Total Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term “Indebtedness” shall not include (i) contingent obligations of the Borrower or any Restricted Subsidiary as an account party or applicant in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness or (ii) for the avoidance of doubt, any Indebtedness in respect of Hedging Agreements.

“Total Net Leverage Ratio” means, on any date, the ratio of (a)(i) Total Indebtedness as of such date minus (ii) Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

“Tranche B-3 Euro Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B-3 Euro Term Loan under the Amendment and Restatement Agreement on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-3 Euro Term Loan to be made by such Lender under the Amendment and Restatement Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B-3 Euro Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B-3 Euro Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Tranche B-3 Euro Term Commitments is €415,000,000.

“Tranche B-3 Euro Term Lender” means a Lender with a Tranche B-3 Euro Term Commitment or an outstanding Tranche B-3 Euro Term Loan.

“Tranche B-3 Euro Term Loan” means a Loan made pursuant to clause (b) of Section 2.01

“Tranche B-3 Euro Term Maturity Date” means August 18, 2028, as the same may be extended pursuant to Section 2.22.

“Tranche B~~-3~~-4 US$ Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B~~-3~~-4 US$ Term Loan under ~~the~~ Amendment ~~and Restatement Agreement~~No. 4 on the Amendment No. 4 Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B~~-3~~-4 US$ Term Loan to be made by such Lender under ~~the~~ Amendment ~~and Restatement Agreement~~No. 4, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B~~-3~~-4 US$ Term Commitment is set forth on Schedule ~~2.01~~I to Amendment No. 4 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B~~-3~~-4 US$ Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Tranche B~~-3~~-4 US$ Term Commitments is $~~1,070,000,000~~663,172,113.27 (it being understood that the aggregate principal amount of Tranche B-4 US$ Term Loans made (or deemed made) on the Amendment No. 4 Effective Date is $1,050,000,000).

“Tranche B~~-3~~-4 US$ Term Lender” means a Lender with a Tranche B~~-3~~-4 US$ Term Commitment or an outstanding Tranche B~~-3~~-4 US$ Term Loan.

“Tranche B~~-3~~-4 US$ Term Loan” means a Loan made (or deemed made) pursuant to ~~clause (a) of~~ Section ~~2.01~~3 of Amendment No. 4.

“Tranche B~~-3~~-4 US$ Term Maturity Date” means ~~August 18~~October 15, ~~2028~~2032, as the same may be extended pursuant to Section 2.22.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Alternate Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Revolving Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unrestricted Cash” means, at any time, all cash and Cash Equivalents held by the Borrower and Restricted Subsidiaries at such time; provided that such cash and Cash Equivalents are not Restricted.

“Unrestricted Subsidiaries” means (a) any Subsidiary that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.13 subsequent to the Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Effective Date, there shall be no Unrestricted Subsidiaries.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20(a).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Weighted Average Yield” means, with respect to any Loan ~~or~~, Commitment or Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness, the weighted average yield to stated maturity of such Loan ~~or~~, Commitment, Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness based on the interest rate or rates or unused commitment or similar fees applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders or other creditors advancing such Loan ~~or~~, Commitment ~~with~~, Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness with respect thereto and to any interest rate “floor”, but excluding any arrangement, commitment, structuring, underwriting, amendment or other similar fees paid or payable to the arrangers (or similar titles) or their affiliates, in each case in their capacities as such, in connection with such Loans, Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness and that are not shared with all Lenders or other creditors providing the applicable Incremental Extension of Credit, Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness; provided that ~~(a)~~ for purposes of calculating the Weighted Average Yield for any Incremental Term Loan ~~or~~, Incremental Revolving Commitments (and the Incremental Revolving Loans to be made thereunder), Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness, original issue discount and upfront fees shall be equated to interest based on an assumed four-year life to maturity (or, if shorter in respect of such Incremental Extension of Credit, Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness, the actual life to maturity of such Incremental Extension of Credit~~) and (b) with respect to the calculation of the Weighted Average Yield of the Tranche B-3 US$ Term Loans or the Tranche B-3 Euro Term Loans in connection with any Incremental Term Loans, (i) to the extent that the Reference Rate on the effective date of such Incremental Term Loans is less than the applicable Floor, then the amount of such difference shall be deemed to be added to the Weighted Average Yield for the Tranche B-3 US$ Term Loans or the Tranche B-3 Euro Term Loans, as applicable, solely for the purposes of determining whether an increase in the interest rate for the Tranche B-3 US$ Term Loans or the~~

~~Tranche B-3 Euro Term Loans, as applicable, shall be required pursuant to Section 2.21(b) and (ii) to the extent that the Reference Rate on the effective date of such Incremental Term Loans is less than the interest rate floor, if any, applicable to such Incremental Term Loans, then the amount of such difference shall be deemed to be added to the Weighted Average Yield of such Incremental Term Loans solely for the purpose of determining whether an increase in the interest rate for the Tranche B-3 US$ Term Loans shall be required pursuant to Section 2.21(b~~, Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness, as applicable). For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other external indices not influenced by the financial performance or creditworthiness of the Borrower or any Subsidiary). In addition, for the purpose of calculating the Weighted Average Yield for any Incremental Term Loans or Alternative Incremental Facility Debt that constitutes fixed-rate Indebtedness, the fixed rate coupon of such Indebtedness shall be deemed to have been swapped to a floating rate on a customary matched-maturity basis, and the Weighted Average Yield of such fixed-rate Indebtedness on a floating rate basis shall be reasonably determined in a customary manner by the Administrative Agent based on customary financial methodology in consultation with the Borrower (or, if the Administrative Agent declines (or is unable) to determine such Weighted Average Yield or the appropriate floating rate swap on a matched-maturity basis, as reasonably determined in a customary manner based on customary financial methodology by a financial institution reasonably acceptable to the Administrative Agent and the Borrower).

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 2.02.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., an “Term Benchmark Loan”) or by Class and Type (e.g., an “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., an “Term Benchmark Borrowing”) or by Class and Type (e.g., an “Term Benchmark Revolving Borrowing”).
SECTION 2.03.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference herein to the “knowledge” of the Borrower or any Restricted Subsidiary shall mean the actual knowledge of a Responsible Officer of such Person.
SECTION 2.04.
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof.
SECTION 2.05.
Pro Forma Calculations. With respect to any period during which any Permitted Acquisition or any sale, transfer or other disposition of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business occurs, for purposes of determining compliance with the financial maintenance covenant contained in Section 6.13 or otherwise for purposes of determining the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Consolidated EBITDA and Consolidated Total Assets, calculations with respect to such period shall be made on a Pro Forma Basis.
SECTION 2.06.
Exchange Rates; Currency Equivalents. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (x) determine the Exchange Rate as of such Calculation Date with respect to the applicable Permitted Foreign Currency and (y) give notice thereof to the applicable Lender and the Borrower. The Exchange Rates so determined shall become effective (i) in the case of the initial Calculation Date, on the Effective Date and (ii) in the case of each subsequent Calculation Date, on the first Business Day immediately following such Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Exchange Rates employed in converting any amounts between dollars and any Permitted Foreign Currency.
(b)
Solely for purposes of Article II and related definitional provisions to the extent used therein, the applicable amount of any currency (other than dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent and notified to the applicable Lender and the Borrower in accordance with Section 1.06(a). If any basket is exceeded solely as a result of fluctuations in the applicable Exchange Rate after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Exchange Rate. Amounts denominated in a Permitted Foreign Currency will be converted to dollars for the purposes of (A) testing the financial maintenance covenant under Section 6.13 and for calculating the Total Net Leverage Ratio in each of the definition of “Permitted Acquisition”, Section 2.21(a), Section 5.13 and clauses (g) and (p) of Section 6.01 (but not for any calculation of the Total Net Leverage Ratio in the definition of “Permitted Acquisition” or clause (g) or (p) of Section 6.01 referenced in the parenthetical statement therein following the termination of the

Revolving Commitments and the reduction of the Revolving Exposure to zero), at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio (other than for purposes of determining compliance with Section 6.13 and for purposes of the other calculations expressly referenced in the immediately preceding clause (A)), at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.
(c)
For purposes of Section 6.01, the amount of any Indebtedness denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate, in the case of such Indebtedness incurred or committed, on the date that such Indebtedness was incurred or committed, as applicable; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the applicable Exchange Rate on the date of such refinancing, such dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
(d)
For purposes of Sections 6.02, 6.04, 6.05 and 6.08, the amount of any Liens, Investments, asset sales and Restricted Payments, as applicable, denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate on the date that such Lien is incurred or such Investment, asset sale or Restricted Payment is made, as the case may be.
SECTION 2.07.
Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when determining compliance with any applicable conditions to the consummation of any Limited Condition Transaction (including, without limitation, any Default or Event of Default condition), the date of determination of such applicable conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If, based on the calculation of such applicable condition on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred on the first day of the four fiscal quarter period of the Borrower most recently ending prior to the LCT Test Date for which financial statements are available to the Administrative Agent, the Borrower or Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with the applicable conditions thereto, then such applicable conditions shall be deemed to have been complied with, unless an Event of Default described in clauses (a), (h) (solely with respect to the Borrower), (i) (solely with respect to the Borrower) or (m) of Article VII shall be continuing on the date such Limited Condition Transaction is actually consummated. For the avoidance of doubt, if an LCT

Election is made, then the applicable conditions thereto shall not be tested at the time of consummation of such Limited Condition Transaction. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated both (x) on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) on a Pro Forma Basis assuming such Limited Condition Transaction and other related transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated, and the applicable action shall only be permitted if there is sufficient availability under the applicable ratio or basket under both of the calculations pursuant to subsection (x) and (y).
SECTION 2.08.
Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars or a Permitted Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE III

The Credits
SECTION 3.01.
Commitments. Subject to the terms and conditions set forth herein and in the Amendment and Restatement Agreement, as applicable, (a) each Tranche B~~-3~~-4 US$ Term Lender agreed to make, and has made (or is deemed to have made), a Tranche

B~~-3~~-4 US$ Term Loan to the Borrower on the Amendment No. 4 Effective Date in ~~a principal amount not exceeding its Tranche B-3 US$ Term Commitment,~~accordance with Section 3 of Amendment No. 4, (b) each Tranche B-3 Euro Term Lender agreed to make, and has made, a Tranche B-3 Euro Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B-3 Euro Term Commitment and (c) each Revolving Lender agrees to make revolving credit loans denominated in dollars or in any Permitted Foreign Currency to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that the Borrower shall not request, and the Revolving Lenders shall not be required to fund, a Revolving Loan that is denominated in a Permitted Foreign Currency if, after the making of such Revolving Loan, the Dollar Equivalent of the aggregate principal amount of all Revolving Loans then outstanding that are denominated in a Permitted Foreign Currency (including such requested Revolving Loan) would exceed $200,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. The Tranche B~~-3~~-4 US$ Term Loans funded on the Amendment No. 4 Effective Date were funded with an original issue discount of ~~1.50~~1.00% and the Tranche B-3 Euro Term Loans funded on the Effective Date were funded with an original issue discount of 1.50% (it being agreed, in each case, that the Borrower shall be obligated to repay 100% of the principal amount of each such Term Loan and interest shall accrue on 100% of the principal amount of each such Term Loan, in each case as provided herein). Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. For the avoidance of doubt, any Revolving Loans and Letters of Credit outstanding under (and as defined in) the Existing Credit Agreement immediately prior to the Effective Date shall continue to be Revolving Loans and Letters of Credit, respectively, hereunder on the Effective Date and shall be subject to the same Interest Periods and other terms applicable thereto under the Existing Credit Agreement immediately prior to the Effective Date.
SECTION 3.02.
Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. For the avoidance of doubt, (i) until the Non-Extended Revolving Maturity Date, each Borrowing of Revolving Loans shall consist of both Non-Extended Revolving Loans and Extended Revolving Loans made by all Revolving Lenders ratably in accordance with their respective Applicable Percentages (determined, for the avoidance of doubt, with respect to any Revolving Lender, on the basis of its Revolving Commitment as a percentage of the Aggregate Revolving Commitments) and (ii) thereafter, each such Borrowing shall consist of Extended Revolving Loans made by the Extended Revolving Lenders ratably in accordance with their respective Applicable Percentages (determined, for the avoidance of doubt, with respect to any Extended Revolving Lender, on the basis of its Extended Revolving Commitment as a percentage of the Aggregate Revolving Commitments after giving effect to the termination of the Non-Extended Revolving Commitments on the Non-Extended Revolving Maturity Date). Each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their respective Swingline Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)
Subject to Section 2.14, (i) each Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith and (ii) each Borrowing denominated in Euro shall be comprised entirely of Term Benchmark Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)
At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of 20 Term Benchmark Borrowings in the aggregate at any time outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).
(d)
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 3.03.
Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (other than a request for any Borrowing denominated in a Permitted Foreign Currency, which request shall be made in writing) or email (a) in the case of a Term Benchmark Borrowing denominated in dollars, not later than 1:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euro, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement denominated in dollars as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic or email Borrowing Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery or email to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):

(i)
whether the requested Borrowing is to be a Revolving Borrowing, a Tranche B~~-3~~-4 US$ Term Borrowing, a Tranche B-3 Euro Term Borrowing or a Borrowing of any Incremental Term Loan or Incremental Revolving Loan;
(ii)
the currency and the aggregate amount of such Borrowing;
(iii)
the requested date of such Borrowing, which shall be a Business Day;
(iv)
whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(v)
in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)
the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a), or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement denominated in dollars in accordance with Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and
(vii)
that as of such date Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified, other than with respect to Borrowings denominated in a Permitted Foreign Currency, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 3.04.
Swingline Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period, each Swingline Lender severally agrees to make Swingline Loans, denominated in dollars, to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding aggregate Swingline Commitment, (ii) the aggregate principal amount of the outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (iii) such Swingline Lender’s Revolving Exposure exceeding such Swingline Lender’s Revolving Commitment (in its capacity as a Lender), (iv) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment or (v) the sum of (x) the Swingline Exposure attributable to Swingline Loans maturing after the Non-Extended Revolving Maturity Date and (y) the LC Exposure attributable to Letters of Credit expiring after the Non-Extended Revolving Maturity Date, exceeding the aggregate amount of Extended Revolving Commitments then outstanding; provided that (A) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (B) each Swingline Loan shall be made as part of a

Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their respective Swingline Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the Swingline Commitments of the Swingline Lenders are several and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.
(b)
To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone or email, not later than 1:00 p.m., New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery or email to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan available to the Borrower by means of a credit to an account of the Borrower maintained with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, to such Revolving Lenders and such Issuing Bank as their interests may appear) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)
Any Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Subject to Section 2.08(a), each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Swingline Loan was made, the Majority in Interest of the Revolving Lenders shall have notified such Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event such Swingline Lender shall have received any such notice, it shall have no obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Subject to Section 2.08(a), each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Swingline Lenders the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by such Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lenders or to the Administrative Agent, as applicable, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.
SECTION 3.05.
Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or for the account of any Subsidiary so long as the Borrower is a joint and several co-applicant in respect of such Letter of Credit), denominated in dollars or in a Permitted Foreign Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control. This Section shall not be construed to impose an obligation upon UBS AG, Stamford Branch (as successor in interest to Credit Suisse AG), Goldman Sachs Bank USA, Deutsche Bank AG New York Branch, Royal Bank of Canada, Truist Bank, BNP Paribas, Morgan Stanley Senior Funding, Inc. or any of their respective Affiliates to issue documentary or “trade” Letters of Credit (as opposed to “standby” Letters of Credit). No Issuing Bank shall be obligated to issue any Letter of Credit if such issuance would violate any policies of that bank governing letters of credit in general. Notwithstanding anything herein to the contrary, no Non-Extended Issuing Bank shall be required to (i) issue any Letter of Credit on or after the Non-Extended Revolving Maturity Date or (ii) amend, renew or extend any Letter of Credit if, as a result thereof, such Letter of Credit would expire after the Non-Extended Revolving Maturity Date, and each Non-Extended Issuing Bank shall cease to be an Issuing Bank automatically upon the Non-Extended Revolving Maturity Date; provided, however, that each Non-Extended Issuing Bank shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to the Non-Extended Revolving Maturity Date.
(b)
Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall, not later than five Business Days before the date of the proposed issuance, in the case of the issuance of a Letter of Credit, or not later than three Business Days before the date of the proposed amendment, renewal or extension, in the case of the amendment, renewal or extension of an outstanding Letter of Credit, hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice signed by a Responsible Officer of the Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable such Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Exposure Sublimit, (ii) no Lender’s Revolving Exposure shall exceed its Revolving Commitment, (iii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment, (iv) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving Commitments, the LC Exposure in respect of all Letters of Credit having an expiration date after the second Business Day prior to the Existing Maturity Date shall not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to Section 2.22, (v) the sum of (x) the Swingline Exposure attributable to Swingline Loans maturing after the Non-Extended Revolving Maturity Date and (y) the LC Exposure attributable to Letters of Credit expiring after the Non-Extended Revolving Maturity Date, shall not exceed the aggregate amount of Extended Revolving Commitments then outstanding and (vi) for the avoidance of doubt, the aggregate face amount of all Letters of Credit issued by any Issuing Bank that are outstanding at any time shall not exceed the sublimit for that Issuing Bank specified in the definition of the term “LC Exposure Sublimit”. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof as required under paragraph (l) of this Section. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any law applicable to the Issuing Bank or any directive having the force of law from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (in each case, for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any material unreimbursed loss, cost or expense which was not applicable on the Effective Date; (y) the Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency (other than dollars or Euro); or (z) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder. No Issuing Bank shall amend, renew or extend any Letter of Credit at any time if such Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended, restated or extended form under the terms hereof.
(c)
Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Extended Revolving Maturity Date; provided, however, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Extended Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed. For the avoidance of doubt, if the Extended Revolving Maturity Date shall be extended pursuant to Section 2.22, “Extended Revolving Maturity Date” as referenced in this paragraph shall refer to the Extended Revolving Maturity Date as extended pursuant to Section 2.22; provided that, notwithstanding anything in this Agreement (including Section 2.22 hereof) or any other Loan Document to the contrary, the Extended Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.
(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Subject to Section 2.08(a), each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments or the termination of this Agreement and the payment of the Obligations, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)
Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, in the case of an LC Disbursement denominated in dollars in an amount of $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan, respectively, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, then (A) if the applicable LC Disbursement relates to a Letter of Credit denominated in a currency other than dollars or Euro, automatically and with no further action, the obligation to reimburse such LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, determined using the Exchange Rate calculated as of the date when such payment was due, of such LC Disbursement and (B) the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement (and the Dollar Equivalent thereof if the immediately preceding clause (A) is applicable), the currency and amount of the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower in the currency of the applicable LC Disbursement (unless such LC Disbursement relates to a Letter of Credit denominated in a currency other than dollars or Euro, in which case such payment shall be made in dollars), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of an ABR Revolving Borrowing or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)
Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence, bad faith or willful misconduct.

(g)
Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.
(h)
Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof (or, in the case of clause (iii)(B) below, the Dollar Equivalent of such amount, determined in accordance with paragraph (e) of this Section) shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in dollars, the rate per annum then applicable to ABR Revolving Loans (and payable in dollars); (ii) in the case of an LC Disbursement denominated in Euro, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Term Benchmark Revolving Loans (and payable in Euro) and (iii) in the case of an LC Disbursement denominated in any Permitted Foreign Currency other than Euro, (A) in the case of any LC Disbursement that is reimbursed on or before the date such LC Disbursement is required to be reimbursed under paragraph (e) of this Section, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Term Benchmark Revolving Loans (and payable in such currency) and (B) in the case of any LC Disbursement that is reimbursed after the date such LC Disbursement is required to be reimbursed under paragraph (e) of this Section, the rate per annum then applicable to ABR Revolving Loans (and payable in dollars); provided that, if the Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash and in the currency of the applicable Letter of Credit equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of

Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b), Section 2.20(c) or Section 2.22(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j)
Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
(k)
Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the tenth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(l)
Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)
LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(n)
Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(o)
Resignation of Issuing Bank. In the event that an Issuing Bank ceases to be a Revolving Lender (including pursuant to an election by the Borrower pursuant to Section 2.19(b) or Section 9.02(c)), such Issuing Bank may resign in its capacity as an Issuing Bank immediately upon written notice to the Administrative Agent, the Lenders and the Borrower. At the time any such resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning Issuing Bank pursuant to Section 2.12(b).

Notwithstanding the effectiveness of any such resignation, unless all Letters of Credit issued by the resigning Issuing Bank that are outstanding as of the effectiveness of such resignation have been terminated, backstopped or cash collateralized (in each case, in a manner that is satisfactory to such Issuing Bank), such Issuing Bank shall remain a party hereto and shall continue to have the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but in any event such Issuing Bank shall not issue any additional Letters of Credit.
SECTION 3.06.
Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement denominated in dollars as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any ABR Borrowing for which notice of such Borrowing has been given by the Borrower on the proposed date of such Borrowing in accordance with Section 2.03, prior to 1:00 p.m., Local Time, on such date) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Permitted Foreign Currency, the rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) or (ii) in the case of the Borrower, the interest rate applicable to (A) in the case of Loans denominated in dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Permitted Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.13. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such

Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 3.07.
Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type (provided that Term Benchmark Borrowings denominated in Euro may not be converted into ABR Borrowings) or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)
To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (other than a request pursuant to this Section with respect to a Borrowing denominated in a Permitted Foreign Currency, which request shall be made in writing) or email by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written Interest Election Request signed by the Borrower.
(c)
Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)
if the resulting Borrowing is to be a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Term Benchmark Borrowing denominated in dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Term Benchmark Borrowing denominated in Euro, such Borrowing shall be continued as a Borrowing of the applicable type for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in dollars may be converted to or continued as a Term Benchmark Borrowing, (ii) unless repaid, each Term Benchmark Borrowing (or Term Benchmark Borrowing of the applicable Class, as applicable) denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Term Benchmark Borrowing denominated in Euro shall be continued as a Term Benchmark Borrowing with an Interest Period of one month’s duration.
SECTION 3.08.
Termination and Reduction of Commitments. (a) Unless previously terminated, (i) each of the Tranche B~~-3~~-4 US$ Term Commitments ~~and~~shall automatically terminate at 5:00 p.m., New York City time, on the Amendment No. 4 Effective Date and each of the Tranche B-3 Euro Term Commitments shall automatically terminate at ~~5:00 p.m~~5:00 p.m., New York City time, on the Effective Date, (ii) the Non-Extended Revolving Commitments shall automatically terminate on the Non-Extended Revolving Maturity Date and (iii) the Extended Revolving Commitments shall automatically terminate on the Extended Maturity Date. Upon the termination in full of the Non-Extended Revolving Commitments in accordance with this Section 2.08(a) (but not, for the avoidance of doubt, pursuant to Article VII), the Non-Extended Revolving Lenders will have no further obligation to acquire and fund participations in any Swingline Loans or any Letters of Credit; provided that (i) the foregoing will not release any Non-Extended Revolving Lender from any such obligation to acquire and fund participations in any Swingline Loans or to fund participations in any Letters of Credit that was required to be performed by it on or prior to the Non-Extended Revolving Maturity Date (and the Swingline Exposure and LC Exposure of any Lender shall be determined accordingly) and (ii) the foregoing will not release any Non-Extended Revolving Lender from any such obligation to acquire and fund participations in any Swingline Loans or to fund participations in any Letters of Credit outstanding on the Non-Extended Revolving Maturity Date if on the Non-Extended Revolving Maturity Date a Default

has occurred and is continuing until and unless no such Default shall be continuing. Unless clause (ii) above is applicable, without any further action on the part of the applicable Issuing Bank or the Extended Revolving Lenders, participations in each Letter of Credit outstanding on the Non-Extended Revolving Maturity Date (other than any funded participations or any participations that are required to be funded as described in clause (i) above) shall be redetermined based on the respective Applicable Percentages of the Extended Revolving Lenders (determined after giving effect to the termination in full of the Non-Extended Revolving Commitments). In the event that clause (ii) above is applicable, until no Default shall be continuing, for purposes of determining a Lender’s Applicable Percentage for purposes of any provision hereof relating to Swingline Exposure or LC Exposure, each Non-Extended Revolving Lender shall be deemed to have a Non-Extended Revolving Commitment equal to the amount of its Non-Extended Revolving Commitment in effect immediately prior to the termination thereof on the Non-Extended Revolving Maturity Date.
(b)
The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or the Swingline Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment. Notwithstanding anything herein to the contrary, in no event shall the Borrower reduce the Revolving Commitments pursuant to this Section 2.08(b) if the sum of (A) the Swingline Exposure attributable to Swingline Loans maturing after the Non-Extended Revolving Maturity Date and (B) the LC Exposure attributable to Letters of Credit expiring after the Non-Extended Revolving Maturity Date, would exceed the aggregate amount of Extended Revolving Commitments after giving effect thereto.
(c)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Except as expressly provided in Section 3(c) of Amendment No. 3, each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
SECTION 3.09.
Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of (A) each Non-Extended Revolving Lender the then unpaid principal amount of each Non-Extended Revolving Loan of such Lender on the Non-Extended Revolving Maturity Date and (B) each Extended Revolving Lender the then unpaid principal amount of each Extended Revolving Loan of such Lender on the Extended Revolving Maturity Date, (ii) to the Administrative Agent for

the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans then outstanding.
(b)
The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)
Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 3.10.
Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Tranche B~~-3~~-4 US$ Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date	Amount
March 31, 2026	$2,625,000.00
June 30, 2026	$2,625,000.00
September 30, 2026	$2,625,000.00
December 31, ~~2023~~2026	$~~2,675,000~~2,625,000.00
March 31, ~~2024~~2027	$~~2,675,000~~2,625,000.00
June 30, ~~2024~~2027	$~~2,675,000~~2,625,000.00
September 30, ~~2024~~2027	$~~2,675,000~~2,625,000.00
December 31, ~~2024~~2027	$~~2,675,000~~2,625,000.00
March 31, ~~2025~~2028	$~~2,675,000~~2,625,000.00
June 30, ~~2025~~2028	$~~2,675,000~~2,625,000.00
September 30, ~~2025~~2028	$~~2,675,000~~2,625,000.00
December 31, ~~2025~~2028	$~~2,675,000~~2,625,000.00
March 31, ~~2026~~2029	$~~2,675,000~~2,625,000.00
June 30, ~~2026~~2029	$~~2,675,000~~2,625,000.00
September 30, ~~2026~~2029	$~~2,675,000~~2,625,000.00
December 31, ~~2026~~2029	$~~2,675,000~~2,625,000.00
March 31, ~~2027~~2030	$~~2,675,000~~2,625,000.00

June 30, ~~2027~~2030	$~~2,675,000~~2,625,000.00
September 30, ~~2027~~2030	$~~2,675,000~~2,625,000.00
December 31, ~~2027~~2030	$~~2,675,000~~2,625,000.00
March 31, ~~2028~~2031	$~~2,675,000~~2,625,000.00
June 30, ~~2028~~2031	$~~2,675,000~~2,625,000.00
September 30, 2031	$2,625,000.00
December 31, 2031	$2,625,000.00
March 31, 2032	$2,625,000.00
June 30, 2032	$2,625,000.00
September 30, 2032	$2,625,000.00
Tranche B~~-3~~-4 US$ Term Maturity Date	$~~1,019,175,000~~979,125,000.00

Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Tranche B-3 Euro Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date	Amount
Tranche B-3 Euro Term Maturity Date	€415,000,000

Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Incremental Term Loans of any Class as provided in the applicable Incremental Facility Amendment.

(b)
To the extent not previously paid, (i) all Tranche B~~-3~~-4 US$ Term Loans shall be due and payable on the Tranche B~~-3~~-4 US$ Term Maturity Date, (ii) all Tranche B-3 Euro Term Loans shall be due and payable on the Tranche B-3 Euro Term Maturity Date and (iii) all Incremental Term Loans of any Class shall be due and payable on the maturity date set forth in the applicable Incremental Facility Amendment.
(c)
Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed in writing by the Borrower; provided that (i) any prepayment of any Class of Incremental Term Borrowings shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment, (ii) any prepayment of Term Borrowings of any Class contemplated by Section 2.23 shall be applied to subsequent scheduled repayments as provided in such Section and (iii) if any Lender elects to decline a mandatory prepayment of a Term Borrowing in accordance with Section 2.11(e), then the portion of such prepayment not so declined shall be applied to reduce the subsequent repayments of such Term Borrowing to be made pursuant to this Section ratably based on the amount of such scheduled repayments. ~~If (A) the initial aggregate amount of the Lenders’ Tranche B-3 US$ Term Commitments exceeds the aggregate principal amount of Tranche B-3 US$ Term Loans that are made on the Effective Date, then the scheduled repayments of Tranche B-3 US$ Term~~

~~Borrowings to be made pursuant to this Section shall be reduced ratably, based on the amount of such scheduled repayments, by an aggregate amount equal to such excess or (B) the initial aggregate amount of the Lenders’ Tranche B-3 Euro Term Commitments exceeds the aggregate principal amount of Tranche B-3 Euro Term Loans that are made on the Effective Date, then the scheduled repayments of Tranche B-3 Euro Term Borrowings to be made pursuant to this Section shall be reduced ratably, based on the amount of such scheduled repayments, by an aggregate amount equal to such excess.~~
(d)
Prior to any repayment of any Term Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.
SECTION 3.11.
Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section.
(b)
In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure on any Calculation Date in accordance with Section 1.06) or (ii) the Aggregate Revolving Exposure exceeds 105% of the Aggregate Revolving Commitments solely as a result of any revaluation of the Dollar Equivalent of Revolving Loans or LC Exposure on any Calculation Date in accordance with Section 1.06, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess. In addition, in accordance with Section 2.22(c)(i), not later than the fifth Business Day prior to the Non-Extended Revolving Maturity Date, the Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.05(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the aggregate Extended Revolving Commitments as of such date.
(c)
In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Borrower shall, within ten Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds (or, if the Borrower or any Restricted Subsidiary has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the net proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds in the business of the Borrower or any Restricted Subsidiary (including to acquire or lease real property, equipment or other tangible assets to be used in the business of the Borrower or the Restricted Subsidiaries or to make Permitted Acquisitions) and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Restricted Subsidiaries shall have entered into an agreement with a third party to purchase assets or services, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.
(d)
Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, ~~2023~~2026, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year (or, if the Borrower or any Restricted Subsidiary has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with Excess Cash Flow (but only if the definitive documentation for such Indebtedness defines “Excess Cash Flow” in a manner that is substantially the same as the definition of “Excess Cash Flow” herein), then by such lesser percentage of Excess Cash Flow for such fiscal year such that such Indebtedness receives no greater than a ratable percentage of Excess Cash Flow for such fiscal year based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that such amount (the “ECF Prepayment Required Amount”) shall be reduced by ~~the~~(x) to the extent the Borrower elects to apply the ECF Deductions to this clause (d) instead of to the initial calculation of “Excess Cash Flow” as permitted by clause (e) thereof, the aggregate amount of ECF Deductions for such fiscal year and (y) the aggregate amount of prepayments of Term Borrowings and Revolving Borrowings (but only to the extent accompanied by a permanent reductions of the corresponding Commitment) made pursuant to paragraph (a) of this Section and purchases of Term Loans by Purchasing Borrower Parties pursuant to Section 9.04(f) during such fiscal year (and, at the Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this paragraph (d)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made), excluding any such prepayments to the extent financed from Excluded Sources; provided, further, that, in the case of any Term Loan that is purchased by a Purchasing Borrower Party pursuant to Section 9.04(f) at a discount to par, the prepayment required pursuant to this paragraph (d) shall be reduced only by the actual amount of cash paid to the applicable Lender or Lenders in connection with such purchase. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event not later than the last day on which such financial statements may be delivered in compliance with such Section). Notwithstanding anything in this Section 2.11(d) to the contrary, no prepayment of Term Borrowings shall be required pursuant to this Section 2.11(d) for any fiscal year unless the aggregate principal amount of Term Borrowings required to be prepaid pursuant to this Section 2.11(d) for such fiscal year exceeds $25,000,000 (and, in such case, only such amount in excess of $25,000,000 shall be required to be prepaid).
(e)
Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall, subject to the next sentence, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Tranche B~~-3~~-4 US$ Term Borrowings and Tranche B-3 Euro Term Borrowings (and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B~~-3~~-4 US$ Term Lender and any Tranche B-3 Euro Term Lender (and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, any Lender that holds Incremental Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery or facsimile) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Tranche B~~-3~~-4 US$ Term Loans, Tranche B-3 Euro Term Loans or Incremental Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B~~-3~~-4 US$ Term Loans, Tranche B-3 Euro Term Loans or Incremental Term Loans of any such Class but was so declined shall be retained by the Borrower.
(f)
The Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by hand delivery or facsimile) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in dollars, not later than 1:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euro, not later than 1:00 p.m., Local Time, three Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Except as expressly provided in Section 2.22(g), each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
(g)
All (i) prepayments of (A) Tranche B~~-3~~-4 US$ Term Borrowings ~~or~~pursuant to clause (a) above effected on or prior to the date that is twelve months after the Amendment No. 4 Effective Date and (B) Tranche B-3 Euro Term Borrowings pursuant to clause (a) above effected on or prior to the date that is six months after the ~~Effective Date (or, solely with respect to (A) the Tranche B-3 US$ Term Borrowings, the date that is six months after the Amendment No. 1 Effective Date and (B) the Tranche B-3 Euro Term Borrowings, the date that is six months after the~~ Amendment No. 2 Effective Date~~)~~, in each case with the proceeds of a Repricing Transaction and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the date that is ~~six month after the Effective Date (or, solely~~(A) with respect to ~~(A)~~ the Tranche B~~-3~~-4 US$ Term Borrowings, ~~the date that is six~~twelve months after the Amendment No. ~~1~~4 Effective Date and (B) with respect to the Tranche B-3 Euro Term Borrowings, the date that is six months after the Amendment No. 2 Effective Date~~)~~, the effect of which is a Repricing Transaction, in each case shall be accompanied by a fee payable to the Tranche B~~-3~~-4 US$ Term Lenders or the Tranche B-3 Euro Term Lenders, as applicable, in an amount equal to 1.00% of the aggregate principal amount of the Tranche B~~-3~~-4 US$ Term Borrowings or Tranche B-3 Euro Term Borrowings, as applicable, so prepaid, in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of the Tranche B~~-3~~-4 US$ Term Borrowings or Tranche B-3 Euro Term Borrowings, as applicable, affected by such amendment, amendment and restatement or other modification, in the case of a transaction described in clause (ii) of this paragraph. Notwithstanding the foregoing, this paragraph shall not apply to a refinancing of all the Loans outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment, amendment and restatement or other modification of this Agreement being adopted in connection with such transaction); provided that the primary purpose of such transaction is not to effect a Repricing Transaction. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Term Lenders of the applicable Class, on the date of such prepayment.
(h)
Notwithstanding any other provisions of this Section, to the extent any or all of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” by a Foreign Subsidiary (“Foreign Subsidiary Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries, in either case are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or any applicable Domestic Subsidiary or if the Borrower has determined in good faith that repatriation of any such amount to the Borrower or any applicable Domestic Subsidiary would have material adverse tax consequences to the Borrower and its Subsidiaries (taken as a whole) with respect to such amount, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in this Section but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Borrower believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law or the Borrower determines in good faith such repatriation would no longer would have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation) applied (net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the Term Loans pursuant to this Section (provided that no such prepayment of the Term Loans pursuant to this Section shall be required in the case of any such Net Proceeds or Excess Cash Flow the repatriation of which the Borrower believes in good faith would result in material adverse tax consequences, if on or before the date on which such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to paragraph (c) of this Section (or such Excess Cash Flow would have been so required if it were Net Proceeds), (x) the Borrower applies an amount equal to the amount of such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary).
(i)
In the event that any holder of Indebtedness (other than Indebtedness hereunder) that is permitted to share in the mandatory prepayments under clause (c) or (d) of this Section 2.11 shall have declined all or any portion of such mandatory prepayment with respect to such Indebtedness, such declined amount shall promptly (and, in any event, within 10 Business Days after the date on which such holder has declined such mandatory prepayment) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent the Net Proceeds or Excess Cash Flow, as applicable, would otherwise have been required to be applied to prepay the Term Loans if such Indebtedness was not then outstanding).
SECTION 3.12.
Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the date hereof to but excluding the date on which the Revolving Commitments terminate. Commitment fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate (including, in respect of Non-Extended Revolving Lenders, the Non-Extended Revolving Maturity Date), commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
(b)
The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate (including, in respect of Non-Extended Revolving Lenders and Non-Extended Issuing Banks, the Non-Extended Revolving Maturity Date) and any such fees accruing after the date on which the Revolving Commitments terminate (including, in respect of Non-Extended Revolving Lenders and Non-Extended Issuing Banks, the Non-Extended Revolving Maturity Date) shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)
The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)
All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.
SECTION 3.13.
Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)
The Loans (i) comprising each Term Benchmark Borrowing denominated in dollars shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) comprising each Term Benchmark Borrowing denominated in Euro shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.
(d)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments (including, in respect of the Non-Extended Revolving Lenders, on the Non-Extended Revolving Maturity Date); provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). The applicable Alternate Base Rate, Adjusted Term SOFR Rate or Adjusted EURIBO Rate shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and such determination shall be conclusive absent manifest error.
SECTION 3.14.
Alternate Rate of Interest. (a) Subject to paragraphs (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)
prior to the commencement of any Interest Period for a Term Benchmark Borrowing, adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate (including because the Relevant Screen

Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or
(ii)
the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of such Class by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Term Benchmark Borrowing shall be ineffective, (B) any affected Term Benchmark Borrowing that is requested to be continued shall (1) if denominated in dollars, be continued as an ABR Borrowing or (2) otherwise, be repaid on the last day of the then-current Interest Period applicable thereto and (C) any Borrowing Request for an affected Term Benchmark Borrowing shall (1) in the case of a Borrowing denominated in dollars, be deemed a request for an ABR Borrowing or (2) in all other cases, be ineffective (and no Lender shall be obligated to make a Loan on account thereof.

(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)
Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(e) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to an ABR Borrowing or (y) any Term Benchmark Borrowing denominated in a Permitted Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day and (B) for Loans denominated in a Permitted Foreign Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, be prepaid in full.

SECTION 3.15.
Increased Costs. (a) If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate) or any Issuing Bank;
(ii)
impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b)
If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such

Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)
Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section in respect of any Change in Law described in the proviso to the definition of the term “Change in Law” unless such Lender has certified in writing to the Borrower that it is the general policy or practice of such Lender to demand such compensation in similar circumstances from similarly-situated borrowers.
(f)
If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term Benchmark Loan denominated in an applicable currency, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Term Benchmark Loans denominated in such currency or, if such currency is dollars, to convert ABR Borrowings into Term Benchmark Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (and each Lender agrees to give such notify promptly after such circumstance no longer exist). Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (i) with respect to Term Benchmark Loans of such Lender denominated in dollars, convert all such Term Benchmark Loans of such Lender to ABR Loans, on the last of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (ii) with respect to Term Benchmark Loans of such Lender denominated in Euro, prepay all such Term Benchmark Loans of such Lender, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay to the applicable Lender accrued interest on the amount of the applicable Loans so prepaid or converted.
SECTION 3.16.
Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19(b) or 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted EURIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Euro deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 3.17.
Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)
Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(f)
Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing:
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed originals of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct or indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made; and
(D)
if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.
(i)
Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 3.18.
Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or any Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless, in the case of any such payment made under Section 2.10 or any payment of interest on the Obligations hereunder, such next succeeding Business Day would fall in the next calendar month, in which case the date for such payment shall be on the next preceding Business Day) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension . All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payment hereunder and under each other Loan Document shall be made in dollars.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Eligible Assignee or to the Borrower or any Subsidiary in a transaction that complies with the terms of Section 9.04(f) (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses(i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(f)
In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any compliance certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Total Net Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders and the Issuing Banks (or former Lenders and Issuing Banks) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.
SECTION 3.19.
Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)
If (i) any Lender has requested compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has become a Declining Lender under Section 2.22, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(g) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(g)) or the Borrower (in the case of all other amounts (including any fee payable pursuant to Section 2.11(g)), (C) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (E) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
SECTION 3.20.
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)
commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)
the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02, except as expressly required under Section 9.02);
(c)
if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender, then:
(i)
all or any part of the Swingline Exposure (other than (x) any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) and (y) the portion of the Swingline Exposure referred to in clause (b) of the definition thereof) and LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the sum of all non-Defaulting Lenders’ Revolving Commitments and (B) the Revolving Exposure of each non-Defaulting Lender immediately after giving effect to such reallocation would not exceed the Revolving Commitment of such non-Defaulting Lender;

provided that no reallocation under this clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;
(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and
(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)
so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (i) a Bankruptcy Event or Bail-In Action with respect to a Revolving Lender Parent shall occur following the date hereof and for so long as such Bankruptcy Event or Bail-In Action shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as applicable, shall have entered into arrangements with the Borrower or the applicable Revolving Lender, satisfactory to such Swingline Lender or such Issuing Bank, as applicable, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused the applicable Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was a Defaulting Lender; provided, further, that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.

SECTION 3.21.
Incremental Extensions of Credit. (a) At any time and from time to time, commencing on the Effective Date and ending on the Latest Maturity Date (or, in the case of any Revolving Commitment Increase (as defined below), on the Extended Revolving Maturity Date), subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loans (the “Incremental Term Loans”), (ii) to add one or more additional tranches of revolving commitments (each, an “Incremental Revolving Commitment”, and the loans made pursuant thereto, the “Incremental Revolving Loans”; the Incremental Revolving Commitments and the Incremental Revolving Loans, together with the Incremental Term Loans, the “Incremental Facilities”), (iii) to incur Alternative Incremental Facility Debt and (iv) solely during the Revolving Availability Period, one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, any Alternative Incremental Facility Debt and the Incremental Revolving Commitments (and the Incremental Revolving Loans made thereunder), the “Incremental Extensions of Credit”), in an aggregate principal amount of up to (x) the greater of (A) $1,250,000,000 and (B) 100% of Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended determined on a Pro Forma Basis plus (y) an additional amount if, immediately after giving effect to the incurrence of such additional amount

(but without giving effect to any amount incurred simultaneously under clause (x) above) and the application of the proceeds therefrom (and assuming that (1) the full amount of such Incremental Extensions of Credit has been funded on such date and (2) such Incremental Extensions of Credit constitute Senior Secured Debt), the Senior Secured Net Leverage Ratio is equal to or less than 1.75 to 1.00; provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment or the incurrence of such Alternative Incremental Facility Debt, (A) no Default or Event of Default (subject, in the case of such increase that are being used to finance a Limited Condition Transaction, to Section 1.07) has occurred and is continuing or shall result therefrom (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any acquisition or Investment permitted hereunder, such condition precedent set forth in this clause (A) may be waived or limited as agreed between the Borrower and the Lenders providing such Incremental Extension of Credit, without the consent of any other Lenders), (B) subject, in the case of such increase that are being used to finance a Limited Condition Transaction, to Section 1.07, the representations and warranties of the Borrower and each other Loan Party, as applicable, set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any acquisition or Investment permitted hereunder, such condition precedent set forth in this clause (B) may be limited to (x) customary specified representations and warranties with respect to the Borrower and its Restricted Subsidiaries and (y) customary specified acquisition agreement representations with respect to the Person to be acquired), (C) subject, in the case of such increase that are being used to finance a Limited Condition Transaction, to Section 1.07, after giving effect to such Incremental Extension of Credit and the application of the proceeds therefrom (and assuming that the full amount of such Incremental Extension of Credit shall have been funded as Loans as of such date), the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Borrower, does not exceed the Applicable Total Net Leverage Ratio as of such day (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any acquisition or other Investment permitted hereunder or the irrevocable redemption or repayment of Indebtedness, such condition precedent set forth in this clause (C) shall be required to be satisfied, at the Borrower’s election, as of the date on which the binding agreement for such acquisition or other Investment is entered into or the date of irrevocable notice of redemption or repayment, as applicable, rather than the date of effectiveness, of the applicable Incremental Extension of Credit; provided, further, that if the Borrower has made the election to measure such compliance on the date on which the binding agreement for such acquisition or other Investment is entered into or the date of irrevocable notice of redemption or repayment, as applicable, then in connection with the calculation of any financial ratio with respect to any covenant set forth in Article VI or in connection with the designation of an Unrestricted Subsidiary pursuant to Section 5.13, in each case on or following such date and prior to the earlier of the date on which such acquisition is consummated, the binding agreement for such acquisition or Investment is terminated or such redemption or repayment is made, such financial ratio shall be calculated on a Pro Forma Basis assuming such acquisition, such other Investment, repayment or redemption and any other pro forma events in connection therewith (including the incurrence of Indebtedness and such Incremental Extension of Credit) have been consummated, except to the extent such calculation would result in a lower

Total Net Leverage Ratio than would apply if such calculation was made without giving effect to such acquisition, such other Investment, the irrevocable redemption or repayment of Indebtedness, other pro forma events in connection therewith or the incurrence of Indebtedness or any Incremental Extension of Credit on a Pro Forma Basis) and (D) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A), (B) and (C) above, together with reasonably detailed calculations demonstrating compliance with clause (y) and clause (C) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or 5.01(b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA for the relevant period). Each Class of Incremental Term Loans and Incremental Revolving Commitments and each Revolving Commitment Increase shall be in an integral multiple of $5,000,000 (or, in the case of Incremental Term Loans denominated in Euro, the smallest amount of Euro that is an integral multiple of €100,000 and that has a Dollar Equivalent in excess of $5,000,000) and be in an aggregate principal amount the Dollar Equivalent of which is not less than $50,000,000; provided that such amount may be less than an amount the Dollar Equivalent of which is $50,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above. In connection with any calculation of the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio for purposes of this Section 2.21(a), the cash proceeds of the applicable Incremental Extension of Credit will not be deducted from Senior Secured Debt or Total Indebtedness, respectively.
(b)
Each Incremental Facility (i) shall rank pari passu or junior in right of payment in respect of the Collateral and with the Obligations in respect of the Revolving Commitments, the Tranche B~~-3~~-4 US$ Term Loans and the Tranche B-3 Euro Term Loans (but, for the avoidance of doubt, shall not be secured by any assets other than the Collateral) and (ii) other than amortization, pricing and maturity date, shall be on terms that are identical to the terms with respect to the Tranche B~~-3~~-4 US$ Term Loans and the Tranche B-3 Euro Term Loans (in the case of an Incremental Term Loan) and the Revolving Commitments (in the case of an Incremental Revolving Commitment) (provided that to the extent such terms are not consistent with the terms applicable to the Tranche B~~-3~~-4 US$ Term Loans, ~~the~~ Tranche B-3 Euro Term Loans or the Revolving Commitments, as applicable, except to the extent permitted by this clause (b), such terms shall be reasonably satisfactory to the Administrative Agent) and shall be made on conditions determined by the Borrower and the Lenders providing such Incremental Facility (provided that (A) solely in the case of dollar-denominated Incremental Term Loans ~~that~~ or Alternative Incremental Facility Debt (or, solely in the case of any Incremental Term Loans or Alternative Incremental Facility Debt the proceeds of which will be used by the Borrower to refinance the Tranche B-3 Euro Term Loans, dollar-denominated or Euro-denominated Incremental Term Loans or Alternative Incremental Facility Debt) that (1) rank equal in right of payment with the Tranche B~~-3~~-4 US$ Term Loans ~~and the Tranche B-3 Euro Term Loans~~ and are secured by the Collateral on a pari passu basis with the Obligations (and, for the avoidance of doubt, not any such Indebtedness that is secured by the Collateral on a junior basis to the Obligations or that is unsecured) and (2) mature on or prior to the date that is twenty-four months after the Tranche B-4 US$ Term Maturity Date, if the Weighted Average Yield relating to such Incremental Term Loan or Alternative Incremental Facility Debt exceeds the Weighted Average Yield relating to the Tranche B~~-3~~-4

US$ Term Loans ~~(in the case of Incremental Term Loans denominated in dollars) or the Tranche B-3 Euro Term Loans (in the case of Incremental Term Loans denominated in Euro)~~ (after giving effect to any amendments to the applicable margin on such Term Loans prior to the time that such Incremental Term Loans are made or such Alternative Incremental Facility Debt is incurred) immediately prior to the effectiveness of the applicable Incremental Facility Amendment or the incurrence of such Alternative Incremental Facility Debt, as applicable, by more than 0.50% (or, solely in the case of any Incremental Term Loans or Alternative Incremental Facility Debt the proceeds of which will be used by the Borrower to refinance the Tranche B-3 Euro Term Loans, (x) 0% in the case of any such Indebtedness denominated in dollars and (y) 0.25% in the case of any such Indebtedness denominated in Euro), then the Applicable Rate relating to the Tranche B~~-3~~-4 US$ Term Loans ~~or the Tranche B-3 Euro Term Loans, as applicable,~~ shall be adjusted so that the Weighted Average Yield relating to such Incremental Term Loans or such Alternative Incremental Facility Debt, as applicable, shall not exceed the Weighted Average Yield relating to the Tranche B~~-3~~-4 US$ Term Loans ~~or~~by more than 0.50% (or, solely in the case of any Incremental Term Loans or Alternative Incremental Facility Debt the proceeds of which will be used by the Borrower to refinance the Tranche B-3 Euro Term Loans, ~~as applicable, by more than 0.50%, (B) solely~~(x) 0% in the case of ~~Incremental Revolving Loans that rank equal in right of payment with the Revolving Loans and are secured by the Collateral on a pari passu basis with the Obligations, if the Weighted Average Yield relating to such Incremental Revolving Loans exceeds the Weighted Average Yield relating to the Revolving Loans (after giving effect to any amendments to the applicable margin of the Revolving Loans prior to the time that such Incremental Revolving Commitments in respect of such Incremental Revolving Loans are made) immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, then the Applicable Rate relating to the Revolving Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Revolving Loans shall not exceed the Weighted Average Yield relating to the Revolving Loans by more than 0.50%~~any such Indebtedness denominated in dollars and (y) 0.25% in the case of any such Indebtedness denominated in Euro); provided that (x) the requirements of clause (A) ~~and (B)~~ shall not apply to any Incremental Facility or Alternative Incremental Facility Debt the effective date of which is more than ~~12~~36 months after the Amendment No. 4 Effective Date and (y) if the Adjusted Term SOFR Rate ~~or the Adjusted EURIBO Rate~~ in respect of the Tranche B~~-3~~-4 US$ Term Loans~~, Tranche B-3 Euro Term Loans,~~ or floating rate Incremental Term Loans~~, Revolving Loans or~~ (or the applicable benchmark rate in respect of any floating rate Alternative Incremental ~~Revolving Loans~~Facility Debt) includes an interest rate “floor”, then such interest rate “floor”~~, to the extent greater than the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate (in each case, assuming a three-month Interest Period and without giving effect to any interest rate “floor” set forth in the definition thereof) immediately prior to the effectiveness of the applicable Incremental Facility Amendment,~~  shall be equated to interest margin (calculated by the Administrative Agent in accordance with its customary practice) for purposes of determining whether an increase to the Applicable Rate relating to the Tranche B~~-3~~-4 US$ Term Loans~~, Tranche B-3 Euro Term Loans or Revolving Loans, as applicable, shall be required,~~  shall be required (and it being understood and agreed that any increase in the interest rate spread required pursuant to this Section resulting from the application of any interest rate “floor” on any Incremental Term Loans or Alternative Incremental Facility Debt will be effected solely through the establishment or increase of a “floor” in respect of the Tranche B-4 US$ Term

Loans) (the foregoing clause (A), the “MFN Provision”); (B) [reserved]; (C) any Incremental Term Loan shall not have (1) a final maturity date that is earlier than the latest of the Tranche B~~-3~~-4 US$ Term Maturity Date and the Tranche B-3 Euro Term Maturity Date or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of any of the Tranche B~~-3~~-4 US$ Term Loans or the Tranche B-3 Euro Term Loans, (D) any Incremental Revolving Commitments (and the Incremental Revolving Loans made thereunder) shall not have (1) a final maturity date that is earlier than the Extended Revolving Maturity Date or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then remaining Revolving Commitments and (E) one or more additional financial maintenance covenants may be added to this Agreement for the benefit of any Incremental Facility so long as such financial maintenance covenants are for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Incremental Facility Amendment becomes effective. ~~Any increase in the interest rate spread required pursuant to this Section resulting from the application of any interest rate “floor” on any Incremental Term Loans or Incremental Revolving Loans will be effected solely through the establishment or increase of a “floor” in respect of the Tranche B-3 US$ Term Loans, Tranche B-3 Euro Term Loans or Revolving Loans, as the case may be.~~
(c)
Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of any Incremental Extension of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent (and, in the case of any Revolving Commitment Increase, each Issuing Bank and each Swingline Lender) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Commitments in respect of any Incremental Extension of Credit shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)).
(d)
Except in the case of the Increase (as defined in Amendment No. 3), on the date of effectiveness of any Revolving Facility Increase, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that did not have a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and participations hereunder in Swingline Loans, in each case held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage. Each Revolving Commitment Increase shall be on the same terms and pursuant to the same documentation as are applicable to the Revolving Loans; provided that (A) the Borrower may increase the Applicable Rate applicable to the Revolving Loans and the Revolving Commitments in connection with any Revolving Commitment Increase if, after the effectiveness of the applicable Incremental Facility Amendment, such increased Applicable Rate applies to all

Revolving Loans and Revolving Commitments, (B) if the Weighted Average Yield relating to the Revolving Commitments (and the Revolving Loans made thereunder) in respect of any Revolving Commitment Increase exceeds the Weighted Average Yield relating to the Revolving Loans and Revolving Commitments (after giving effect to any amendments to the applicable margin on the Revolving Loans and the Revolving Commitments prior to the time that such Revolving Commitment Increase becomes effective) immediately prior to the effectiveness of the applicable Incremental Facility Amendment, then the Borrower shall pay to the Revolving Lenders existing immediately prior to the effectiveness of such Incremental Facility Amendment an additional amount so that the Weighted Average Yield relating to the Revolving Commitments (and the Revolving Loans to be made thereunder) in respect of such Revolving Commitment Increase shall not exceed the Weighted Average Yield relating to the Revolving Loans and the Revolving Commitments outstanding immediately prior to the effectiveness of such Incremental Facility Amendment; provided that the requirements of this clause (B) shall not apply to any Revolving Commitment Increase the effective date of which is more than 18 months after the Effective Date and (C) one or more additional financial maintenance covenants may be added to this Agreement for the benefit of any Revolving Commitment Increase so long as such financial maintenance covenants are for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Incremental Facility Amendment becomes effective.
SECTION 3.22.
Extension of Maturity Date. (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 30 days prior to the then existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the then Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.
(b)
Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.19(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.
(c)
If a Maturity Date Extension Request has become effective hereunder:
(i)
solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.05(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section (and the Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Exposure would exceed the aggregate amount of the Revolving Commitments so extended);
(ii)
solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Revolving Loans of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments; and
(iii)
solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, the Borrower shall repay all the Loans of such Class of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.
(d)
Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.
(e)
Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.08(c) or violate Section 2.18(b) or 2.18(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).
(f)
The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
(g)
Solely for purposes of effecting the Commitment Reduction (as such term is defined in Amendment No. 3) and the Increase (as such term is defined in Amendment No. 3), upon the effectiveness of both the Commitment Reduction and the Increase on the Amendment No. 3 Effective Date, (i) the aggregate principal amount of the Revolving Loans outstanding (solely for purpose of this Section 2.22(g), the “Existing Revolving Borrowings”) immediately prior to the effectiveness of the Commitment Reduction and the Increase shall be deemed to be repaid, (ii) each Revolving Lender that shall have had a Revolving Commitment prior to the effectiveness of the Commitment Reduction and the Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such

Revolving Lender’s Applicable Percentage (calculated after giving effect to the Commitment Reduction and the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as defined below) exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the Commitment Reduction and the Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Lender that did not have a Revolving Commitment prior to the effectiveness of the Commitment Reduction and the Increase shall pay to Administrative Agent in same day funds an amount equal to (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the Commitment Reduction and the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the Commitment Reduction and the Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the Commitment Reduction and the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of the Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent pursuant to Section 7(i) of Amendment No. 3 and (vi) each Revolving Lender shall be deemed to hold its Applicable Percentage of the Resulting Revolving Borrowings (calculated after giving effect to the Commitment Reduction and the Increase). The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of the Commitment Reduction and the Increase occurs other than on the last day of the Interest Period relating thereto. In addition, upon the effectiveness of the Commitment Reduction and the Increase, each Revolving Lender immediately prior to the Commitment Reduction and the Increase will automatically and without further action be deemed to have assigned to each Extended Revolving Lender, and such Extended Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations in the outstanding LC Exposure such that, after giving effect to the Commitment Reduction and the Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding LC Exposure held by each Revolving Lender will equal such Revolving Lender’s Applicable Percentage.
SECTION 3.23.
Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that such Refinancing Term Loan Indebtedness shall be made or on which such Refinancing Revolving Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)
no Event of Default of the type set forth in Article VII (a), (b), (h) (solely with respect to the Borrower) or (i) (solely with respect to the Borrower) shall have occurred and be continuing;
(ii)
substantially concurrently with the incurrence of any Refinancing Term Loan Indebtedness, the Borrower shall repay or prepay then outstanding Term Borrowings of the applicable Class (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.10(a) ratably;
(iii)
substantially concurrently with the effectiveness of any Refinancing Revolving Commitments, the Borrower shall reduce then outstanding Revolving Commitments in an aggregate amount equal to the aggregate amount of such Refinancing Revolving Commitments and shall make any prepayments of the outstanding Revolving Loans required pursuant to Section 2.08 in connection with such reduction, and any such reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments; and
(iv)
such notice shall set forth, with respect to any Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans or with respect to any Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class), to the extent applicable, the following terms thereof: (A) the designation of such Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, as a new “Class” for all purposes hereof, (B) the stated termination and maturity dates applicable to the Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class, (C) in the case of Refinancing Term Loans, amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (D) the interest rate or rates applicable to the Refinancing Term Loans or Refinancing Revolving Loans, as applicable, of such Class, (E) the fees applicable to the Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class, (F) in the case of Refinancing Term Loans, any original issue discount applicable thereto, (G) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans or Refinancing Revolving Loans, as applicable, of such Class, (H) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable (as determined by the Borrower in good faith) to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans or Refinancing

Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class and (I) any financial maintenance covenant with which the Borrower shall be required to comply (provided that any such financial maintenance covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Refinancing Facility Agreement becomes effective).
(b)
Any Lender or any other Eligible Assignee approached by the Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness or the Refinancing Revolving Commitments may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments, as the case may be.
(c)
Any Refinancing Term Loans and any Refinancing Revolving Commitments shall be established pursuant to a Refinancing Facility Agreement executed and delivered by the Borrower, each Refinancing Term Lender providing such Refinancing Term Loans or each Refinancing Revolving Lender providing such Refinancing Revolving Commitments, as the case may be, and the Administrative Agent, which shall be consistent with the provisions set forth in clause (a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect provisions of this Section, including any amendments necessary to treat such Refinancing Term Loans or Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) as a new “Class” of commitments or loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.
(d)
For the avoidance of doubt, the Refinancing Term Loans and the Refinancing Revolving Loans (and all obligations in respect thereof) shall not be secured by any assets other than the Collateral.
SECTION 3.24.
ERISA Matters. Each Lender represents and warrants, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more any “employee benefit plans”, as defined in Section 3(3) of ERISA in connection with the Loans or any Letters of Credit.
ARTICLE IV

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that:

SECTION 4.01.
Organization; Powers. Each of the Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization (except where the failure (i) to be in good standing, or, (ii) only with respect to any Restricted Subsidiary that is not Loan Party, to be duly organized or validly existing, would not reasonably be expected to result in a Material Adverse Effect), (b) has all requisite power and authority, and the legal right, (x) to carry on its business as now conducted and as proposed to be conducted, (y) to execute, deliver and perform its obligations under this Agreement and each other Loan Document and each other agreement or instrument delivered pursuant thereto to which it is a party and (z) to effect the Transactions and (c) is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required, except in each case referred to in clauses (b)(x) and (c), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.02.
Authorization; Due Execution and Delivery; Enforceability. The Transactions to be consummated by each Loan Party on the Effective Date have been, and the Transactions to be consummated by each Loan Party after the Effective Date will be, duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4.03.
Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (or, in the case of the Transactions that occur after the Effective Date, will have been obtained or made prior to such occurrence and will be in full force and effect) and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any material Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any material indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents.
SECTION 4.04.
Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, ~~2022~~2024, audited by and accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied.
(b)
[Reserved]
(c)
Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, none of the Borrower or any Restricted Subsidiary has, as of the Effective Date, any material direct or contingent liabilities, unusual long-term commitments or unrealized losses.
(d)
Since December 31, ~~2022~~2024, no event, change or condition has occurred that has had, or would reasonably be expected to result in, a Material Adverse Effect.
SECTION 4.05.
Properties. (a) Each of the Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including the Mortgaged Properties), except for defects in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. All such property is free and clear of Liens, other than Liens expressly permitted by Section 6.02.
(b)
Each of the Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, and, to the knowledge of the Borrower, the use thereof by the Borrower and each Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any trademarks, tradenames, copyrights, patents or other intellectual property owned or used by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of Borrower or any Restricted Subsidiary, threatened in writing against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in, a Material Adverse Effect.
(c)
Schedule 3.05 sets forth the address of each real property located in the United States that is owned by the Borrower or any Restricted Subsidiary as of the Effective Date.
(d)
As of the Effective Date, except as otherwise specified in Schedule 3.05 or disclosed in the most recent annual report on Form 10-K or any quarterly or periodic report of the Borrower, in each case filed with the SEC at least five Business Days prior to the date hereof, none of the Borrower or any Restricted Subsidiary has received written notice of, or has knowledge of, the occurrence (and still pending as of the Effective Date) or pendency or contemplation of any condemnation or other casualty event affecting all or any portion of a Mortgaged Property, except as would not reasonably be expected to have a Material Adverse Effect.
SECTION 4.06.
Litigation and Environmental Matters. (a) Except as otherwise specified in Schedule 3.06 or described in the most recent annual report on Form 10-K or any quarterly or periodic report of the Borrower, in each case filed with the SEC at least five Business Days prior to the date hereof, there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority pending against or, solely for purposes of the representations and warranties to be made by the Borrower on the Effective Date and to the knowledge of the Borrower or any Restricted Subsidiary, threatened in writing against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.
(b)
Except as otherwise specified in Schedule 3.06 or described in the most recent annual report on Form 10-K or any quarterly or periodic report of the Borrower, in each case filed with the SEC at least five Business Days prior to the date hereof, or with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability with respect to the Borrower or any Restricted Subsidiary or any property or other asset of any of the foregoing or (iv) knows of any basis for any Environmental Liability with respect to the Borrower or any Restricted Subsidiary or any property or other asset of any of the foregoing.
SECTION 4.07.
Compliance with Laws and Agreements. Each of the Borrower and each Restricted Subsidiary is in compliance with (a) all Requirements of Law and (b) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.08.
Anti-Terrorism Laws; Anti-Corruption Laws. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Borrower and to the extent commercially reasonable, agents with Anti-Corruption Laws and applicable Sanctions. The Borrower, the Subsidiaries and their respective officers and employees, and, to the knowledge of the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate Anti-Corruption Laws or applicable Sanctions.
SECTION 4.09.
Investment Company Status. None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.

SECTION 4.10.
Federal Reserve Regulations. None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.
SECTION 4.11.
Taxes. Each of the Borrower and each Restricted Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (b) has paid or caused to be paid all material Taxes required to have been paid by it, except where (i) such Taxes have not become delinquent or in default or (ii) the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that, with respect only to the immediately preceding clause (ii), (A) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP and (B) such contest effectively suspends collection of the contested obligation and, solely with respect to any Lien on assets of the Borrower or any Restricted Subsidiary constituting Collateral, the enforcement of such Lien securing such obligation.
SECTION 4.12.
ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result, in a Material Adverse Effect. As of the date that is 30 days following the date of the most recent financial statements reflecting such amounts, (i) the present value of all accumulated benefit obligations under each Plan sponsored by the Borrower or any Subsidiary (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not exceed by more than $150,000,000 the fair market value of the assets of such Plan, and (ii) the present value of all accumulated benefit obligations of all underfunded Plans sponsored by the Borrower or any Subsidiary (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not exceed by more than $150,000,000 the fair market value of the assets of all such underfunded Plans. As of the date of the most recent financial statements reflecting such amounts, the amount of unfunded liabilities, individually with respect to any Plan or in the aggregate for all unfunded Plans, would not reasonably be expected to have a Material Adverse Effect.
(b)
Each Foreign Pension Plan is in compliance with all material Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan except to the extent any non-compliance would not reasonably be expected to have a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with all Requirements of Law or, where required, in accordance with the applicable ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each underfunded Foreign Pension Plan (based on those assumptions used to fund each such Foreign Pension Plan) over the fair value of the assets of such Foreign Pension Plan, as of the date of the most recent financial statements reflecting such amounts, did not exceed $150,000,000. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of the aggregate accumulated benefit obligations of all underfunded Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Foreign Pension Plans.
(c)
None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA).
SECTION 4.13.
Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Restricted Subsidiary to any Arranger, the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the Effective Date, as of the Effective Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material). As of the Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement or the Amendment and Restatement Agreement is true and correct in all respects.
SECTION 4.14.
Subsidiaries. Schedule 3.14 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date. As of the Effective Date, the Equity Interests in each Subsidiary Loan Party (and each other Restricted Subsidiary that is a Domestic Subsidiary directly held by a Loan Party) have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents). Except as set forth in Schedule 3.14, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party (or any other Restricted Subsidiary that is a Domestic Subsidiary directly held by a Loan Party) is a party requiring, and there are no Equity Interests in any Subsidiary Loan Party (or any other Restricted Subsidiary that is a Domestic Subsidiary directly held by a Loan Party) outstanding that upon exercise, conversion or exchange would require, the issuance by any

Subsidiary Loan Party (or any other Restricted Subsidiary that is a Domestic Subsidiary directly held by a Loan Party) of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary Loan Party (or any other Restricted Subsidiary that is a Domestic Subsidiary that is directly held by a Loan Party).
SECTION 4.15.
Labor Matters. As of the Effective Date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no strikes, lockouts or slowdowns or any other labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened in writing. The hours worked by and payments made to employees of each of the Borrower and each Restricted Subsidiary have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary.
SECTION 4.16.
Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan and the application of the proceeds thereof, in each case on the Effective Date, and giving effect to the rights of indemnification, subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this Section, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
SECTION 4.17.
Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
(b)
Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.
(c)
Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property ~~(as defined in the Collateral Agreement)~~ in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).
(d)
Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02; provided that notwithstanding anything to the contrary in any Security Document, no Loan Party shall be required to make any filings or take any other action to record or perfect the Administrative Agent’s Lien on any Intellectual Property ~~(as defined in the Collateral Agreement)~~ in any jurisdiction other than the United States, any State thereof or the District of Columbia.
SECTION 4.18.
Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE V

Conditions
SECTION 5.01.
[Reserved].

SECTION 5.02.
Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)
The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.
(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE VI

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated or shall have been backstopped or cash collateralized (in each case, in a manner reasonably satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.
Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, the following:
(a)
within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” statement or like statement, qualification or exception and without any qualification or exception as to the scope of such audit (other than solely as a result of a maturity date in respect of any Term Loans or Revolving

Commitments or Revolving Loans)) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied (except as otherwise disclosed in such financial statements);
(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;
(c)
within the time period required in clause (a) or (b) of this Section 5.01, as applicable, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance, solely in respect of periods for which compliance is required, with the financial maintenance covenant contained in Section 6.13, (B) in the case of financial statements delivered under clause (a) above, of Excess Cash Flow, and (C) at any time when there is one or more Unrestricted Subsidiaries, of the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower ended on the last day of the fiscal quarter covered by financial statements delivered for such period and (D) of the Senior Secured Net Leverage Ratio (calculated without giving effect to any adjustment or other term that is applicable to the calculation of such ratio solely for the purpose of calculating the financial maintenance covenant set forth in Section 6.13) and of the Total Net Leverage Ratio, in each case as of the last day of the fiscal year or fiscal quarter of the Borrower, as applicable, covered by the financial statements delivered pursuant to such clause (a) or clause (b), as applicable, together with such certificate, (iii) stating whether any change in GAAP or in the application thereof has occurred since the later of the date of the Borrower’s audited financial statements referred to in Section 3.04 and the date of the prior certificate delivered pursuant to this clause (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) solely with respect to the delivery of financial statements under clause (b) above, certifying that such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied (except as otherwise disclosed in such financial statements), subject to normal year-end audit adjustments and the absence of footnotes;
(d)
[Reserved]
(e)
within the time period required in clause (a) above, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget); provided, however, that the requirements of this clause (e) shall not apply to any fiscal year of the Borrower for which the Borrower has filed with the SEC or otherwise made publicly available, consistent with past practice, annual financial guidance;
(f)
promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;
(g)
promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(h)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to the holders of its Equity Interests generally, as applicable;
(i)
promptly following any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent, any Issuing Bank or any Lender may reasonably request; and
(j)
at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 10% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended, within the time period required in clause (a) or (b) of this Section 5.01, as applicable, the Borrower shall provide to the Administrative Agent for distribution to the Lenders a certificate of a Financial Officer specifying (i) the Consolidated Total Assets, the Total Assets, the Consolidated Net Income and the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries and (ii) the Consolidated Total Assets, the Total Assets, the Consolidated Net Income and the Consolidated EBITDA of the Unrestricted Subsidiaries (in the aggregate for all such Unrestricted Subsidiaries).

Information required to be furnished pursuant to clause (a), (b) or (h) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

The Borrower will hold quarterly conference calls for the Lenders to discuss financial information for the previous quarter. The conference call shall be held at a time mutually agreed with the Administrative Agent that is promptly following delivery of the financial statements required under Sections 5.01(a) and 5.01(b). The requirements of this paragraph shall be satisfied by the Borrower providing the Lenders with reasonably advance notice of, and access to, the quarterly earnings call with the holders of the Borrower’s Equity Interests.

SECTION 6.02.
Notices of Material Events. The Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, prompt written notice, after obtaining knowledge thereof, of the following:
(a)
the occurrence of any Default;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Restricted Subsidiary, affecting the Borrower or any Affiliate thereof, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of this Agreement or any other Loan Document;
(c)
the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred would reasonably be expected to result in a Material Adverse Effect;
(d)
any other development (including notice of any Environmental Liability) that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; and
(e)
any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03.
Information Regarding Collateral. (a) Subject to Section 9.14, the Borrower will furnish to the Administrative Agent prompt (and, in any event, within twenty Business Days after the occurrence thereof) written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.
(b)
Subject to Section 9.14, at the time of delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Borrower, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date).
SECTION 6.04.
Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any (x) Fundamental Change Transaction permitted under Section 6.03 and (y) sale, transfer, lease or other disposition permitted under Section 6.05; provided, further, that neither the Borrower (other than with respect to its existence) nor any Restricted Subsidiary shall be required to preserve any such existence, rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks or trade names if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders. The Borrower shall cause FT Chemical, Inc., a Texas corporation, to be in good standing under the laws of the State of Texas not later than the date that is 10 Business Days after the Closing Date (or such later date as is agreed by the Administrative Agent in its sole discretion).
SECTION 6.05.
Payment of Taxes. The Borrower will, and will cause each Restricted Subsidiary to, pay its material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP, (c) such contest effectively suspends collection of the contested Tax liabilities and, solely in the case of a Lien on assets of the Borrower or any Restricted Subsidiary constituting Collateral, the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.06.
Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, maintain all property in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain such properties would not reasonably be expected to result, in a Material Adverse Effect.
SECTION 6.07.
Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain (in each case with financially sound and reputable insurance companies), (a) insurance in such amounts (with no greater risk retention) and against such risks as is (i) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) considered adequate by the Borrower and (b) all other insurance as may be required by applicable law or any other Loan Document. Each such policy of liability or casualty insurance maintained by or on behalf of the Loan Parties will (1) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (2) in the case of each casualty insurance policy, contain a “standard” or “New York” lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (3) except as required with respect to flood insurance as provided below, to the extent available from the applicable insurance provider, provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will obtain (in the case of each Mortgaged Property listed on Schedule 1.03, not later than the date occurring 30 days prior to the date on which a Mortgage for such Mortgaged Property is executed and delivered to the Administrative Agent), and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under the Flood Insurance Laws, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained and related matters.
SECTION 6.08.
Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this Section and (b) the Administrative Agent shall not exercise the rights under this Section more often than one time during any calendar year.
SECTION 6.09.
Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including applicable

Environmental Laws) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Restricted Subsidiaries and the respective directors, officers, employees and, to the knowledge of the Borrower and to the extent commercially reasonable, agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.
SECTION 6.10.
Use of Proceeds and Letters of Credit. (a) The proceeds of the Tranche B~~-3~~-4 US$ Term Loans ~~and the~~will be used for the purposes specified in Amendment No. 4 and the proceeds of the Tranche B-3 Euro Term Loans will be used for the purposes specified in the Amendment and Restatement Agreement. The proceeds of the Revolving Loans after the Effective Date and of the Swingline Loans will be used solely for working capital and other general corporate purposes (including Permitted Acquisitions) of the Borrower and the Restricted Subsidiaries and other transactions not prohibited by this Agreement. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.10. Letters of Credit will be used for general corporate purposes.
(b)
The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Borrower and to the extent commercially reasonable, agents shall not use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country unless otherwise permissible under Sanctions, (iii) to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 6.11.
Additional Subsidiaries. (a) If any additional Restricted Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary, including as a result of a redesignation in accordance with Section 5.13) after the Effective Date, then the Borrower will, as promptly as practicable thereafter and, in any event, within 45 days (or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) after such Restricted Subsidiary is formed or acquired (or otherwise becomes a Designated Subsidiary), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party, in each case subject to Section 9.14.
(b)
The Borrower may designate any Restricted Subsidiary that is not a CFC meeting the criteria set forth in clause (b) of the definition of the term “Designated Subsidiary” as a Designated Subsidiary; provided that the Collateral and Guarantee Requirement shall have been satisfied with respect to such Restricted Subsidiary as if such Restricted Subsidiary is a Person that becomes a Designated Subsidiary after the Effective Date.

SECTION 6.12.
Further Assurances. (a) Subject to Section 9.14, the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that are required under applicable law, or that the Administrative Agent or the Required Lenders may reasonably request in writing to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon written request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)
Subject to Section 9.14, if any Loan Party acquires any real property (other than any leasehold interest in real property) with a fair market value in excess of $~~25,000,000~~50,000,000 after the Effective Date, the Borrower will (i) notify the Administrative Agent and the Lenders thereof and (ii) prior to the later of (x) forty-five (45) days after the receipt of such notice and (y) within ninety (90) days after such acquisition of such real property (or such longer period as the Administrative Agent may agree in its reasonable discretion) cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in clause (e) of the definition of “Collateral and Guarantee Requirement” and shall deliver to the Administrative Agent signed copies of opinions, addressed to the Administrative Agent and the other Secured Parties regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable mortgagor, and such other matters as may be reasonably requested by the Administrative Agent, and each such opinion shall be in form and substance reasonably acceptable to the Administrative Agent; provided that the Borrower shall provide written notice to the Secured Parties that such real property shall become subject to a Lien at least 45 days prior to the granting of the Lien over such real property. Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered (and no Loan Party shall be required to so execute and deliver a Mortgage) with respect to any real property unless and until each Lender has received, at least 20 Business Days prior to such execution and delivery, a life of loan flood zone determination and such other documents as it may reasonably request to complete its flood insurance due diligence and has confirmed to the Administrative Agent that flood insurance due diligence and flood insurance compliance has been completed to its satisfaction. If any Lender determines, acting reasonably, that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any State thereof, then such Lender may notify the Administrative Agent and disclaim any benefit of such Lien to the extent of such illegality; provided that (x) such determination or disclaimer shall not invalidate or render unenforceable such Lien for the benefit of any other Secured Party and (y) if any such determination or disclaimer shall reduce any recovery, or deemed amount of recovery, from any such Lien, then notwithstanding any sharing of payment or similar provision of this Agreement to the contrary, including any provision of Section 2.18 and/or Article VIII, such reduction shall be borne solely by the Lender or Lenders making such determination or disclaimer, and, if requested by the Administrative Agent, the Borrower will cause such real property to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be required by applicable law or reasonably requested by the Administrative Agent in writing to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.
SECTION 6.13.
Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result from such designation, (b) immediately after giving effect to such designation, the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Borrower, does not exceed the Applicable Total Net Leverage Ratio as of such day, and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating compliance with this clause (b), and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if (i) it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness or (ii) such Subsidiary or any of its subsidiaries owns any Material Assets (other than, with respect to Material Intellectual Property, any non-exclusive license thereof). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04(u) at the date of designation in an amount equal to the net book value of such parent company’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time.
SECTION 6.14.
[Reserved]
SECTION 6.15.
Rated Credit Facilities. The Borrower will use commercially reasonable efforts to cause the Tranche B~~-3~~-4 US$ Term Loans and the Tranche B-3 Euro Term Loans to be continuously rated by S&P and Moody’s.
SECTION 6.16.
Post-Closing Matters. As promptly as practicable, and in any event within 90 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing), after the Effective Date, the Borrower shall, and shall cause each other Loan Party to, deliver all applicable documents described in clause (e) of the definition of “Collateral and Guarantee Requirement”, except to the extent otherwise agreed by the Administrative Agent.
ARTICLE VII

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document have been paid in full and all Letters of Credit shall have expired or terminated or shall have been backstopped or cash collateralized (in each case, in a manner reasonably satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 7.01.
Indebtedness; Certain Equity Securities. The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)
Indebtedness created hereunder and under the other Loan Documents;
(b)
(i) the Senior Unsecured Notes in an aggregate principal amount not to exceed $3,000,000,000 and (ii) Refinancing Indebtedness in respect of Senior Unsecured Notes issued pursuant to clause (i) above or Refinancing Indebtedness incurred pursuant to this clause (ii) (it being understood and agreed that, for purposes of this Section, any Indebtedness that is incurred for the purpose of repurchasing or redeeming any Senior Unsecured Notes (or any Refinancing Indebtedness in respect thereof) shall, if otherwise meeting the requirements set forth above and in the definition of the term “Refinancing Indebtedness”, be deemed to be Refinancing Indebtedness in respect of the Senior Unsecured Notes (or such Refinancing Indebtedness), and shall be permitted to be incurred and be in existence, notwithstanding that the proceeds of such Refinancing Indebtedness shall not be applied to make such repurchase or redemption of the Senior Unsecured Notes (or such Refinancing Indebtedness) promptly following the incurrence thereof, if (A) the proceeds of such Refinancing Indebtedness are applied to make such repurchase or redemption no later than 90 days following the date of the incurrence thereof and (B) at all times pending such application all the proceeds of such Refinancing Indebtedness are held in an account that is subject to a customary deposit account control agreement (in form and substance reasonably satisfactory to the Administrative Agent) with the Administrative Agent, ~~subject to its exclusive dominion and control, including the exclusive right of withdrawal,~~ as collateral for the payment and performance of the obligations of the Borrower under this Agreement ~~(with the Administrative Agent hereby agreeing that it shall permit the Borrower to withdraw funds from such account upon request if (x) at the time thereof, no Event of Default shall have occurred and be continuing, (y) immediately following such withdrawal, such funds shall be applied to make any such repurchase or redemption of the Senior Unsecured Notes or to repay any such Refinancing Indebtedness and (z) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower as to the matters set forth in the preceding clauses (x) and (y));~~;
(c)
Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Refinancing Indebtedness in respect thereof;
(d)
Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any Restricted Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of the Borrower to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Restricted Subsidiary that is not a

Subsidiary Loan Party shall be subordinated to the Obligations on the terms set forth in the Intercompany Indebtedness Subordination Agreement;
(e)
Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees of Indebtedness of any Restricted Subsidiary that is not a Subsidiary Loan Party by the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04, (iii) Guarantees permitted under this clause (e) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (iv) none of the Senior Unsecured Notes shall be Guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is a Loan Party that has Guaranteed the Obligations pursuant to the Collateral Agreement;
(f)
(i) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 365 days after such acquisition or the completion of such construction or improvement, and (ii) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above or Refinancing Indebtedness incurred pursuant to this clause (ii); provided, further, that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (f), the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (f), together with, without duplication, the aggregate outstanding principal amount of Indebtedness incurred in accordance with clause (v) of this Section 6.01, shall not exceed the greater of (x) $450,000,000 and (y) 5.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred; provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness);
(g)
(i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above or Refinancing Indebtedness incurred pursuant to this clause (ii); provided, further, that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (g), the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such incurrence as of the last day of the most recently ended fiscal quarter of the Borrower, does not exceed the Applicable Total Net Leverage Ratio as of such day ~~(or, if the Revolving Commitments have been terminated and the Revolving Exposure has been reduced to zero, the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such incurrence as of the last day of the most recently ended fiscal quarter of the Borrower, is less than 4.50 to 1.00);~~;
(h)
other ~~unsecured~~ Indebtedness of any Loan Party if, immediately after giving effect to the incurrence thereof and the application of the proceeds thereof, the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (h) shall not exceed the greater of (i) $~~500,000,000~~650,000,000 or (ii) ~~6.50~~8.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(i)
Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(j)
Indebtedness in respect of performance bonds, stay bonds, bid bonds, appeal bonds, surety bonds, customs bonds, replevin bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;
(k)
Indebtedness in respect of Hedging Agreements permitted by Section 6.07;
(l)
Indebtedness owed in respect of any (i) credit card obligations incurred in the ordinary course of business and (ii) overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds incurred in the ordinary course of business; provided that, in the case of clause (ii), (x) such Indebtedness of the Borrower or any Restricted Subsidiary that is not a Foreign Subsidiary shall be repaid in full within 15 Business Days of the incurrence thereof and (y) the aggregate amount of such Indebtedness of all Foreign Subsidiaries which is outstanding more than ten Business Days after the incurrence thereof shall not exceed the greater of (x) $100,000,000 and (y) 1.25% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(m)
Indebtedness in the form of purchase price adjustments, earnouts, indemnification obligations, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition ~~or~~, other Investment or similar transaction not prohibited by Section 6.04 and any dispositions not prohibited by Section 6.05;

(n)
Refinancing Term Loan Indebtedness; provided that the Net Proceeds from such Indebtedness are applied to make the prepayment required under clause (a)(ii) of Section 2.23;
(o)
Alternative Incremental Facility Debt; provided that the aggregate principal amount of such Alternative Incremental Facility Debt issued in accordance with this clause (o) shall not exceed the amount permitted under Section 2.21;
(p)
other Indebtedness if, immediately after giving effect to the incurrence thereof and the application of the proceeds thereof, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such incurrence as of the last day of the most recently ended fiscal quarter of the Borrower, does not exceed the Applicable Total Net Leverage Ratio as of such day ~~(or, if the Revolving Commitments have been terminated and the Revolving Exposure has been reduced to zero, the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such incurrence as of the last day of the most recently ended fiscal quarter of the Borrower, is less than 4.50 to 1.00)~~; provided that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (p), the aggregate outstanding principal amount of Indebtedness of the Restricted Subsidiaries that are not Subsidiary Loan Parties incurred in accordance with this clause (p), together with, without duplication, the aggregate outstanding principal amount of Indebtedness incurred in accordance with clauses (s) and (x) of this Section 6.01, shall not exceed the greater of (x) $~~500,000,000~~650,000,000 and (y) 8.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(q)
Secured Customer Financing Obligations if, immediately after giving effect to the incurrence thereof, and the application of the proceeds thereof, the aggregate outstanding amount of Secured Customer Financing Obligations shall not exceed the greater of (i) $150,000,000 and (ii) 2.00% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(r)
Foreign Jurisdiction Deposits;
(s)
Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (s), (i) the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (s) shall not exceed the greater of (x) $350,000,000 and (y) 4.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended and (ii) the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (s), together with, without duplication, the aggregate outstanding principal amount of (A) Indebtedness of the Restricted Subsidiaries that are not Subsidiary Loan Parties incurred in accordance with clause (p) of this Section 6.01 and (B) Indebtedness incurred in accordance with clause (x) of this Section 6.01, shall not exceed the greater of (x) $~~500,000,000~~650,000,000 and (y) 8.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;

(t)
(i) Indebtedness in the form of (x) Guarantees of loans and advances permitted by Section 6.04(g) and (y) reimbursements owed to officers, directors, consultants and employees in the ordinary course of business and (ii) Indebtedness owed to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests to the extent permitted by Section 6.08; provided that the aggregate principal amount of any Indebtedness outstanding under this clause (ii) shall reduce, on a dollar-for-dollar basis, the applicable basket under Section 6.08;
(u)
Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;
(v)
Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 6.05 and any Refinancing Indebtedness in respect thereof; provided that, immediately after giving effect to any incurrence of Indebtedness in accordance with this clause (v), the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (v), together with, without duplication, the aggregate outstanding principal amount of Indebtedness incurred in accordance with clause (f) of this Section 6.01, shall not exceed the greater of (x) $450,000,000 and (y) 5.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred; provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness);
(w)
Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the ~~Attributable Receivables~~aggregate principal amount of Indebtedness thereunder shall not exceed the greater of (x) $~~400,000,000~~650,000,000 and (y) 8.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(x)
Guarantees of Indebtedness of joint ventures of the Borrower or any Restricted Subsidiary; provided that, immediately after giving effect to any incurrence of Indebtedness so Guaranteed under this clause (x), (i) the aggregate outstanding principal amount of Indebtedness so Guaranteed in accordance with this clause (x) would not exceed the greater of (a) $~~200,000,000~~210,000,000 and (y) 2.75% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended) and (ii) the aggregate outstanding principal amount of Indebtedness so Guaranteed in accordance with this clause (x), together with, without duplication, the aggregate outstanding principal amount of Indebtedness of the Restricted Subsidiaries that are not Subsidiary Loan Parties incurred in accordance with clause (p) of this Section 6.01 and the aggregate outstanding principal amount of Indebtedness incurred in accordance with clause (s), shall not exceed the greater of (x) $~~500,000,000~~650,000,000 and (y) 8.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(y)
Indebtedness in respect of obligations under any Outside LC Facility;

(z)
Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case arising in the ordinary course of business;
(aa)
Indebtedness representing deferred compensation to employees of the Borrower and Restricted Subsidiaries incurred in the ordinary course of business;
(bb)
Indebtedness in the form of Guarantees permitted under Section 6.04(u) or Section 6.04(v);
(cc)
Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit, so long as such letter of credit is otherwise permitted to be incurred in accordance with this Section 6.01;
(dd)
[reserved];
(ee)
Indebtedness of any Restricted Subsidiary (other than any Subsidiary Loan Party) to the Borrower or any other Restricted Subsidiary so long as the proceeds of such Indebtedness are applied (i) to current requirements in respect of working capital, maintenance capital expenditures, operation or payroll in the ordinary course of business of such Restricted Subsidiary incurring such Indebtedness or (ii) to make lease payments of such Restricted Subsidiary, in each case to the extent that the obligor with respect to such debt service or lease payments is required to make such payments; provided that the aggregate outstanding principal amount of Indebtedness incurred in accordance with this clause (ee) shall not exceed $~~100,000,000~~250,000,000;
(ff)
Indebtedness in an amount equal to 100% of the aggregate net cash proceeds received by the Borrower since the Effective Date from the issuance or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than the proceeds from the issuance or sale of Disqualified Equity Interests or the issuance or sale of Equity Interests to the Borrower or any Restricted Subsidiary) to the extent that such net cash proceeds or cash have not otherwise been applied to make any Investment, disposition or Restricted Payment permitted by Section 6.04, Section 6.05 or Section 6.08 or otherwise applied;
(gg)
Indebtedness of any Restricted Subsidiary reflecting non-cash intercompany allocations of overhead and other parent-level costs in accordance with the Borrower’s customary allocation practices;
(hh)
Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(ii)
Indebtedness of any Restricted Subsidiary that is not a Subsidiary Loan Party that is owing to any Loan Party, so long as the proceeds of such Indebtedness are used solely to fund Investments by such Restricted Subsidiary but only to the extent the proceeds of such Investment are used by the Restricted Subsidiary ultimately receiving the proceeds of such Investments to make further Investments which are permitted under

Section 6.04; and
(jj)
all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ii) above.

For purposes of determining compliance with this covenant, (A) except as otherwise provided in the proviso to this paragraph, Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in the above clauses of this Section 6.01 but may be permitted in part under any combination thereof and (B) except as otherwise provided in the proviso to this paragraph, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in the above clauses of this Section 6.01, the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01, and at the time of such incurrence, classification or reclassification, the Borrower will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in any of the above clauses of this Section 6.01 in a manner that complies with this Section 6.01 and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred, classified or reclassified pursuant to any other clause (or portion thereof) at such time; provided that (x) all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 6.01 and (y) all Indebtedness outstanding under the Senior Unsecured Notes shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary but excluding Indebtedness incurred in the ordinary course of business or incurred in connection with a bona fide tax planning transaction, Indebtedness of any Loan Party that is owing to a Restricted Subsidiary that is not a Subsidiary Loan Party shall be (a) subordinated to the Obligations on the terms set forth in the Intercompany Indebtedness Subordination Agreement and (b) unsecured.

SECTION 7.02.
Liens. The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, including any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)
Liens created under the Loan Documents (including, for avoidance of doubt, Liens securing Secured Cash Management Obligations, Secured Customer Financing Obligations and Secured Hedging Obligations) and any Liens on cash or deposits granted in favor of any Swingline Lender or any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Swingline Loans or Letters of Credit, respectively, as contemplated by this Agreement;

(b)
Permitted Encumbrances;
(c)
any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than assets financed by the same financing source in the ordinary course of business) and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(c) as Refinancing Indebtedness in respect thereof;
(d)
any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source in the ordinary course of business and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(g) as Refinancing Indebtedness in respect thereof;
(e)
Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (f)(i) of Section 6.01 or any Refinancing Indebtedness in respect thereof permitted by clause (f)(ii) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the completion of such construction or improvement (provided that this clause (ii) shall not apply to any Refinancing Indebtedness permitted by clause (f)(ii) of Section 6.01 or any Lien securing such Refinancing Indebtedness), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (f)(i) of Section 6.01, its fair market value at the time such security interest attaches, and in any event, immediately after giving effect to the incurrence of any Lien in accordance with this clause (e), the aggregate outstanding principal amount of such Indebtedness, together with, without duplication, the aggregate principal amount of Indebtedness secured by Liens incurred in accordance with clause (m) of this Section 6.02, does not exceed the greater of (x) $450,000,000 and (y) 5.50% of Total Assets (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred; provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness) and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (except assets financed by the same financing source in the ordinary course of business);
(f)
in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof, including back-up grants of security interest in such Equity Interests or such other assets;
(g)
in the case of (i) any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(h)
Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(i)
Liens on Collateral securing any Permitted Pari Passu Refinancing Debt, Permitted Second Priority Refinancing Debt or Alternative Incremental Facility Debt; provided that such Liens are subject to customary intercreditor agreements reasonably satisfactory to the Administrative Agent;
(j)
Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01;
(k)
Liens securing Indebtedness of any Restricted Subsidiaries that are not Loan Parties permitted under Section 6.01(s);
(l)
Liens on any property of (i) any Loan Party in favor of any other Loan Party, (ii) any Foreign Subsidiary in favor of any Loan Party and (iii) any Restricted Subsidiary that is not a Loan Party in favor of the Borrower or any other Restricted Subsidiary;
(m)
Liens securing Indebtedness permitted under Section 6.01(v); provided that the aggregate outstanding principal amount of such Indebtedness, together with, without duplication, the aggregate principal amount of Indebtedness secured by Liens incurred in accordance with clause (e) of this Section 6.02, does not exceed the greater of (x) $450,000,000 and (y) 5.50% of Total Assets (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred; provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness);
(n)
Liens on Permitted Receivables Facility Assets securing Indebtedness arising under Permitted Receivables Facilities;
(o)
Liens not otherwise permitted by this Section to the extent that, immediately after giving effect to the incurrence thereof, the aggregate outstanding amount of the obligations secured thereby does not exceed the greater of (i) $500,000,000 and (ii) 6.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(p)
Liens on cash advances in favor of the seller of any property to be acquired in connection with an Investment permitted by Section 6.04 or, to the extent related to any of the foregoing, to be applied against the purchase price for such Investment, or consisting of an agreement to dispose of any property in a disposition permitted by Section 6.05, in each case, solely to the extent such Investment or disposition, as applicable, would have been permitted on the date of the creation of such Lien;
(q)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.04;
(r)
[reserved];
(s)
Liens on cash and Cash Equivalents deposited to discharge, redeem or defease Indebtedness and on any cash and Cash Equivalents held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof; and
(t)
possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments.

For purposes of determining compliance with this covenant (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the above clauses of this Section 6.02 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the above clauses of this Section 6.02 the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02, and at the time of such incurrence, classification or reclassification, the Borrower will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in any of the above clauses of this Section 6.02 in a manner that complies with this Section 6.02 and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred, classified or reclassified pursuant to any other clause (or any portion thereof) at such time. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of Qualified Equity Interests of the Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies of such Indebtedness.

SECTION 7.03.
Fundamental Changes. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve or sell, transfer, lease or otherwise dispose of all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole (any of the foregoing, a “Fundamental Change Transaction”), except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (i) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity or the surviving entity (the “Successor Borrower”) (A) is organized under the laws of the United States, any State thereof or the District of Columbia, (B) expressly assumes the Borrower’s obligations under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, (C) each Subsidiary Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Collateral Agreement and, if reasonably requested by the Administrative Agent, each other Security Document to which such Subsidiary Loan Party is a party confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger of consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) such Successor Borrower shall have delivered all information requested pursuant to Section 5.01(f), (F) the Administrative Agent shall have received such customary certificates and opinions relating to the Successor Borrower becoming the Borrower under this Agreement as it shall have reasonably requested and (G) the conditions set forth in Section 4.02(b) shall have been satisfied as of the time of such merger or consolidation (it being agreed that the representations and warranties referred to in Section 4.02(b) shall be made by such Successor Borrower after giving effect to such merger or consolidation) (it being understood that, if the foregoing conditions in clauses (A) through (G) are satisfied, then the Successor Borrower will automatically succeed to, and be substituted for, the Borrower under this Agreement), (ii) any Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party, (iii) any Restricted Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 (other than clause (b)(y) of such Section) in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) (A) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (B) any Restricted Subsidiary may liquidate or dissolve into, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to, the Borrower or any other Restricted Subsidiary; provided that if the Restricted Subsidiary that is so liquidating or dissolving, or selling, transferring, leasing or otherwise disposing all or substantially all of its assets, is a Loan Party, then the Person into which such Restricted Subsidiary is so liquidating or dissolving, or to which such Restricted Subsidiary is selling, transferring, leasing or otherwise disposing all or substantially all of its assets, shall also be a Loan Party, and (v) the Borrower and Restricted Subsidiaries may make sales, transfers, leases or other dispositions permitted by Section 6.05 (other than clause (b)(y) of such Section); provided that any such merger or consolidation described in clause (i), (ii) or (iii) of this Section 6.03(a) involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04.
(b)
The Borrower will not, and the Borrower will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Effective Date and businesses reasonably related, incidental, complementary or ancillary thereto.
SECTION 7.04.
Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior to such merger or consolidation) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (any of the foregoing, an “Investment”), except:
(a)
cash and Cash Equivalents;
(b)
Permitted Acquisitions; provided that the aggregate amount of cash consideration paid in respect of any Investment pursuant to this clause (b) that is an Investment in the Equity Interests of any Person that does not become a Loan Party, or that is an Investment in assets by a Restricted Subsidiary that is not a Subsidiary Loan Party, shall not exceed, at the time such Investment is made and after giving effect thereto, (x) the greater of (1) $400,000,000 and (2) 5.25% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended, plus (y) an additional amount, if, subject, in the case of a Limited Condition Transaction, to Section 1.07, (A) immediately before and after giving effect thereto, no Event of Default has occurred and is continuing and (B) the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Borrower, does not exceed 4.00 to 1.00 as of such day;
(c)
(i) Investments existing on the date hereof in the Restricted Subsidiaries and (ii) other Investments existing on the date hereof and set forth on Schedule 6.04(c) and, in the case of each of the foregoing clauses (i) and (ii), any modification, replacement, renewal, reinvestment or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.04 and (y) the terms of any such Investment are not otherwise modified from the terms that are in effect as of the date hereof in a manner that is materially adverse to the Lenders, unless otherwise permitted by this Section 6.04;
(d)
(x) Investment by the Borrower and the Restricted Subsidiaries in Equity Interests of any other Restricted Subsidiary; provided that (i) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of the definition of the term “Collateral and Guarantee Requirement” and (ii) the aggregate outstanding amount of such Investment made by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with, without duplication, outstanding intercompany loans and advances permitted under subclause (ii) of the proviso to clause (e) of this Section and outstanding Guarantees permitted under the proviso to clause (f) of this Section) shall not exceed, as of the date that any such Investment is made, the greater of (A) $~~500,000,000~~650,000,000 and (B) ~~6.50~~8.50% of Consolidated Total Assets determined as of the last day of the fiscal year quarter of the Borrower most recently ended (in each case determined without regard to any write-downs or write-offs), (y) Investments among the Borrower and the Restricted Subsidiaries for purposes of funding payments under the Loan Documents in respect of scheduled interest and amortization payments and prepayments pursuant to Section 2.11(c) or (d) and (z) Investments set forth on Schedule 6.04(d);
(e)
loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the aggregate outstanding amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties (together with, without duplication, outstanding Investments permitted under subclause (ii) of the proviso to clause (d) of this Section and outstanding Guarantees permitted under the proviso to clause (f) of this Section) shall not exceed, as of the date that such loan or advance is made, the greater of (A) $~~500,000,000~~650,000,000 and (B) ~~6.50~~8.50% of Consolidated Total Assets determined as of the last day of the fiscal quarter of the Borrower most recently ended (in each case determined without regard to any write-downs or write-offs);
(f)
Guarantees of Indebtedness that is permitted under Section 6.01, in each case of the Borrower or any Restricted Subsidiary; provided that the total of the aggregate principal amount of Indebtedness and the aggregate amount of other obligations, in each case of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with, without duplication, outstanding Investments permitted under subclause (ii) of the proviso to clause (d) of this Section and outstanding intercompany loans and advances permitted under subclause (ii) to the proviso to clause (e) of this Section) shall not exceed, as of the date that such loan or advance is made, the greater of (A) $~~500,000,000~~650,000,000 and (B) ~~6.50~~8.50% of Consolidated Total Assets

determined as of the last day of the fiscal quarter of the Borrower most recently ended (in each case determined without regard to any write-downs or write-offs);
(g)
loans or advances to officers, directors, consultants or employees of the Borrower or any Restricted Subsidiary not exceeding $15,000,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);
(h)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;
(i)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or in exchange for any other Investment or accounts receivable held by the Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgements or pursuant to any plan of reorganization or similar arrangement, including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, in each case in the ordinary course of business;
(j)
Investments in the form of Hedging Agreements permitted by Section 6.07;
(k)
Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Borrower or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;
(l)
Investments resulting from pledges or deposits described in clause (c), (d) or (n) of the definition of the term “Permitted Encumbrance”;
(m)
Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(n)
Investments that result solely from the receipt by the Borrower or any Restricted Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(o)
receivables, advances, loans, extensions of credit or other trade payables owing to the Borrower or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Restricted Subsidiary deems reasonable under the circumstances;
(p)
(i) Fundamental Change Transactions permitted under Section 6.03 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries and (ii) to the extent constituting an Investment, transactions otherwise permitted by Sections 6.01 (other than clauses (d) and (e) of such Section), 6.02 and 6.08;
(q)
Guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;
(r)
Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests or from the proceeds of the issuance of Qualified Equity Interests;
(s)
loans or advances to any Restricted Subsidiary reflecting non-cash intercompany allocations of overhead and other parent-level costs in accordance with the Borrower’s customary allocation practices;
(t)
customary Investments in connection with Permitted Receivables Facilities;
(u)
so long as no Event of Default has occurred and is continuing or would result therefrom, other Investments by the Borrower or any Restricted Subsidiary in an aggregate amount, including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investments), not exceeding, at the time such Investments are made and immediately after giving effect thereto, the sum of (i) $500,000,000 and (ii) the Available Amount at such time, for all such Investments made or committed to be made from and after the Effective Date plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);
(v)
other Investments by the Borrower or any Restricted Subsidiary not otherwise permitted by this Section so long as at the time of the making of any such Investment made pursuant to this clause (v) and after giving effect thereto, (i) the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the fiscal quarter of the Borrower most recently ended, is less than or equal to 3.50 to 1.00 and (ii) no Event of Default shall have occurred and be continuing or would result therefrom;
(w)
(x) Investments in prepaid expenses and negotiable instruments held for collection and other similar deposits and Investments with respect to leases, utility, workers compensation, purchase agreements and other performance obligations, in each case, arising in the ordinary course of business, and (y) Guarantees of the foregoing; and
(x)
Investments consisting of the indorsement by the Borrower or any Restricted Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;
(y)
non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;
(z)
Investments in any joint venture (in its Equity Interests or otherwise) and Unrestricted Subsidiaries not exceeding $~~50,000,000~~100,000,000 in the aggregate outstanding at any time;
(aa)
~~[reserved]~~the purchase of any Permitted Call Spread Transaction by the Borrower and the performance of its obligations thereunder;
(bb)
[reserved];
(cc)
[reserved];
(dd)
Investments consisting of licensing of intellectual property pursuant to a joint marketing arrangement with other Persons;
(ee)
[reserved]; and
(ff)
Investments arising in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers.

Any Investment in any Person other than a Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to the applicable clause or clauses of this Section 6.04 set forth above.

The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by the applicable investor representing a payment or prepayment of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (iii) any investment in Equity Interests, including any capital contribution, shall be the fair market value (as determined in good faith by the Borrower) of such Equity Interests, minus any payments actually received by the applicable investor representing a return of capital of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any other Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the applicable investor shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), minus the amount of any portion of such Investment that has been repaid to such investor in cash or Cash Equivalents as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to such Investment after the date of such Investment. For purposes of this Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Borrower.

For purposes of determining compliance with this covenant, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses of this Section 6.04 but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments described in the above clauses of this Section 6.04, the Borrower may, in its sole discretion, classify (but, for the avoidance of doubt, not subsequently reclassify) such permitted Investment (or any portion thereof) in any manner that complies with this Section 6.04, and at the time of such classification will be entitled to only include the amount and type of such Investment (or any portion thereof) in any of the categories of permitted Investments described in the above clauses of this Section 6.04 in a manner that complies with this Section 6.04.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall the Borrower or any Restricted Subsidiary be permitted to transfer, sell, assign, lease or otherwise dispose of any Material Asset (other than non-exclusive licenses of Material Intellectual Property) to any Unrestricted Subsidiary. For the avoidance of doubt, no Unrestricted Subsidiary shall own any Material Assets (including any Material Intellectual Property) or license from any Person any Material Asset (including any Material Intellectual Property, other than a non-exclusive license of Material Intellectual Property).

SECTION 7.05.
Asset Sales. The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary Loan Party to issue any additional Equity Interest in such Subsidiary Loan Party (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary Loan Party in compliance with Section 6.04(d)) except:
(a)
sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries and (iv) cash and Cash Equivalents, in each case in the ordinary course of business;
(b)
(x) sales, transfers, leases and other dispositions to the Borrower or any Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09, and (y) to the extent constituting a disposition, Liens permitted by Section 6.02, transactions permitted by Section 6.03 (other than clauses (iii) and (v) of Section 6.03(a)), Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.08;

(c)
sales, transfers and other dispositions of, and discounts with respect to, accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;
(d)
leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(e)
licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;
(f)
dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Borrower or any Restricted Subsidiary;
(g)
dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;
(h)
sales, transfers, leases and other dispositions of assets (other than Equity Interests in a Subsidiary Loan Party unless all Equity Interests in such Subsidiary Loan Party (other than directors’ qualifying shares) are sold) that are not permitted by any other clause of this Section; provided that no Event of Default has occurred and is continuing or would result therefrom;
(i)
[reserved];
(j)
any disposition of Permitted Receivables Facility Assets in connection with a Permitted Receivables Facility;
(k)
the unwinding of any Hedging Agreement;
(l)
dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy or sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(m)
dispositions of assets listed on Schedule 6.05;
(n)
dispositions of non-core assets acquired in a Permitted Acquisition; provided that (i) such assets were identified to the Administrative Agent in writing as non-core assets within 30 days of the time that the applicable Permitted Acquisition was consummated, (ii) such disposition is consummated within one year after the date on which the applicable Permitted Acquisition was consummated and (iii) with respect to any such Permitted Acquisition, the aggregate fair market value of the assets disposed of in reliance on this clause (n) shall not exceed 25% of the aggregate consideration paid by the Borrower and its Restricted Subsidiaries in respect of such Permitted Acquisition;

(o)
dedications of, or the granting of easements, rights of way, rights of access and/or similar rights, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties that would not reasonably be expected to interfere in any material respect with the operations of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that upon reasonable request by the Borrower, the Administrative Agent shall subordinate its Mortgage on such real property to such easement, right of way, right of access or similar agreement in such form as is reasonably satisfactory to the Administrative Agent and the Borrower;
(p)
[reserved];
(q)
with respect to any leased real property, dispositions to the landlord with respect to such leased real property of improvements made to such leased real property pursuant to customary terms in the ordinary course of business;
(r)
any exchange of assets for services or other assets of comparable or greater value or usefulness to the business of the Borrower or any Restricted Subsidiary in the ordinary course of business; and
(s)
the disposition, abandonment, cancellation or lapse of intellectual property which, in the reasonable determination of the Borrower, are not material to the conduct of the business of the Borrower and Restricted Subsidiaries, taken as a whole, or are no longer economical to maintain in light of their respective use, in the ordinary course of business;

provided that (x) all sales, transfers, leases and other dispositions permitted by clause (h) shall be made for fair value (provided, that the Borrower and the Restricted Subsidiaries may sell, transfer, lease or otherwise dispose of assets having an aggregate fair value, for any calendar year, of $1,000,000 or less without being subject to the requirements of this clause (x)) and (y) all sales, transfers, leases and other dispositions permitted by clause (h) shall be for at least 75% cash consideration payable at the time of such sale, transfer or other disposition; provided, further, that (i) any consideration in the form of Cash Equivalents that are disposed of for cash consideration within 30 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrower and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (x) $200,000,000 and (y) 2.50% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

For purposes of determining compliance with this covenant, (A) a disposition need not be permitted solely by reference to one category of permitted disposition (or any portion thereof) described in the above clauses of this Section 6.05 but may be permitted in part under any combination thereof and (B) in the event that a disposition (or any portion thereof) meets the criteria of one or more of the categories of permitted disposition (or any portion thereof) described in the above clauses of this Section 6.05, the Borrower may, in its sole discretion, classify (but, for the avoidance of doubt, not subsequently reclassify) such permitted disposition (or any portion thereof) in any manner that complies with this Section 6.05, and at the time of such classification the Borrower will be entitled to only include the amount and type of such disposition (or any portion thereof) in any of the categories of permitted disposition (or any portion thereof) described in the above clauses of this Section 6.05 in a manner that complies with this Section 6.05.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall the Borrower or any Restricted Subsidiary be permitted to transfer, sell, assign, lease or otherwise dispose of any Material Asset (other than non-exclusive licenses of Material Intellectual Property) to any Unrestricted Subsidiary. For the avoidance of doubt, no Unrestricted Subsidiary shall own any Material Assets (including any Material Intellectual Property) or license from any Person any Material Asset (including any Material Intellectual Property, other than a non-exclusive license of Material Intellectual Property).

SECTION 7.06.
[Reserved]
SECTION 7.07.
Hedging Agreements. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of the Equity Interests or Indebtedness of the Borrower or any Restricted Subsidiary) ~~and~~, (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of the Borrower or any Restricted Subsidiary and (c) Permitted Call Spread Transactions.
SECTION 7.08.
Restricted Payments. The Borrower will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)
any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(b)
the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests or Disqualified Equity Interests permitted hereunder;
(c)
the Borrower may make Restricted Payments, not exceeding $50,000,000 during any fiscal year (with any unused amount of such base amount from any fiscal year available for use in the next succeeding two fiscal years following the use of the base amount permitted by this clause (c) in such succeeding fiscal year), pursuant to and in accordance with stock option plans or other benefit plans approved by the Borrower’s board of directors for directors, officers or employees of the Borrower and the Restricted Subsidiaries;
(d)
(x) the Borrower and any Restricted Subsidiary may make cash payments in lieu of the issuance of fractional shares upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower or any Restricted Subsidiary or upon conversation or exchange into Equity Interests in the Borrower or any Restricted Subsidiary, and (y) the Borrower and any Restricted Subsidiary may make cash payments to dissenting stockholders pursuant to applicable law;
(e)
the Borrower may repurchase Equity Interests upon the exercise of stock options, warrants or equity-based awards if such Equity Interests represent a portion of the exercise price of such stock options, warrants or equity-based awards;
(f)
concurrently with any issuance of Qualified Equity Interests, the Borrower may redeem, purchase or retire any Equity Interests of the Borrower using the proceeds of, or convert or exchange any Equity Interests of the Borrower for, such Qualified Equity Interests;
(g)
so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower and any Restricted Subsidiary may make Restricted Payments not otherwise permitted by this Section in an aggregate amount not to exceed the greater of (x) $300,000,000 and (y) 5.00% of Consolidated Total Assets as of the last day of the fiscal quarter of the Borrower most recently ended;
(h)
so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower and any Restricted Subsidiary may make Restricted Payments not otherwise permitted by this Section in an aggregate amount not to exceed, at any time, the Available Amount at such time; provided that, after giving effect to any such Restricted Payment, the Total Net Leverage Ratio, recomputed on a Pro Forma Basis as of the last day of the fiscal quarter of the Borrower most recently ended shall not be greater than 4.00 to 1.00;
(i)
the Borrower may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any

Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof);
(j)
the Borrower may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares)) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof;

~~(i) [reserved]~~

~~(j) [reserved]~~

(k)
the Borrower may make annual ordinary dividends in an aggregate amount not to exceed $200,000,000 during any fiscal year (with any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year following the use of the base amount permitted by this clause (k) in such succeeding fiscal year);
(l)
the Borrower may make additional Restricted Payments not otherwise permitted by this Section so long as at the time of the making of any such Restricted Payment pursuant to this clause (l) and after giving effect thereto, (i) the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the fiscal quarter of the Borrower most recently ended, is less than or equal to 3.50 to 1.00 and (ii) no Event of Default shall have occurred and be continuing or would result therefrom;
(m)
the Borrower and each Restricted Subsidiary may pay withholding or similar Taxes payable by any future, present or former employee, director or officer (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options, warrants or equity-based awards;
(n)
[reserved];
(o)
to the extent constituting Restricted Payments, the Borrower and Restricted Subsidiaries may make payments to counterparties under Hedging Agreements entered into in connection with the issuance of convertible or exchangeable debt; and
(p)
to the extent constituting Restricted Payments, transactions permitted by Sections 6.03 and 6.09.

For purposes of determining compliance with this covenant, (A) a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in the above clauses of this Section 6.08 but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted

Restricted Payments described in the above clauses of this Section 6.08, the Borrower may, in its sole discretion, classify (but, for the avoidance of doubt, not subsequently reclassify) such permitted Restricted Payment (or any portion thereof) in any manner that complies with this Section 6.08, and at the time of such classification the Borrower will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in any of the categories of permitted Restricted Payments described in the above clauses of this Section 6.08 in a manner that complies with this Section 6.08.

SECTION 7.09.
Transactions with Affiliates. The Borrower will not, nor will it permit any Restricted Subsidiary to enter into any transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among (i) the Borrower and the Subsidiary Loan Parties (or any Restricted Subsidiary that, upon consummation of such transaction, will become a Subsidiary Loan Party) not involving any other Affiliate or (ii) Subsidiaries that are not Subsidiary Loan Parties, (c) loans or advances to employees permitted under Section 6.04(g), (d) payroll, travel and similar advances to cover matters permitted under Section 6.04(h), (e) the payment of reasonable fees to directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or the Restricted Subsidiaries in the ordinary course of business, (f) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (g) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Restricted Subsidiary and any employee thereof and approved by the Borrower’s board of directors, (h) any Restricted Payment permitted by Section 6.08, (i) transactions described in Schedule 6.09 and (j) transactions effected as part of a Permitted Receivables Facility.
SECTION 7.10.
Restrictive Agreements. The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, any Permitted Pari Passu Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Alternative Incremental Facility Debt, any Customer Financing Guarantee, the obligations under which constitute Secured Customer Financing Obligations, and any Refinancing Indebtedness in respect of any of the foregoing, (B) restrictions and conditions imposed by the Senior Unsecured Notes Documents as in effect on the date hereof or any agreement or document evidencing Refinancing Indebtedness permitted under clause (b) of Section 6.01; provided that the restrictions and conditions contained in any such agreement or document, taken as a whole, are not less favorable in any material respect to the Lenders than the restrictions and conditions imposed by the Senior Unsecured Notes Documents, (C) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of the Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the date hereof and identified on Schedule 6.10 (or to any extension or renewal of, or any amendment, modification or replacement not expanding the scope of, any such restriction or condition), (F) restrictions and conditions imposed by the documents governing any Indebtedness of any Foreign Subsidiary permitted by Section 6.01(s); provided that such restrictions and conditions apply only to such Foreign Subsidiary and its Affiliates that are Foreign Subsidiaries and (G) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility; (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (f) or (g) of Section 6.01 if such restrictions and conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof; and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by Section 6.01 if such restrictions and conditions apply only to such Restricted Subsidiary.
SECTION 7.11.
Amendment of Material Documents. The Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify, waive, terminate or release its certificate of incorporation, bylaws or other organizational documents if the effect of such amendment, modification, waiver, termination or release would be adverse in any material respect to the Lenders.

~~SECTION 6.12. [Reserved].~~

SECTION 7.12.
Prohibited Amendments. The Borrower will not, directly or indirectly, amend, waive or otherwise modify this Agreement or any other Loan Document in a manner that would:
(a)
subordinate (or would have the effect of subordinating) (i) the Lien on the Collateral securing the Obligations to any Lien on the Collateral securing any other Indebtedness or (ii) any of the Obligations in right of payment to any other Indebtedness, other than, in each case, (A) Liens in respect of Indebtedness so long as such Indebtedness is offered ratably on the same terms and economics to all Lenders of each affected Class and 66 2/3% of the Lenders of such Class consent thereto or participate therein or (B) with the written consent of each Lender adversely affected thereby; or

(b)
modify (or would have the effect of modifying) (i) this Section 6.12 or (ii) the last paragraph of any of Section 6.01, Section 6.04 or Section 6.05, in each case without the written consent of each Lender.
SECTION 7.13.
Senior Secured Net Leverage Ratio. Solely with respect to the Revolving Commitments and the Revolving Exposure, the Borrower will not permit the Senior Secured Net Leverage Ratio as at the last day of any period of four consecutive fiscal quarters ending with any fiscal quarter set forth below to exceed the ratio set forth opposite such date:

Fiscal Quarter

Senior Secured Net Leverage Ratio

March 31, 2025

2.75 to 1.00

June 30, 2025

2.75 to 1.00

September 30, 2025

2.75 to 1.00

December 31, 2025

2.75 to 1.00

March 31, 2026

2.75 to 1.00

June 30, 2026

2.50 to 1.00

September 30, 2026

2.50 to 1.00

December 31, 2026 and thereafter

2.00 to 1.00

SECTION 7.14.
Changes in Fiscal Periods. The Borrower will neither (a) permit its fiscal year or the fiscal year of any Restricted Subsidiary to end on a day other than December 31, nor (b) change its method of determining fiscal quarters.

Notwithstanding anything in this Article VI or otherwise in this Agreement to the contrary, during the continuance of an Investment Grade Ratings Period, the limitations set forth in Sections 6.04, 6.05 and 6.08 shall cease to apply to the Borrower and the Restricted Subsidiaries; provided that (a) no Default or Event of Default has occurred and is continuing, (b) no Term Loans are outstanding and (c) no Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness, in each that is secured by a Lien on any assets of the Borrower or any Subsidiary Loan Party is outstanding (unless such Lien is contemporaneously released and remains released during the continuance of such Investment Grade Ratings Period).

ARTICLE VIII

Events of Default

If any of the following events (each such event, an “Event of Default”) shall occur:

(a)
the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement (unless such LC Disbursement is financed with an ABR Borrowing or Swingline Loan as permitted by Section 2.05(e)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)
any representation, warranty or written statement made or deemed made by the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any written report, certificate, financial statement or other information furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)
the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.10 or in Article VI; provided that any failure to observe or perform any covenant set forth in Section 6.13 shall not constitute an Event of Default with respect to the Term Loans, and the Term Loans may not be accelerated as a result of such failure, until the date on which the Revolving Commitments have been terminated and the Revolving Loans (if any) have been accelerated, in each case, by a Majority in Interest of the Revolving Lenders;
(e)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Borrower;
(f)
the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Material Indebtedness);
(g)
any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging

Agreement the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) ~~or~~, (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01~~;~~ or (iii) any redemption, repurchase or conversion of, or exchange for, Indebtedness that is convertible into Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property) so long as, in the case of this clause (iii), such redemption, repurchase, conversion or exchange does not result from a default under the applicable Indebtedness instrument or an event of the type that constitutes an Event of Default;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or in clause (h) of this Article;
(j)
the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)
one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the reasonable opinion of the Administrative Agent, such insurer is financially sound) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;
(l)
an ERISA Event shall have occurred that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in, a Material Adverse Effect;
(m)
any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in Section 9.14 or (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (B) file Uniform Commercial Code continuation statements;
(n)
any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;
(o)
a Change in Control shall occur; or
(p)
any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;

then, and in every such event (other than (x) an event with respect to the Borrower described in clause (h) or (i) of this Article and (y) an event described in clause (d) of this Article with respect to any failure to observe or perform any covenant set forth in Section 6.13 prior to the termination of the Revolving Commitments and the acceleration of the Revolving Loans, as described below), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of

LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in clause (d) of this Article with respect to any failure to observe or perform any covenant set forth in Section 6.13, the Administrative Agent shall, at the request of the Majority of Interest of the Revolving Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (B) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower owing to the Revolving Lenders hereunder, shall become due and payable immediately and (C) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

If, upon the occurrence and during the continuation of an Event of Default, there are any letters of credit outstanding under one or more Outside LC Facilities, then, during such period, the Secured Cash Management Obligations arising thereunder shall, solely for purposes of Section 5.02 of the Collateral Agreement, be deemed to be the sum of the aggregate stated amount of all letters of credit then outstanding under the Outside LC Facilities.

ARTICLE IX

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the generality of the foregoing, the Lenders and the Issuing Banks hereby expressly authorize the Administrative Agent to execute any and all documents (including releases and intercreditor agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower or any Lender as a result of, any determination of the Revolving Exposure or the component amounts thereof or of the Weighted Average Yield.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Borrower (provided that no consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) (solely with respect to the Borrower) or (i) (solely with respect to the Borrower) of Article VII has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and each Issuing Bank represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in participating as a Lender or an Issuing Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purposes of investing in the general performance or operations of the Borrower or for the purpose of purchasing, acquiring or holding any other type of financial instrument, such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the Federal or state securities laws), (c) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or an Issuing Bank, and to make, acquire or hold Loans or Letters of Credit hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide the other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decisions to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the

purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Secured Hedging Obligations no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, and no Customer Financing Guarantee, the obligation under which constitute Secured Customer Financing Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement, arrangement in respect of Cash Management Services or Customer Financing Guarantee, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Co-Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (a) in connection with the Loans, the Letters of Credit or the Commitments, such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of (i) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code or (iii) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (c) (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (d) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (a) in the immediately preceding paragraph is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (d) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: (a) none of the Administrative Agent and the Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (b) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (c) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (d) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (e) no fee or other compensation is being paid directly to the Administrative Agent and the Arrangers and their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (a) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (b) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (c) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Each Lender (which term, for purposes of this paragraph, shall be deemed to include Issuing Banks) hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day (or such later date as the Administrative Agent may, in its sole discretion, specify in writing) thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative

Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE X

Miscellaneous
SECTION 10.01.
Notices. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)
if to the Borrower, to it at 1007 Market Street, Wilmington, Delaware 19899, Attention of ~~Mark Staub~~Matthew J. McColgan (email: ***);
(ii)
if to the Administrative Agent, to JPMorgan Chase Bank, N.A., ~~500~~Loan and Agency Services Group, 4041 Ogletown Stanton ~~Christiana~~ Road, ~~NCC5,~~ Floor ~~1~~2, Newark, Delaware ~~19713-2107~~19713, Attention of ~~Veronica Behmke (Fax No.: 12012443657@tls.ldsprod.com; email: veronica.behmke@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5, Floor 1, Newark, Delaware 19713-2107, Attention of Mark-Jonathan Seya (Fax No.: 12012443657@tls.ldsprod.com; email: mark-jonathan.seya~~Matthew Pancoast (email:***);
(iii)
if to any Issuing Bank, to it at its address or email (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address or email (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);
(iv)
if to any Swingline Lender, to it at (A) in the case of JPMorgan Chase Bank, N.A., ~~500~~Loan and Agency Services Group, 4041 Ogletown Stanton ~~Christiana~~ Road, ~~NCC5,~~ Floor ~~1~~2, Newark, Delaware ~~19713-2107~~19713, Attention of ~~Veronica~~

~~Behmke (Fax No.: 12012443657@tls.ldsprod.com; email: veronica.behmke@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5, Floor 1, Newark, Delaware 19713-2107, Attention of Mark-Jonathan Seya (Fax No.: 12012443657@tls.ldsprod.com; email: mark-jonathan.seya~~Matthew Pancoast (email: ***), and (B) in the case of any other Swingline Lender, to it at its address or email (or fax number) set forth in the applicable joinder agreement contemplated by the definition of “Swingline Lender”; and
(v)
if to any other Lender, to it at its address or email (or fax number) set forth in its Administrative Questionnaire.

Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.

(b)
Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)
Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d)
Platform. The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, as to the adequacy of the Platform and each such Person expressly disclaims any liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Administrative Agent or any of its Related Parties.
(e)
Disqualified Institutions. Notwithstanding Section 9.01(a), the Borrower agrees to notify the Administrative Agent of any update to the list of Disqualified Institutions in writing at the following address: JPMDQ_Contact@jpmorgan.com.
SECTION 10.02.
Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)
Except as provided in Sections 2.21, 2.22, 2.23 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(c), which shall only require the consent of the Required Lenders), or reduce any fees payable hereunder, in each case without the written consent of each Lender affected thereby, (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment, or the required date of reimbursement of any LC Disbursement, or any scheduled date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (vi) release or otherwise limit all or substantially all of the value of the Guarantees provided by the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof) under the Collateral Agreement, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (viii) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to, or the Collateral of, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class, (ix) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(e) without the written consent of such SPV, (x) change the rights of the Tranche B~~-3~~-4 US$ Term Lenders or the Tranche B-3 Euro Term Lenders to decline mandatory prepayments as provided in Section 2.11 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Incremental Facility Amendment, without the written consent of Tranche B~~-3~~-4 US$ Term Lenders, Tranche B-3 Euro Term Lenders or Additional Lenders of such Class, as applicable, holding a majority of the outstanding Tranche B~~-3~~-4 US$ Term Loans, Tranche B-3 Euro Term Loans or Incremental Term Loans of such Class, as applicable, or (xi) amend, modify or waive the provisions of Section 6.13 (including, in each case, any definition component thereof, but only as such definitions are used for purposes of Section 6.13, as applicable), Article VII (solely as it relates to any failure to observe or perform any covenant set forth in Section 6.13) or this clause (xi) without the written consent of the Majority in Interest of the Revolving Lenders (it being understood that any amendment, modification or waiver of this clause (xi) shall not require the consent of the Required Lenders); provided, further, that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as applicable, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Swingline Lender or any Issuing Bank stating that it objects to such amendment, (3) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.21, the extension of the Maturity Date as provided in Section 2.22 and the incurrence of Refinancing Revolving Commitments and Refinancing Term Loans as provided in Section 2.23, in each case without any additional consents and (4) no agreement referred to in the immediately preceding sentence shall waive any condition set forth in Section 4.02 without the written consent of the Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of an affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.02).
(c)
In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) or (viii) of paragraph (b) of this Section, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(g) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section)) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(g))) or the Borrower (in the case of all other amounts (including any amount payable pursuant to Section 2.11(g))), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected.
(d)
Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.
(e)
The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 10.03.
Expenses; Limitation of Liability; Indemnity; Etc. (a) The Borrower shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent (and any sub-agent thereof), each Arranger and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of single firm of counsel for the foregoing (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of a single firm of counsel for the foregoing (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing) and, in the case of an actual or perceived conflict of interest where any such Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may be include a single firm of special counsel acting in multiple jurisdictions) for such affected Person), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
None of the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) shall have any Liabilities (whether direct or indirect and whether based on contract, tort or any other theory and whether or not related to third party claims, intraparty claims, or the indemnification rights set forth in paragraph (c) below) to the Borrower, its Subsidiaries or any other Loan Party and its Subsidiaries and each Related Party of any of the foregoing for or in connection with any Covered Matter, except to the extent that such Liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have primarily resulted from the bad faith, gross negligence or willful misconduct of such Lender-Related Person. In addition to the foregoing, to the extent permitted by applicable law (i) none of the Borrower or any other Loan Party shall assert, and each of the Borrower and each other Loan Party hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liabilities are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (b)(ii) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)
The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of a single firm of counsel for all Indemnitees (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing) and, in the case of an actual or perceived conflict of interest where any such Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may be include a single firm of special counsel acting in multiple jurisdictions) for such affected Person), incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto) (clauses (i) through (iv), collectively, the “Covered Matters”); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any Liabilities or related expenses to the extent they (A) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnitee, (B) result from a claim brought by the Borrower or any Subsidiary of the Borrower against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document if the Borrower or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) result from a proceeding that does not involve an act or omission by the Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(d)
To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by it under paragraph (a) or (c) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, any Swingline Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, such Swingline Lender or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified Liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank, or any Swingline Lender in connection with such capacity; provided, further, that, with respect to such unpaid amounts owed to any Issuing Bank or any Swingline Lender in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank or any Swingline Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, unused Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).
(e)
All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 10.04.
Successors and Assigns. (a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment and delegation (x) of a Term Commitment or a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (y) of a Revolving Commitment or a Revolving Loan to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund in respect of a Revolving Lender and (2) if an Event of Default under clause (a), (b), (h) (solely with respect to the Borrower) or (i) (solely with respect to the Borrower) of Article VII has occurred and is continuing, for any other assignment and delegation; provided, further, that the Borrower shall be deemed to have consented to any such assignment and delegation unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (C) each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure and (D) each Swingline Lender, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure.
(i)
Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loans, $1,000,000 (or, if the applicable Term Loan is denominated in Euro, €1,000,000), unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) (solely with respect to the Borrower) or (i) (solely with respect to the Borrower) of Article VII has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (or, if the applicable Term Loan is denominated in Euro, €3,500); provided that (1) no such processing and recordation fee shall be payable in connection with the assignment or delegation of any Tranche B~~-3~~-4 US$ Term Loan or Tranche B-3 Euro Term Loan occurring on or prior to the date that is 30 days after the Effective Date in connection with the primary syndication of such Term Loans and (2) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(ii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).
(iii)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)
Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the

Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(v)
The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.
(c)
Participations. Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)
Certain Pledges. Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)
Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign and delegate all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.
(f)
Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement (including the definition of “Eligible Assignees”), any Lender may assign and delegate all or a portion of its Term Loans to any Purchasing Borrower Party (x) through open market purchases made by such Purchasing Borrower Party on a non-pro rata basis (subject to clause (v) below) or (y) otherwise pursuant to an Auction Purchase Offer in accordance with clauses (i) through (vii) below; provided that in the case of assignments and delegations made pursuant to the forgoing clause (y) (and, in the case of clause (v) below, the foregoing clause (x)):
(i)
no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)
each Auction Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this paragraph and the Auction Procedures;
(iii)
the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;
(iv)
for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure to a Purchasing Borrower Party;
(v)
any Term Loans assigned and delegated to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder (it being understood and agreed that (A) except as expressly set forth in any such definition, any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (B) any purchase of Term Loans pursuant to this paragraph (f) shall not constitute a voluntary prepayment of Term Loans for purposes of this Agreement);
(vi)
each Lender participating in any Auction acknowledges and agrees that in connection with such Auction, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction (“Excluded Information”), (2) such Lender has independently and, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent, the Auction Manager or any of their respective Affiliates, made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, its Subsidiaries, the Administrative Agent, the Auction Manger or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, its Subsidiaries, the Administrative Agent, the Auction Manger and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Auction further acknowledges that the Excluded Information may not be available to the Auction Manger or the other Lenders; and
(vii)
no Purchasing Borrower Party may use the proceeds from Revolving Loans to purchase any Term Loans.
(g)
Disqualified Institutions.
(i)
No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning or participating Lender entered into a binding agreement to sell and assign or participate, as the case may be, all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee shall not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 9.04(g)(i) shall not be void, but the other provisions of this Section 9.04(g) shall apply.

(ii)
If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of Section 9.04(g)(i), or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrower or any of its Affiliates or by the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Law, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Institution does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)
The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
SECTION 10.05.
Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arrangers, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount (other than contingent amounts not yet due) payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06.
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the commitment letter in respect of the credit facilities set forth herein and any related commitment advices submitted by the Lenders (but do not supersede any other provisions of such commitment letter or any related fee letters that do not, by the terms of such documents, terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender, such Issuing Bank or any such Affiliates, irrespective of whether or not such Lender, such Issuing Bank or any such Affiliate shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch or office of such Lender, such Issuing Bank or any such Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and any such Affiliate may have.
SECTION 10.09.
Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether based in contract, tort or any other theory and whether in law or equity) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)
The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether based in contract, tort or any other theory and whether in law or equity, against the Administrative Agent, any Arranger, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Arranger, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c)
The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER IN LAW OR EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12.
Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the list of Disqualified Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)); provided that no disclosure of Information may be made under this clause (f)(i) to any Disqualified Institution), (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document or (iii) any credit insurance provider relating to the Borrower and the Obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower or any Subsidiary. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 10.13.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank in respect of other Loans or LC Disbursement or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.
SECTION 10.14.
Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in the Collateral Agreement, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In addition to the foregoing, during the continuance of an Investment Grade Ratings Period, the Borrower may, by notice to the Administrative Agent, require that the security interests in the Collateral created by the Security Documents be released (and the requirements of Sections 5.03, 5.11 and 5.12 with respect to the Collateral shall cease to apply during such period); provided that (a) no Default or Event of Default has occurred and is continuing, (b) no Term Loans are outstanding and (c) no Alternative Incremental Facility Debt or Refinancing Term Loan Indebtedness, in each that is secured by a Lien on any assets of the Borrower or any Subsidiary Loan Party is outstanding (or are contemporaneously released); provided, further, that after the termination of the applicable Investment Grade Ratings Period, the security interests contemplated by the Security Documents shall be required to be reinstated not later than 60 days after such termination (or such longer period as agreed by the Administrative Agent in its sole discretion), and the Borrower will, and will cause each Subsidiary Loan Party to, take all actions that may be required under applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to thereafter be and remain satisfied, all at the expense of the Loan Parties. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.

SECTION 10.15.
USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective for the each Lender, each Issuing Bank and the Administrative Agent.
SECTION 10.16.
No Fiduciary Relationship. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 10.17.
Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.
(b)
The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the

Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to use commercially reasonable efforts to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.
SECTION 10.18.
Authorization to Distribute Certain Materials to Public-Siders; Security Clearances. (a) Notwithstanding anything in this Agreement or any Loan Document to the contrary, no Loan Party or Restricted Subsidiary shall be required to provide or deliver any information, give any notice or permit the Administrative Agent or any Lender or any of their respective representatives to visit and inspect its properties or to examine and make extracts from its books and records, if the Borrower reasonably determines that providing or delivering such information, giving such notice or granting such permission would reasonably be expected to (x) result in the withdrawal, revocation, suspension or other compromise of any security clearance of the Borrower or any of its Subsidiaries or any individual employed by or otherwise working for the Borrower or any of its Subsidiaries or (y) result in a violation of any Requirement of Law
(b)
The Borrower represents and warrants that each of Borrower and each Subsidiary either (x) has no registered or publicly traded securities outstanding or (y) files its financial statements with the SEC or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements provided under Sections 5.01(a) and 5.01(b) available to the Public Side Lender Representatives and (ii) agrees that at the time such financial statements are provided hereunder, such financial statements shall have already been made available to holders of its securities. The Borrower will not request that any other material be posted to Public Side Lender Representatives without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute MNPI or that the Borrower has no outstanding publicly traded securities, including Rule 144A securities. In no event shall the Administrative Agent post compliance certificates or budgets delivered hereunder to Public Side Lender Representatives.
SECTION 10.19.
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 10.20.
Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.